UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CROCS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CROCS, INC.
500 Eldorado Blvd., Building 5
Broomfield, Colorado 80021
____________________________________________________________________

NOTICE OF THE 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 9, 2026
____________________________________________________________________

To the Stockholders of Crocs, Inc.:

We will hold the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Crocs, Inc. on June 9, 2026, at 8:30 a.m. Eastern Time. The Annual Meeting will be held entirely online live via audio webcast. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/CROX2026, where you will be able to listen to the Annual Meeting live, submit questions, and vote. We believe the virtual Annual Meeting offers the same participation opportunities as an in-person Annual Meeting. We have held our annual meetings of stockholders by means of remote communication only (i.e., a virtual-only annual meeting) since 2020. Based on our experiences at those meetings, we believe our virtual Annual Meeting format offers stockholders the same opportunities to participate as an in-person Annual Meeting and allows us to provide consistent opportunities for engagement to all stockholders, regardless of their geographic location. Therefore, we plan to hold the Annual Meeting by means of remote communications only.

The Annual Meeting’s purpose is to:

1.elect the three Class III director nominees named in the proxy statement;

2.ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026;

3.hold an advisory vote to approve the compensation of our named executive officers;

4.approve the Crocs, Inc. 2026 Equity Incentive Plan; and

5.consider any other matters that properly come before the Annual Meeting or any postponement or adjournment thereof.

Only stockholders of record of our common stock at the close of business on April 13, 2026, are entitled to receive notice of, and to vote at, the Annual Meeting.

The list of stockholders entitled to vote at the Annual Meeting will be available for examination 10 days prior to the Annual Meeting at our principal executive office, 500 Eldorado Blvd., Building 5, Broomfield, CO 80021.

All stockholders are cordially invited to attend the Annual Meeting online. Whether or not you plan to attend the Annual Meeting online, please vote your shares as instructed in the Notice of Internet Availability of Proxy Materials (the “Notice”), over the Internet, or by telephone after your receipt of hard copies of the proxy materials, as promptly as possible. You may also request a paper proxy card or voting instruction form, as applicable, which will include a postage-paid envelope, to submit your vote by mail, as described in the Notice. You may also vote your shares online, and submit your questions, during the Annual Meeting. Instructions on how to vote while participating at the Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/CROX2026 and can be found in the proxy statement in the section entitled “Frequently Asked Questions About Voting and the Annual Meeting—How can I attend and vote at the Annual Meeting?”. Stockholders of record who attend the Annual Meeting online may withdraw their proxy and vote online if they so desire.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Sara Hoverstock
Sara Hoverstock Executive Vice President, Chief Legal Officer
Broomfield, Colorado
April 23, 2026

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Statements that refer to, among other things, industry trends, projections of our future financial performance, anticipated trends in our business, expected effects of our initiatives, strategies, and plans, and other characterizations of future events or circumstances are forward-looking statements. These statements, which express management’s current views concerning future events or results, use words like “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “plan,” “project,” “strive,” and future or conditional tense verbs like “could,” “may,” “might,” “should,” “will,” “would,” and similar expressions or variations. Forward-looking statements are subject to risks, uncertainties and other factors, which may cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, without limitation, those described in Part I - Item 1A. Risk Factors of our Annual Report on Form 10-K for the year ended December 31, 2025, (the “Annual Report”), elsewhere throughout the Annual Report, and those described from time to time in our past and future reports filed with the Securities and Exchange Commission. Caution should be taken not to place undue reliance on any such forward-looking statements. Moreover, such forward-looking statements speak only as of the date of this proxy statement. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements, except as required by applicable law.

No Incorporation By Reference

This proxy statement includes several website addresses and references to additional materials and reports found on those websites. These websites, materials, and reports are not incorporated by reference herein.

PROXY STATEMENT SUMMARY

This proxy statement is furnished to stockholders of Crocs, Inc., a Delaware corporation (the “Company,” “Crocs,” “we,” “us,” or “our”), in connection with the solicitation of our board of directors (the “Board”) of proxies to be voted at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”). This is a summary of the information contained in this proxy statement, but it does not contain all of the information you should review and consider. You should read all of the information in this proxy statement before voting.

Information about the Annual Meeting

Date:                   Tuesday, June 9, 2026
Time:                   8:30 a.m. Eastern Time
Place:                   www.virtualshareholdermeeting.com/CROX2026
Record Date:      April 13, 2026
Voting:                Stockholders of our common stock are entitled to vote

How to Vote

Internet:            www.proxyvote.com
Phone:                1-800-690-6903
Mail:    Complete, sign, and date your proxy card or voting instruction form and mail it in the enclosed postage-paid envelope
During the Annual Meeting:    Attend the Annual Meeting on June 9, 2026

Internet and telephone voting help reduce the impact on the environment and our costs in connection with the Annual Meeting. You may vote by internet or telephone 24 hours a day, 7 days a week, until 11:59 p.m. Eastern Time on June 8, 2026. You will also be able to vote your shares electronically during the Annual Meeting. Details about how to attend the Annual Meeting online and how to submit questions and cast your votes are posted at www.virtualshareholdermeeting.com/CROX2026 and can be found in this proxy statement in the section entitled “Frequently Asked Questions About Voting and the Annual Meeting—How can I attend and vote at the Annual Meeting?”. If you wish to revoke your proxy, see the information on page 9 of this proxy statement.

If you hold your shares in “street name” through a bank, broker or other holder of record, the record holder of your shares will send you voting instructions, which you must follow in order for your shares to be voted at the Annual Meeting. If you hold in street name and wish to attend the Annual Meeting and vote online, you should contact your broker, trustee, bank, or other holder of record to obtain your 16-digit control number or otherwise vote through your bank, broker, or other holder of record.

This proxy statement will first be made available to stockholders on or about April 23, 2026.

2025 Financial Highlights

•Revenues were $4,040.6 million for the year ended December 31, 2025, a 1.5% decrease compared to the year ended December 31, 2024. The decrease was due to the net effects of lower unit sales volume in the HEYDUDE Brand, partially offset by higher volume in the Crocs Brand, higher average selling price on a constant currency basis(1) (“ASP”) driven by the HEYDUDE Brand, and net favorable changes in exchange rates.
•We grew Crocs Brand revenues 1.5% in 2025 compared to 2024. HEYDUDE Brand revenues decreased 13.3% in 2025 compared to 2024.
•Gross margin was 58.3% in 2025 compared to 58.8% in 2024, a decrease of 50 basis points, primarily due to unfavorable duties for both brands as a result of incremental tariffs.
•Selling, general & administrative expenses (“SG&A”) were $1,469.4 million in 2025 compared to $1,364.3 million in 2024, primarily as a result of increased investment in talent and higher costs in the DTC channel. As a percent of revenues, SG&A increased to 36.4% of revenues compared to 33.3% in 2024.
•Asset impairments were $738.1 million, primarily driven by the partial impairment of the HEYDUDE indefinite-lived trademark and HEYDUDE Brand reporting unit goodwill.

•Income from operations was $149.5 million, including asset impairments of $738.1 million, for the year ended December 31, 2025, compared to income from operations of $1,021.9 million for the year ended December 31, 2024. Net loss was $81.2 million, or $1.50 per diluted share, compared to net income of $950.1 million, or $15.88 per diluted share, in 2024.
(1) Constant currency is a non-GAAP (as defined below) financial measure. For more information, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.

Proposals and our Board’s Voting Recommendations	Board Recommendation	Page
Election of Class III Directors (Proposal 1)
Thomas J. Smach	FOR	10
Beth J. Kaplan	FOR	10
Neeraj S. Tolmare	FOR	10
Ratification of our Independent Auditor (Proposal 2)	FOR	64
Advisory Vote to Approve the Compensation of our Named Executive Officers (Proposal 3)	FOR	65
Approval of the Crocs, Inc. 2026 Equity Incentive Plan (Proposal 4)	FOR	66

Proposal 1—Election of Class III Directors (page 10)

Name	Age	Primary Occupation	Committee Memberships	Independent
Thomas J. Smach	65	Co-Founding Partner of Riverwood Capital Management	Audit Committee and Compensation Committee	Yes
Beth J. Kaplan	68	Managing Member of Axcel Partners, LLC	Compensation Committee (Chair)	Yes
Neeraj S. Tolmare	52	SVP & Global Chief Information Officer for the Coca-Cola Company	Audit Committee	Yes

The Board recommends a vote “FOR” each of the Class III directors listed above.

Proposal 2—Ratify Independent Auditors (page 64)

In March 2026, the Audit Committee of our Board of Directors (our “Board”) approved the reappointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2026. Our Board is asking for stockholder ratification of this appointment at the Annual Meeting.

The Board recommends a vote “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2026.

Proposal 3—Advisory Vote to Approve Named Executive Officer Compensation (Advisory Say-on-Pay Vote) (page 65)

The objectives of our executive compensation program are to:

Align our executives’ compensation with our stockholders’ interests	Hold our executives accountable to stockholders	Assure that our total compensation program aligns with good corporate governance and is market competitive

Attract and retain exemplary executive talent who are able to succeed in our fast-paced, rapidly evolving company	Motivate our executives to achieve our financial and strategic business objectives by paying them for performance

GOVERNANCE BEST PRACTICES:

• Majority independent Board	• Reasonable change in control protections

• Fully independent Compensation Committee	• No excise tax gross-ups

• Independent compensation consultant to the Compensation Committee	• Reasonable severance benefits

• No compensation policies and programs that give rise to excessive risks	• Limited executive perquisites and benefits

• Annual advisory say-on-pay vote (receiving 97% support in 2025)	• No hedging or pledging of company stock permitted by directors, executive officers, or any other employee

• Robust stock ownership guidelines for both executive officers and directors	• No repricing of stock options or stock appreciation rights

• Portion of compensation tied to corporate responsibility and sustainability performance	• Majority vote director resignation policy

• Clawback of incentive-based compensation	• No single-trigger vesting of equity awards that are assumed in the event of a change in control

• Annual director review and skill assessment	• Regular executive sessions of independent directors

• Independent chairperson of the Board	• Committed to sustainable business practices

• Annual evaluation of Board and committee members

We are committed to a pay-for-performance philosophy.

•Approximately 88% of our Chief Executive Officer’s targeted 2025 compensation was in the form of performance-based cash or long-term equity awards.
•Based on our operating results in 2025, the Compensation Committee approved payouts of 95.4%, 94.3%, and 58.6% of target for the short-term cash incentive program (“STIP”) for the Enterprise, Crocs Brand, and HEYDUDE Brand scorecards, respectively. The Compensation Committee also approved a payout of 97.1% of target for the 2025 Adjusted EBIT Operating Margin (as defined herein) performance-based restricted stock units, which equity awards remain subject to an additional two years of service vesting before final payout. Collectively, these performance-based awards were earned by our executives as our Company strived to achieve improvements in financial and operational performance against pre-established performance goals set by the Compensation Committee.
•The Compensation Committee continued to use the same financial and non-financial metrics for the STIP scorecards, including predetermined objectives associated with strategic initiative performance and predetermined objectives associated with corporate responsibility and sustainability progress.
•In 2025, the Compensation Committee updated the structure of the performance-based restricted stock units (“PSUs”) in our long-term incentive program (“LTIP”). The changes were adopted after multiple discussions regarding the volatile and uncertain macroeconomic realities in which the Company operates. The Committee revised the 33% of the PSUs that were previously earned based on three-year cumulative revenue. These PSUs now annually measure revenue performance with achievement averaged over the three-year performance period. These averaged results are then subject to a three-year relative TSR modifier (as defined herein) to determine final PSU award payouts. The performance component of our 2025 LTIP was comprised of (1) PSUs earned based on the achievement of 2025 Adjusted EBIT Operating Margin performance, with any earned PSUs then vesting 33% upon satisfaction of the performance goal, and 33% vesting in each of the next two years, subject to continued service (the “2025 Adjusted EBIT Operating Margin PSUs”); and (2) PSUs earned based on the achievement of three separate one-year annual adjusted revenue targets, averaged over the three-year performance period (2025-2027), with a three-year relative TSR modifier applied to the entire performance period (the “2025-2027 Revenue/rTSR PSUs”). Any earned PSUs will cliff vest at the end of the three-year performance period, subject to continued service. Revenue targets for each of the three calendar years in the performance period are set annually by the Compensation Committee at the commencement of the calendar year to which they relate. Each of the 2025 Adjusted EBIT Operating Margin PSUs and Revenue/rTSR PSUs were weighted 33% of the total LTIP for each NEO, representing 67% of the total LTIP mix.
•The Committee maintained an extended vesting term for the Revenue/rTSR PSUs to ensure our most senior leaders have a heightened focus on our long-term performance goals and to further align with stockholder interests, while maintaining focus on Adjusted EBIT Operating Margin and senior leader retention.

Please see the “Compensation Discussion and Analysis” section below for more information on our executive compensation program.

The Board recommends a vote “FOR” the advisory vote to approve the compensation of the Company’s named executive officers.

Proposal 4—Approval of the Crocs, Inc. 2026 Equity Incentive Plan (page 66)

We are asking stockholders to approve the Crocs, Inc. 2026 Equity Incentive Plan (the “Plan”), which the Board has adopted, subject to stockholder approval, to continue making equity awards to directors, executives, and other employees and service providers. We believe that the effective use of equity incentive compensation has been, and will continue to be, integral to our success and aligns our compensation program with the interests of our stockholders. The Plan also demonstrates our commitment to sound corporate governance practices. Highlights of the Plan include:

•addition of 2,200,000 shares;
•no single-trigger vesting of equity awards that are assumed in the event of a change in control;
•no repricing of stock options without prior stockholder approval;
•no stock options with exercise prices below fair market value; and
•three-year average historical equity compensation utilization rate (“burn rate”) of 1.2%, which compares favorably to our peers requesting shares over the past three years and is lower than industry standards that average above 2%.

The Board recommends a vote “FOR” the approval of the Crocs, Inc. 2026 Equity Incentive Plan.

CROCS, INC.
500 Eldorado Blvd., Building 5
Broomfield, Colorado 80021
_______________________________________________________________________

2026 ANNUAL MEETING OF STOCKHOLDERS
_______________________________________________________________________

PROXY STATEMENT

FREQUENTLY ASKED QUESTIONS ABOUT VOTING AND THE ANNUAL MEETING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting, to be held on June 9, 2026, at 8:30 a.m. Eastern Time, online at www.virtualshareholdermeeting.com/CROX2026, or at any postponement or adjournment thereof. The Annual Meeting will be a completely virtual meeting, which will be conducted via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CROX2026 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Notice”), on your proxy card or on the instructions that accompanied your proxy materials. Only stockholders with a valid 16-digit control number will be able to attend the Annual Meeting, vote, and ask questions.

This proxy statement will first be made available to stockholders on or about April 23, 2026.

Under the rules of the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders over the Internet, rather than mailing printed copies. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, unless you request one as instructed in that notice. Instead, the Notice will instruct you as to how you may access and review the proxy materials on the Internet. We believe these rules allow us to provide our stockholders with the information they need, while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2026. This proxy statement and our 2025 annual report to stockholders are available at www.proxyvote.com.

What is contained in this proxy statement?

This proxy statement relates to proposals to be voted on at our Annual Meeting, the process for voting, our Board and committees of our Board, information about the compensation of our directors and certain executive officers for the year ended December 31, 2025, as well as other important information. We encourage you to read this entire proxy statement prior to voting your shares.

Who is entitled to vote?

Stockholders of record of our common stock at the close of business on April 13, 2026, are entitled to notice of, and to vote at, the Annual Meeting. On the record date, there were 50,042,127 shares of our common stock outstanding, for aggregate votes of 50,042,127 (or one vote per share) on all matters at the Annual Meeting.

The list of stockholders entitled to vote at the Annual Meeting will be available for examination 10 days prior to the Annual Meeting at our principal executive office, 500 Eldorado Blvd., Building 5, Broomfield, CO 80021.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, trustee, bank, or other holder of record to obtain your 16-digit control number or otherwise vote through the broker, trustee, bank, or other holder of record. Only stockholders with a valid 16-digit control number will be able to attend the Annual Meeting, vote, and ask questions. The Annual Meeting webcast will begin promptly at 8:30 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 8:15 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

What constitutes a quorum at the Annual Meeting?

A quorum is required to conduct business at the Annual Meeting. The holders of a majority of the voting power of the outstanding shares entitled to vote generally in the election of directors must be present in person, or by remote communication, or by proxy at the Annual Meeting in order for a quorum to exist. Abstentions and broker non-votes count as present for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker returns a proxy card but does not vote on one or more matters because the broker does not have the authority to do so without instructions from the beneficial owner. Shares represented by proxies that are marked withhold with respect to the election of our Class III directors will be counted as present in determining whether there is a quorum.

What am I voting on?

We are asking for your vote on the following proposals at the Annual Meeting:
1.The election of the three Class III director nominees named in this proxy statement to serve until the 2029 Annual Meeting of Stockholders.
2.Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.An advisory vote to approve the compensation of our named executive officers.
4.Approval of the Crocs, Inc. 2026 Equity Incentive Plan.

How do I vote?

Vote by Internet

If you are a stockholder of record, you may vote your proxy over the Internet by following the instructions on the Notice or, if you requested printed copies of our proxy materials, by following the instructions on the printed proxy card you received. Most beneficial stockholders (“street name” holders) may vote by accessing the website specified on the voting instruction forms provided by their brokers, trustees, banks or other nominees.

Vote by Telephone

If you are a stockholder of record, you may vote your proxy by touch-tone telephone from within the U.S. by following the instructions on the Notice or, if you requested printed copies of the proxy materials, by following the instructions on the printed proxy card. Most beneficial stockholders (“street name” holders) may vote by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks, or other nominees.

Vote by Mail

If you are a stockholder of record, you may vote your proxy by mail by requesting printed proxy cards, completing, signing, and dating the printed proxy cards and mailing them in the postage-paid envelope that will accompany the printed proxy materials. Beneficial owners (“street name” holders) may vote by completing, signing, and dating the voting instruction form provided and mailing it in the postage-paid envelopes accompanying the voting instruction form.

Vote online by attending the Annual Meeting

All stockholders as of the close of business on April 13, 2026, the record date, can vote online at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/CROX2026. If you are a beneficial owner who does not have a control number, you may gain access to the Annual Meeting by logging into your brokerage firm’s website and selecting the shareholder communications mailbox to link through to the Annual Meeting. Instructions should also be provided on the voting instruction card provided by your broker, trustee, bank, or other holder of record. Even if you plan to attend the Annual Meeting online, we recommend that you also vote either by Internet, by telephone, or by mail so that your vote will be counted if you later decide not to attend.

How can I attend and vote at the Annual Meeting?

The Annual Meeting will be held entirely online live via audio webcast. In structuring our virtual Annual Meeting, our goal is to enhance stockholder participation. We have designed the virtual Annual Meeting to provide stockholders with substantially the same opportunities to participate as if the Annual Meeting were held in person, and we believe the virtual Annual Meeting accomplishes this goal. We aim to provide a consistent experience to all stockholders regardless of their geographic location. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/CROX2026. If you were a stockholder as of the record date for the Annual Meeting and you have your 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials, you can vote at the Annual Meeting.

A summary of the information you need to attend the Annual Meeting online is provided below:

•To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
•The Annual Meeting webcast will begin promptly at 8:30 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 8:15 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
•The virtual meeting platform is fully supported across browsers (Chrome, Edge, Firefox, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CROX2026.
•Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/CROX2026 on the day of the Annual Meeting.
•If you want to submit your question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/CROX2026, type your question into the “Ask a Question” field, and click “Submit.”
•The question and answer session will also include questions submitted in advance of the Annual Meeting. You may submit a question in advance of the Annual Meeting at www.virtualshareholdermeeting.com/CROX2026.
•Questions pertinent to Annual Meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters and therefore will not be answered. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. We have designed the format of the virtual Annual Meeting to ensure that our stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting. Any questions pertinent to Annual Meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at the “Investor Relations” section of our website at www.crocs.com. The questions and answers will be available as soon as practical after the Annual Meeting and will remain available until one week after posting.

To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, trustee, bank or other holder of record to obtain your 16-digit control number or otherwise vote through the broker, trustee, bank or other holder of record. Only stockholders with a valid 16-digit control number, will be able to attend the Annual Meeting, vote, and ask questions.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

What vote is required for the proposals to pass?

If a quorum is present at the Annual Meeting, the following vote is required for approval of each matter to be voted on.

Proposal 1 - Election of Directors The three Class III director nominees receiving the highest number of “for” votes cast online at the Annual Meeting or by proxy at the Annual Meeting will be elected as directors. Proxies marked withhold and broker non-votes will have no effect on the outcome of this proposal. Cumulative voting is not permitted. See “Corporate Governance—Majority Vote Director Resignation Policy” (below) regarding the requirement that director nominees tender their resignation if they receive a greater number of votes “withheld” from their election than votes “for” such election.

Proposal 2 - Ratification of Appointment of Deloitte & Touche LLP The affirmative vote of a majority of the voting power of the shares present in person, or by remote communication, or by proxy and entitled to vote on the proposal is required for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal; however, brokers are entitled to vote on this proposal, and therefore, no broker non-votes are expected to exist in connection with this proposal.

Proposal 3 - Advisory Vote to Approve the Compensation of our Named Executive Officers The affirmative vote of a majority of the voting power of the shares present in person, or by remote communication, or by proxy and entitled to vote on the proposal is required to approve the advisory resolution to approve the compensation of our named executive officers. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Proposal 4 - Approval of the Crocs, Inc. 2026 Equity Incentive Plan The affirmative vote of a majority of the voting power of the shares present in person, or by remote communication, or by proxy and entitled to vote on the proposal is required to approve our Plan. Abstentions will have the effect of voting against this proposal. Broker non-votes will have no effect on the outcome of this proposal.

Approval of All Other Proposals With respect to any other matters properly brought before the Annual Meeting, the affirmative vote of a majority of the voting power of the shares present in person, or by remote communication, or by proxy and entitled to vote on such proposals will be the act of the stockholders. Abstentions will have the effect of voting against these proposals. Broker non-votes will have no effect on the outcome of these proposals.

What are the Board’s Recommendations?
Our Board’s recommendation is set forth together with the description of each proposal. In summary, our Board recommends a vote:

•FOR the election of each of the Class III director nominees (Proposal 1);

•FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026, (Proposal 2);

•FOR the advisory vote to approve the compensation of our named executive officers (Proposal 3); and

•FOR the approval of the Crocs, Inc. 2026 Equity Incentive Plan (Proposal 4).

What if I don’t provide voting instructions?

Whether or not you are able to personally attend the Annual Meeting online, you are encouraged to vote your shares as instructed in the Notice. Shares represented by properly executed methods, and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting as directed in the proxy. If no directions are specified, such proxies will be voted FOR each of Proposals 1, 2, 3, and 4, and in the best judgment of the proxy holders as to other matters that may properly come before the Annual Meeting.

If your shares are held in the name of a bank or brokerage firm, your bank or broker will send you a separate package describing the procedures and options for voting your shares. You should follow the instructions provided by your bank or brokerage firm. On routine matters, such as the ratification of the appointment of our independent registered public accounting firm, your broker will vote your shares for you at his or her discretion if you do not instruct your broker how to vote. For non-routine matters, which include all other matters to be voted upon at the Annual Meeting, your broker may not vote your shares without specific voting instructions from you.

Can I change my vote after I have voted?

Any stockholder giving a proxy has the power to revoke the proxy, or change the proxy, at any time before the proxy is voted at the Annual Meeting by (i) re-voting online at www.proxyvote.com or by telephone, (ii) sending another properly executed proxy bearing a later date or a written notice of revocation of the proxy to Corporate Secretary, Crocs, Inc., 500 Eldorado Blvd., Building 5, Broomfield, CO 80021, or (iii) attending the Annual Meeting online and voting by following the instructions at www.virtualshareholdermeeting.com/CROX2026.

Your attendance at the Annual Meeting online will not, by itself, constitute revocation of your proxy.

How will the votes be counted?

A representative of Broadridge, our inspector of election, will tabulate and certify the votes.

Who pays for the solicitation of proxies for the Annual Meeting?

Our Board is soliciting the proxies for the Annual Meeting. We will bear the entire cost of this proxy solicitation. We have retained the services of Okapi Partners LLC (“Okapi Partners”), a professional proxy solicitation firm, to aid in the solicitation of proxies. Okapi Partners may solicit proxies by personal interview, mail, telephone, facsimile, email or otherwise. We will pay Okapi Partners its customary fee, estimated to be approximately $11,500, plus reasonable out-of-pocket expenses incurred in the process of soliciting proxies. We may also reimburse brokers, custodians, nominees and other fiduciaries for normal handling charges incurred for forwarding proxy materials to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, email or otherwise by our directors, officers and other employees, who will receive no additional compensation for such services.

Why hold a virtual meeting?

We believe the virtual Annual Meeting offers the same participation opportunities as an in-person Annual Meeting. We have held our annual meetings of stockholders by means of remote communication only (i.e., a virtual-only annual meeting) since 2020. Based on our experiences at those meetings, we believe our virtual Annual Meeting format offers stockholders the same opportunities to participate as an in-person Annual Meeting and allows us to provide consistent opportunities for engagement to all stockholders, regardless of their geographic location. Therefore, we plan to hold the Annual Meeting by means of remote communications only.

How can I find the results of the voting after the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL 1 - ELECTION OF DIRECTORS
Board Composition
Our Board currently consists of nine members divided into three classes, with each director elected to a three-year term. Under our amended and restated bylaws, each of our directors holds office until his or her successor has been elected and qualified or until such director’s earlier resignation or removal.

Class III terms expire at the 2026 annual meeting:
Thomas J. Smach
Beth J. Kaplan
Neeraj S. Tolmare
Class I terms expire at the 2027 annual meeting:
Ronald L. Frasch
Andrew Rees
Charisse Ford Hughes
Class II terms expire at the 2028 annual meeting:
Ian M. Bickley
John B. Replogle
Douglas J. Treff
At each annual meeting of stockholders, the successors to directors whose terms expire at such meeting will be elected, or such directors will be re-elected, and will serve from the time of election and qualification until the third annual meeting following their election or until their successors are duly elected and qualified. The current authorized number of directors is nine. The authorized number of directors may be changed by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the Board can be filled by resolution of the Board.

Based on an in-depth performance evaluation and subsequent recommendation of the Governance and Corporate Responsibility Committee, the Board has nominated Messrs. Smach and Tolmare and Ms. Kaplan for re-election as Class III directors to serve for a three-year term expiring at the 2029 annual meeting of stockholders.

A stockholder cannot vote for more than three nominees. Each of the director nominees has consented to serve for a three-year term. We do not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or will not serve for any reason, all proxies will be voted for the election of a substitute nominee as the Board may recommend.

There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of our Company. There are no family relationships among our executive officers and directors.

Director Nomination Process and Director Qualifications

The Governance and Corporate Responsibility Committee’s process for identifying potential director candidates and the factors considered by the Governance and Corporate Responsibility Committee in evaluating potential candidates are described below. In identifying potential director candidates, the Governance and Corporate Responsibility Committee relies on recommendations from a number of sources, including current directors and officers. The Governance and Corporate Responsibility Committee may also hire outside consultants, search firms, or other advisors to assist in identifying director candidates. In the past, we have hired global executive search firms, to assist in identifying director candidates. We do not have a separate policy regarding director candidates recommended by stockholders, but the Governance and Corporate Responsibility Committee will consider director candidates recommended by stockholders on the same basis as it considers other candidates. Any stockholder wishing to recommend a candidate for consideration by the Governance and Corporate Responsibility Committee may do so by submitting a written recommendation to the Governance and Corporate Responsibility Committee in accordance with the procedures set forth under “Stockholder Proposals and Nominations.”

In evaluating a director candidate, our Governance and Corporate Responsibility Committee considers, among other things, the candidate’s judgment, knowledge, personal and professional integrity, ethics and values, expertise, business and industry experience, and other expertise, which is likely to enhance the Board’s ability to govern our affairs and business. The Governance and Corporate Responsibility Committee strives to nominate directors with a variety of complementary skills and personas so that, as a group, the Board will possess a broad perspective and the appropriate talent, experience, and expertise to oversee our business cohesively. The Governance and Corporate Responsibility Committee also takes into account independence requirements imposed by law or regulations (including the Nasdaq listing standards). In the case of director candidates recommended by stockholders, the Governance and Corporate Responsibility Committee may also consider the number of shares held by the recommending stockholder, the length of time that such shares have been held and the relationship, if any, between the recommending stockholder and the recommended director nominee.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE-NAMED NOMINEES FOR DIRECTOR.

Class III Director Nominees

Thomas J. Smach (Class III)
Mr. Smach, age 65, has served as the Chairperson of the Board since June 2011 and as a member of the Board since April 2005. Mr. Smach currently sits on the Audit and Compensation Committees. Since 2008, Mr. Smach has been a co-founding partner of Riverwood Capital Management, a private equity firm. From January 2005 to June 2008, Mr. Smach served as the Chief Financial Officer of Flextronics International (“Flextronics”) (NASDAQ: FLEX), a Nasdaq-listed electronics manufacturing services (“EMS”) provider. From April 2000 to December 2004, Mr. Smach served as Senior Vice President-Finance of Flextronics. From 1997 to April 2000, he served as the Senior Vice President, Chief Financial Officer and Treasurer of The Dii Group, Inc., an EMS provider and publicly-traded company that merged with Flextronics in early 2000. Mr. Smach has served on the board of various private and public companies in the United States and internationally. Mr. Smach is a certified public accountant (inactive).

Mr. Smach has extensive accounting and financial management experience having served as the chief financial officer of global public companies and on the boards of both public and private companies. In addition, Mr. Smach has significant experience with international manufacturing and business from his leadership positions at Riverwood Capital Management and Flextronics. This experience is useful in light of the Company’s distribution, logistics, manufacturing, and international operations. Mr. Smach also has substantial experience in mergers and acquisitions as well as capital market transactions. Further, Mr. Smach is well versed in SEC compliance and risk oversight, which makes him particularly well suited to serve on the Company’s Audit Committee and also as the Board’s Chairperson.

Beth J. Kaplan (Class III)
Ms. Kaplan, age 68, has served as a member of the Board since January 2020 and currently serves as the chair of the Compensation Committee. Since 2000, Ms. Kaplan has been the managing member of Axcel Partners, LLC, a venture capital firm investing in early stage and growth companies. Ms. Kaplan has also served on the board of Brilliant Earth Group, Inc. (NASDAQ: BRLT), a Nasdaq-listed digital-first jewelry company (“Brilliant Earth”), since October 2020, currently as chair of the Compensation Committee and also as a member of the Nominating and Corporate Governance Committee and the Audit Committee. Ms. Kaplan served on the Board of Directors of Rent the Runway, Inc. (“Rent the Runway”) (NASDAQ: RENT), a Nasdaq-listed e-commerce apparel company, from February 2014 to December 2025, where she served on both the Audit Committee and as chair of the Compensation Committee. Ms. Kaplan served as a Director of Howard Hughes Holdings Inc. (NYSE: HHH), a real estate development and management company, from January 2017 to September 2025, where she served as a member of the Audit Committee and as chair of the Nominating Committee. Ms. Kaplan served as a Venture Partner at Revolution Ventures, a venture capital firm, from 2021 to 2025. Ms. Kaplan served as a member of the Board of Directors of Meredith Corporation (NYSE: MDP), a publicly traded media conglomerate, from 2016 until 2021, where she served as the Chairperson of the Human Resource and Compensation Committee and as a member of the Finance/Audit Committee for the company. She has served on the boards of several early-stage growth companies, including Framebridge (which is owned by Graham Holdings) from 2016 to 2020. Ms. Kaplan served as President and Chief Operating Officer at Rent the Runway from May 2013 to 2015. Previous to this time, Ms. Kaplan served as President and Chief Merchandising and Marketing Officer, and as a director, at General Nutrition Centers (“GNC”) (NYSE: GNC), a health and wellness products retailer, from 2008 to 2011, where she played an integral role in GNC’s 2011 initial public offering. Prior to GNC, Ms. Kaplan served as Executive Vice President and General Manager at Bath & Body Works, LLC, a beauty care retailer, from 2002 to 2005, Executive Vice President of Marketing and Merchandising at Rite Aid Corporation (NYSE: RAD), an American drugstore chain, from 1996 to 1999, and President and General Manager of the U.S. Cosmetics and Fragrance division at The Procter & Gamble Company (NYSE: PG), a multinational consumer goods company from 1981 to 1996.

Ms. Kaplan has decades of executive experience in consumer products, retail, and digital commerce and brings valuable perspective to the Board and management in terms of understanding consumer trends, brand management and operational expertise. Ms. Kaplan also has public board experience, and serves on multiple audit and risk committees as well as compensation committees.

Neeraj S. Tolmare (Class III)	Mr. Tolmare, age 52, has served as a member of the Board since January 2024 and currently sits on the Company’s Audit Committee. Since September 2022, Mr. Tolmare has served as SVP & Global Chief Information Officer for the Coca-Cola Company (NYSE: KO), a global beverages company, which position he expects to vacate in June 2026. Prior to this time, Mr. Tolmare held the role of Chief Information Officer – Global Head of Digital & Innovation for the Coca-Cola Company from June 2018 to September 2022. Prior to his time at the Coca-Cola Company, Mr. Tolmare worked at Fortune 50 global technology companies, such as HP Inc. (NYSE: HPQ) from October 2012 to May 2018 and Cisco Systems (NASDAQ: CSCO) from October 2010 to September 2012, as well as at startups like Palm Inc., a company that specialized in manufacturing mobile devices and software from November 2008 to October 2010. He held various roles in these companies which focused on leading global technology, data and e-commerce functions enabling double-digit growth for their online businesses. He currently serves on the board of Morehouse School of Medicine in Atlanta.

Mr. Tolmare has more than 20 years of experience in leading technology teams and digital transformation initiatives across diverse industries.

Information About Continuing Directors

Class I Directors

Ronald L. Frasch (Class I)
Mr. Frasch, age 77, has served as a member of the Board since October 2006 and served as the Lead Director from November 2012 to January 2016. Mr. Frasch currently serves as the chair of the Governance and Corporate Responsibility Committee. In addition to his work with Crocs, Mr. Frasch has served on the board of Burberry Group plc (LSE: BRBY), a global luxury brand, since 2017 and is the founder of Ron Frasch Associates, an industry consulting firm incorporated in 2014. In addition to his consulting work, Mr. Frasch served as Operating Partner at Castanea Partners, a private equity firm, from February 2014 until June 2019. From June 2014 to June 2015, Mr. Frasch also served as a director of EVINE Live, Inc. (NASDAQ: EVLV), a Nasdaq-listed digital commerce company. Mr. Frasch served as President and Chief Merchandising Officer of Saks Fifth Avenue, a division of Saks, Inc. (“Saks”) (NYSE: SKS), a NYSE-listed luxury fashion retailer, from February 2007 until the merger of Saks with Hudson’s Bay Company in November 2013. From November 2004 until January 2007, Mr. Frasch held the position of Vice Chairperson and Chief Merchant of Saks Fifth Avenue and prior to this time, starting in January 2004, he was employed by Saks in a non-executive capacity. From April 2000 to January 2004, Mr. Frasch served as President and Chief Executive Officer of Bergdorf Goodman (a subsidiary of Neiman Marcus Group, Inc., a luxury retailer) and served as President of GFT North America (a subsidiary of Gruppo GFT, based in Turin, Italy, a global producer, marketer, and distributor of fine men’s and women’s clothing, sportswear, and furnishings) from 1996 to 2000. Mr. Frasch also served as President and Chief Executive Officer of Escada USA, a luxury women’s designer clothing company from 1994 to 1996.

Mr. Frasch has extensive executive expertise in the fashion retail industry, which is valuable to the Board and management in understanding the consumer retail and fashion industry, including current buying trends by our wholesale customers.

Andrew Rees (Class I)
Mr. Rees, age 59, has served as a member of the Board since June 2017 and is currently the Chief Executive Officer of Crocs, Inc., overseeing the brands’ global strategy and operations. Mr. Rees joined Crocs as President in June 2014, and became Chief Executive Officer in June 2017. Mr. Rees has more than 25 years of experience in the footwear and retail industry. Prior to joining Crocs, Mr. Rees served as Managing Director of L.E.K. Consulting in Boston where he founded and led the firm’s Retail and Consumer Products Practice for 13 years. While at L.E.K., a consulting firm, Mr. Rees served as a consultant for Crocs from 2013 to 2014, supporting the development and execution of the Company’s strategic growth plan. Previous to L.E.K., Mr. Rees served as Vice President of Strategic Planning and Vice President of Retail Operations for Reebok International, an American footwear and clothing brand. He also held a variety of positions at Laura Ashley, a British textile design company, from 1994 to 1996.

Mr. Rees has extensive executive expertise in the footwear and retail industry and day-to-day knowledge of Crocs operations as Chief Executive Officer.

Charisse Ford Hughes (Class I)
Ms. Ford Hughes, age 55, has served as a member of the Board since September 2020 and currently sits on the Compensation Committee. Ms. Ford Hughes served as the Senior Vice President, Chief Growth Officer of Kellanova (formerly known as Kellogg Company) (“Kellanova”) (NYSE: K), a multinational food manufacturing company, from May 2023 to June 2025, when it was acquired by Mars, Inc. Prior to this role, Ms. Ford Hughes served as the Senior Vice President and Chief Brand & Advanced Analytics Officer of Kellanova from March 2022 to May 2023. Before that, Ms. Ford Hughes served as the Senior Vice President and Global Chief Marketing Officer of Kellanova from September 2020 to March 2022. Before joining Kellanova, Ms. Ford Hughes served as Chief Marketing Officer for the Americas region of Pandora Jewelry, a Danish jewelry manufacturer and retailer, from January 2015 to September 2020. Ms. Ford Hughes has also held senior marketing and leadership positions at consumer brands including Estée Lauder Companies, Inc. (NYSE: EL), a multinational cosmetics company, from August 2005 to July 2014, Avon Products, Inc. (NYSE: AVP), a multinational cosmetics, skin care, perfume and personal care company, from 2001 to 2005, and the Sara Lee Corporation (NYSE: SLE), a major American producer of food products, from 1997 to 2001. Ms. Ford Hughes currently serves on the executive board of the Mobile Marketing Association (“MMA”), an industry body architecting a new future of marketing, in addition to serving as a board advisor to Prelude Growth Partners, an equity firm, and Pixability, a video advertising platform company. She earned an undergraduate degree in Finance from Howard University and her MBA in Finance and Marketing from the J.L. Kellogg School of Management at Northwestern University.

Ms. Ford Hughes has decades of executive experience in global brand strategy, marketing, consumer insights, retail, and digital commerce. Ms. Ford Hughes brings valuable perspective to the Board and management in terms of understanding consumer trends, brand management, data and digital marketing, and omni-channel retail.

Class II Directors

Ian M. Bickley (Class II)
Mr. Bickley, age 62, has served as a member of the Board since April 2015 and is currently a member of the Governance and Corporate Responsibility Committee. In addition to Crocs, Mr. Bickley has been serving on the Board of Directors of Vera Bradley (NASDAQ: VRA), a leading American designer of women’s handbags, luggage, and other travel items, since November 2024 and was appointed Chairman and Chief Executive Officer as of March 2026. Mr. Bickley served on the Board of Directors, Audit Committee, and as Chairman of the Nominating and Corporate Governance Committee of Brilliant Earth (NASDAQ: BRLT), an innovative, global leader in ethically sourced fine jewelry, from June 2021 to March 2026. He also served as a strategic advisor for Mycoworks Inc., a biotechnology company and pioneer in the development of alternative materials engineered from Fine Mycelium, from June 2021 to December 2025. From April 2019 to April 2023, Mr. Bickley served on the Board of Directors and Strategy Committee of Natura & Co. Holding S.A. ("Natura"), a Brazilian listed global beauty and cosmetics company. Later, from April 2023 until January 2024, Mr. Bickley served as the interim Chief Executive Officer and as a director of The Body Shop International Limited ("TBSI"), the original British natural and ethical beauty brand, which was owned by Natura and later sold to Aurelius Investment Advisory Limited ("Aurelius"), concurrent with Mr. Bickley's departure from TBSI. Subsequent to the sale of TBSI, it entered into administration in February 2024 under the control of Aurelius. Prior to his service at Natura, Mr. Bickley served as an Executive Officer of Tapestry, Inc. (“Tapestry”) (NYSE: TPR), a house of modern luxury lifestyle and accessory brands including Coach, Kate Spade, and Stuart Weitzman, until December 2018. Mr. Bickley held a number of executive roles at Tapestry (formerly Coach, Inc.) between 1993 and 2018. From July 2017 to December 2018, he served as President, Global Business Development and Strategic Alliances for Tapestry. Prior to his last role with Tapestry, he served as President, International Group for Coach from August 2013 to July 2017, President, Coach International from February 2006 to August 2013, President and Chief Executive Officer of Coach Japan from August 2001 to February 2006, Vice President, Coach Japan from 1997 to 2001 and other successively senior positions since joining in 1993.

Mr. Bickley brings more than 25 years of global multi-channel fashion and lifestyle brand building, distribution, and transformation experience to the Board. At Tapestry, Mr. Bickley was an important leader and architect in the global expansion of the Coach brand in addition to the transformation of the company into a global multi-brand business and organization with three brands, more than 21,000 employees, and distribution in over 70 countries. His experience provides the Board with significant perspective and insight into the development and transformation of global brands, multi-channel retailing, and emerging market and channel opportunities.

John B. Replogle (Class II)
Mr. Replogle, age 60, has served as a member of the Board since January 2024 and is currently a member of our Governance and Corporate Responsibility Committee. Since October 2017, Mr. Replogle has been a Founding Partner of One Better Venues, LLC, a venture capital firm focused on investing in consumer-centric businesses that have a positive impact on the world. He was CEO of Seventh Generation, Inc., a pioneer in the natural household cleaning category that was acquired by Unilever, from February 2011 to October 2017. Prior to this, he was CEO of Burt’s Bees, Inc., an iconic brand that scaled globally as the leader in natural personal care, from January 2006 to February 2011. Burt’s Bees was acquired by The Clorox Company (NYSE: CLX), a leading manufacturer of consumer and professional products, in 2007. Mr. Replogle was also the GM of Unilever’s Skin Care division from 2003 to 2006, and President of Guinness, a wholly owned subsidiary of Diageo, Plc. (NYSE: DEO), a global premium drinks company, from 1996 to 2003.

Mr. Replogle is a graduate of Dartmouth College and Harvard Business School. He currently serves on the Board of Elon University and also serves as a member of the Board of Directors for Grove Collaborative, Inc. (NYSE: GROV), a natural household and personal care beauty products company. He previously served on the Board of Directors for Wolfspeed, Inc. (NYSE: WOLF), a developer and manufacturer of wide-bandgap semiconductors, from 2014 to 2024. Additionally, he served on the Board of Dartmouth, and the Board of Directors for Sealy Corporation (NYSE: ZZ), a bedding company, from 2010 to 2013 prior to its acquisition by Tempur-Pedic.

Mr. Replogle brings decades of experience from serving in global leadership positions at major consumer brands.

Douglas J. Treff (Class II)	Mr. Treff, age 67, has served as a member of the Board since June 2016. He currently serves as chair of the Audit Committee. In November of 2025, Mr. Treff assumed the position of Chief Administrative and Financial Officer of World Vision International, an international relief and development organization. Prior to this, Mr. Treff served as the Senior Vice President and Chief Financial Officer of World Vision, Inc. from 2016 to 2024. He previously served as Executive Vice President and Chief Administrative Officer of Payless Holdings, Inc. (“Payless”), a footwear retailer, from September 2007 to July 2015 and also as its Chief Financial Officer from 2012 to 2015. Payless declared bankruptcy in 2017 subsequent to Mr. Treff’s departure. Mr. Treff also served as Executive Vice President and Chief Administrative Officer of Sears Canada Inc. (“Sears Canada”), a publicly-traded Canadian company affiliated with the American-based Sears department store chain, from 2006 to 2007, having been seconded to Sears Canada from Sears Holdings. In addition, Mr. Treff served as the Senior Vice President and Chief Financial Officer of Deluxe Corporation (NYSE: DLX), an American payments and business technology company, from 2000 to 2006. From 1990 to 2000, Mr. Treff held various leadership roles at Wilsons The Leather Experts Inc. (“Wilsons”), an apparel retailer, including serving as Vice President, Finance of Wilsons from 1993 to 1996 and as Chief Financial Officer and Assistant Secretary from 1996 to 2000.

Mr. Treff brings significant knowledge and expertise in accounting, finance, information technology, and operations in the global retail industry. As a chief financial officer or chief administrative officer for more than 20 years, Mr. Treff has extensive experience in SEC reporting, risk management and the footwear industry, which makes him well suited to serve as the chairperson of our Audit Committee. This experience also provides the Board with significant expertise and perspective relating to financial management, audit committee oversight, and global retail operations.

CORPORATE GOVERNANCE

We are committed to maintaining sound corporate governance practices. The Board has formalized several policies, procedures and standards of corporate governance, including our Corporate Governance Guidelines, some of which are described below. We continue to monitor best practices and legal and regulatory developments with a view to further evolving our governance policies and procedures, as appropriate.

Corporate Governance Guidelines
Our Corporate Governance Guidelines (the “Corporate Governance Guidelines”) are designed to assure the continued vitality of the Board and excellence in the execution of its duties. Our Corporate Governance Guidelines establish the practices and procedures of the Board with respect to Board composition and member selection, Board independence, Board meetings and involvement of senior management, management succession planning, Board committees and the evaluation of senior management and the Board. The Board periodically reviews our Corporate Governance Guidelines and updates them as necessary to reflect improved corporate governance practices and changes in regulatory requirements. A copy of our Corporate Governance Guidelines is available in the “Investor Relations” section of our website at www.crocs.com.

Majority Vote Director Resignation Policy
Our Corporate Governance Guidelines contain a Director Resignation Policy. Under this policy, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to offer his or her resignation to the Board following certification of the stockholder vote. Within 90 days following the certification of the vote, the independent directors on the Board will consider the offer of resignation and determine whether to accept or reject the tendered resignation. This policy does not apply in contested elections.

Director Independence
Nasdaq listing standards require that the Board consist of a majority of independent directors. The Board has determined that Messrs. Bickley, Frasch, Replogle, Smach, Tolmare, and Treff and Mmes. Ford Hughes and Kaplan are independent directors as defined by Nasdaq listing standards.
The Board makes a determination regarding the independence of each director annually based on relevant facts and circumstances. Applying the standards and independence criteria defined by the Nasdaq listing standards, the Board has made a determination as to each independent director that no relationships exist which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director.

Annual Evaluations of the Board and Board Committees
Each year, through the Governance and Corporate Responsibility Committee, the Board, and each Board committee conducts self-evaluations to assess their respective performances and consider potential areas of improvement. The assessments focus on the effectiveness of the Board and each Board committee, assessed against their respective responsibilities as set forth in the Corporate Governance Guidelines and each committee charter. Directors consider matters such as fulfillment of the Board’s and their individual primary responsibilities, effectiveness of discussion and debate at meetings, the quality and timeliness of Board and Board committee materials and presentations, the composition of the Board and each Board committee (including experience, skills and independence of members), and effectiveness of the Board’s and each Board committee’s processes. Responses are reviewed and shared with the Chair of the Board and the chairs of the respective Board committees, and appropriate responsive actions are considered as necessary.

Communicating with Directors
Stockholders or other interested parties who wish to communicate with the Board or with specified individual directors may do so by mailing such written communication to: Corporate Secretary, Crocs, Inc., 500 Eldorado Blvd., Building 5, Broomfield, CO 80021. The Corporate Secretary will review all correspondence and will forward to the Board or an individual director a summary of the correspondence received and copies of correspondence that the Corporate Secretary determines is required to be directed to the attention of the Board or such individual director. Our Corporate Secretary may sort or summarize the communications as appropriate and, depending on the nature of the communication, the correspondence will either be forwarded or periodically presented to the Board. Communications that are personal grievances, commercial solicitations, customer complaints or that contain inappropriate or offensive content will not be communicated to the Board or any director or committee. The Board or any individual director may at any time request copies and review all correspondence received by the Corporate Secretary that is intended for the Board or such individual director.

Board Leadership
The Board does not have a formal policy regarding separation of the roles of Chief Executive Officer and Chairperson of the Board. The Board believes it is in our best interests to make that determination based on current circumstances. The Board has, however, determined that an independent director serving as Chairperson is in the best interests of our stockholders at this time. This structure ensures a greater role of independent directors in the active oversight of our business, including risk management oversight, and in setting agendas and establishing Board priorities and procedures. This structure also allows the Chief Executive Officer to focus to a greater extent on the management of our day-to-day operations. The Board believes this split structure recognizes the time, effort, and energy the Chief Executive Officer is required to devote to the position in the current business environment, as well as the commitment required to serve as the Chairperson.

Risk Oversight

The full Board is actively involved in oversight of risks that could affect us. The Board implements its risk oversight function both as a whole and through delegation to its committees. These committees meet regularly and report back to the full Board. Our risk oversight framework also aligns with our disclosure controls and procedures. For example, our quarterly and annual financial statements and related disclosures are reviewed by management, including our Chief Accounting Officer, all of whom participate in the risk assessment practices described below. Our Chief Executive Officer and our Chief Financial Officer then receive a report from management and the external auditor before the financial statements are reviewed with the Audit Committee and Board, approved, and then filed.

The Audit Committee has primary oversight responsibility with respect to financial risks as well as oversight responsibility for our overall risk assessment and risk management policies and systems. The Audit Committee oversees our procedures for the receipt, retention, and treatment of complaints relating to accounting and auditing matters and oversees our management of legal and regulatory compliance systems. The Audit Committee regularly interacts with our accounting and legal personnel, internal audit team, and our outside auditors in fulfillment of this oversight function. Our Audit Committee also oversees risks related to our information technology systems, processes, and procedures, including risk related to cybersecurity.

We view artificial intelligence (“AI”) as a key enabler and a powerful tool to help our brands move quickly to respond to our consumers and to support our strategic initiatives. We have established a governance and oversight structure intended to ensure an ethical, secure, and responsible approach to AI adoption. The full Board has oversight over AI strategy, with management providing updates to the Board at least annually and offering educational sessions via internal and external experts. The Audit Committee oversees AI governance, receiving updates on a biannual basis from management. A management AI Steering Committee, which includes our Chief Executive Officer, Chief Information Officer, Chief Strategy Officer, and Chief Legal Officer, guides strategic decisions regarding the Company’s adoption of AI tools and initiatives.

The Compensation Committee oversees risks relating to our compensation plans and programs. The Compensation Committee has reviewed and considered our compensation policies and programs in light of the Board’s risk assessment and management responsibilities and will do so in the future on an annual basis. The Compensation Committee believes that we have no compensation policies and programs for our executives and other employees that give rise to risks reasonably likely to have a material adverse effect on us. The Compensation Committee also, on at least an annual basis, considers and evaluates the independence and potential conflicts of interest of its advisors, including its compensation consultant, Meridian Compensation Partners, LLC (“Meridian”).

The Governance and Corporate Responsibility Committee oversees risks associated with corporate governance and related matters as well as the structure and performance of the Board and its committees.

The Chief Legal Officer and/or the enterprise risk team is charged with oversight of our enterprise risk management program, which is an ongoing, enterprise-wide program designed to enable effective and efficient identification of, and management visibility into, critical enterprise risks over the short-, intermediate-, and long-term. The enterprise risk management program facilitates the incorporation of risk considerations into decision making across the Company, and assesses and manages our legal, regulatory, and other compliance obligations on a global basis. In particular, we believe our enterprise risk management program helps clearly define risk management roles and responsibilities, bring together management to discuss risk, promote visibility and constructive dialogue around the risks relevant to our strategy and operations and help facilitate appropriate risk response strategies at the Board, committee, and management levels across our Company. The Chief Legal Officer regularly reports to the Audit Committee and other relevant committees of the Board, regarding our enterprise risk management program, including information security matters, and legal and compliance affairs. The Chief Legal Officer and the Chief Financial Officer also coordinate the day-to-day risk management process and report directly to the Audit Committee. The internal audit team performs an enterprise risk assessment annually, and updates the Audit Committee and other relevant committees of the Board regarding our risk analyses, assessments, risk mitigation strategies, and activities. For certain risks, we may apply a longer-term lens of review, monitoring, and mitigation activities, upon assessing potential impacts to our business in partnership with other internal functions and with input from industry data sources and benchmarking conversations.

From time to time, we also utilize industry information sources, such as professional services firms or subscription resources, to assess trends and benchmarking data relevant to our industry to assist in determining certain risk trends and changes. Management then develops response plans for risks categorized as requiring management focus based on performance indicators and monitors other identified risk areas. Senior management provide reports on the risk portfolio and risk response efforts to other members of senior management and to the Audit Committee.

Risk Oversight (continued)

We operate a risk-based cybersecurity program dedicated to protecting the confidentiality, integrity, and availability of our information. We utilize a layered approach in protecting against, and the detection of, cyber-attacks, and leverage outside partnerships to gain intelligence on threats while we continue to adjust our protection mechanisms to be effective. We also use state-of-the-art technology to monitor systems for anomalous behavior. In the event an incident were to occur, a Security Incident Response Team would be convened that consists of members from many functions, including legal. We also have an information security risk insurance policy that would defray the costs of an information security breach and an information security training and compliance program in place. Although we have numerous controls to protect against common attacks, some attacks may still be effective. Our controls are designed to detect, triage and eradicate these attacks. Over the past three years, there have been no known material breaches, and no expenses related to the investigation of such breaches. Senior management also updates the Audit Committee at least annually, or more frequently as needed, regarding our directors and officers insurance coverage and at least annually, or more frequently as needed, on matters regarding certain financial risks. Please refer to Item 1C. Cybersecurity in Part I of our Annual Report on Form 10-K for the year ended December 31, 2025, for additional information regarding cybersecurity matters.

We believe it is important to address our climate-related risks. Our Enterprise Risk Management process includes risks identified by the Financial Stability Board Taskforce on Climate-related Financial Disclosures (“TCFD”).

Management assesses the significance of environmental and climate-related risks and provides regular updates to the Governance and Corporate Responsibility Committee as well as the full Board. The Governance and Corporate Responsibility Committee provides oversight of our environmental, social, and governance strategy, policies, and practices, including those related to climate change. We are committed to our purpose "to create a more comfortable world for all." Further details can be found in our Comfort Report available on the Crocs, Inc. investor website located at www.investors.crocs.com. The content provided in our Comfort Report or accessible through our website is not incorporated by reference as part of this proxy statement.

Worldwide Code of Ethics and Committee Charters
We have adopted a Worldwide Code of Ethics that applies to all directors and employees, including our principal executive, financial, and accounting officers. The Worldwide Code of Ethics is posted in the “Investor Relations” section of our website at www.crocs.com. We intend to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, provisions of our Worldwide Code of Ethics that apply to our directors and principal executive, financial, and accounting officers by posting such information on our website. The Audit Committee charter, Compensation Committee charter, and Governance and Corporate Responsibility Committee charter are also available in the “Investor Relations” section of our website at www.crocs.com. Any person may request a copy of the Worldwide Code of Ethics or committee charters free of charge by submitting a written request to: Corporate Secretary, Crocs, Inc., 500 Eldorado Blvd., Building 5, Broomfield, CO 80021.

Securities Trading and Information Disclosure Policy

The Company has adopted a Securities Trading and Information Disclosure Policy, which governs the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers, employees and other covered persons, and the Company itself, which is reasonably designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing standards. A copy of the Securities Trading and Information Disclosure Policy was filed as Exhibit 19 to the Annual Report.

Corporate Responsibility and Sustainability Initiatives

As one of the world’s largest footwear companies, we aim to make a positive impact on the global footwear industry, for people, and for our planet. Our 2025 Comfort Report, expected to be published in the first half of 2026, is our fifth annual publication that provides an explanation of our progress towards creating a more comfortable world for all. Our Comfort Report will be made available on the Investor Relations section of our website located at www.investors.crocs.com. Except where specified otherwise, all information in the forthcoming Comfort Update and below corporate responsibility and sustainability (“CRS”) discussion pertains to Crocs, Inc. as of December 31, 2025. The content provided in our Comfort Update or accessible through our website is not incorporated by reference as part of the Annual Report.

We are continuously evaluating our business practices towards our goal of consistently delivering products that exceed customer and consumer expectations while meeting all regulatory and compliance requirements. We believe the progress of our sustainability efforts is best understood through transparent and comparable disclosures and, to this end, we continue to align our reporting with the Sustainability Accounting Standards Board (“SASB”) and the Taskforce on Climate-related Financial Disclosures (“TCFD”) frameworks.

Environmental

We are committed to taking steps to reduce our impact on the environment and are particularly focused on carbon reduction, sustainable operations, and product circularity.

In 2025, we completed a greenhouse gas inventory for the Crocs, Inc. enterprise, including both the Crocs and HEYDUDE brands, based on 2024 data. In 2025, we refocused our bio-circular materials strategy to the Crocs Classic Clog Portfolio, maintaining 25% bio-circular content on a mass balance basis across Classics as verified by the International Sustainability and Carbon Certification (“ISCC PLUS”), supporting our journey to Net Zero by 2040. We also maintained our membership with Cascale (formerly the Sustainable Apparel Coalition), continued to progress the work of the Footwear Collective as a founding member and enhanced the tracking of our energy use, water use, and waste generation.

In 2025, we also expanded our “Old Crocs. New Life.” consumer takeback program to Crocs stores in Europe. This program allows our Crocs consumers to return their gently worn or well-loved Crocs shoes to over 200 retail stores across the U.S., Canada, and Europe, or via a mail-back initiative, to be donated to communities in need or repurposed into something new. We also restocked our “Keep it Going” classic clog, made of 25% post-consumer recycled content created from Crocs shoes we’ve taken back.

More detail on these initiatives, as well as our ambitions, will be provided in our upcoming Comfort Report.

Social

As of December 31, 2025, we employed more than 8,010 employees globally, including approximately 4,940 employees in our retail stores, 2,230 employees at our corporate/regional offices, and 840 employees at our distribution centers.

We believe we have one of the most talented workforces in the footwear industry and continue to improve and implement new initiatives to remain an employer of choice across all of our businesses and geographies. These initiatives include pay transparency in hiring, offering employee training and developing leadership capabilities, enabling meaningful professional experiences, offering a compelling employee value proposition, and creating a collaborative culture. We strive to create a culture of inclusion through people-practices that support and empower all employees. We are proud of the workplace culture we have created. To that end, our regular employee engagement scores continue to reflect a highly engaged global workforce.

Our efforts around inclusion, collaboration, and human rights extend through our supply chain. We work to ensure our products are sourced, produced, and delivered to our customers in a manner that upholds international labor and human rights standards, inclusive of occupational safety and chemical safety. In addition, we maintain numerous measures to ensure our supply chain complies with our Social Compliance Code of Conduct, Restricted Substances Policy, and Human Rights Policy, as well as with local laws and customs regarding hiring practices, wages, and working conditions.

We also seek to extend the reach of our impact through our global community giving program. In 2025, we expanded our “Step Up to Greatness” program focused on supporting non-profit partners that help young people build new skills, grow confidence, and open doors to new opportunities. In addition to partnering with Big Brothers Big Sisters, the largest youth mentoring organization in the United States and Canada, we also announced a global partnership with UNICEF’s Upshift program, a social innovation accelerator that equips young people with skills, mentorship, and entrepreneurial training. We continued to show up for our communities in times of need, donating shoes and funds in the wake of crises, such as the impacts following the floods in Texas and wildfires in California in 2025.

Governance

Strong corporate governance mechanisms, along with robust internal controls over our financial reporting framework, are the foundation for our progress toward our environmental and social ambitions. The basis of this is our Board, which was comprised of 22% female and 22% historically underrepresented racial/ethnic members as of December 31, 2025. In 2025, our Governance and Corporate Responsibility committee of our Board, comprised of three independent directors, continued its oversight of our efforts and received quarterly updates on the development of our CRS program. Specifically, the Governance and Corporate Responsibility Committee assisted the Board in overseeing the Company’s significant strategies, programs, and practices relating to corporate responsibility, including social and environmental issues and impacts. Additionally, we regularly review our Enterprise Risk Management and Ethics & Compliance program frameworks to account for our social and environmental risks and opportunities, specifically including those related to climate change. All material findings and updates are elevated to and discussed with our Governance and Corporate Responsibility Committee biannually by our Chief Sustainability and Compliance Officer. We believe our employees are critical to the maintenance of strong corporate governance and, to that end, we continue to conduct annual in-person and online compliance trainings for all corporate employees, as well as retail and distribution center management. We also maintain a global ethics hotline, which is monitored by our Legal department, should any of our stakeholders identify concerns or have grievances.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

During 2025, the Board met four times, and all directors who served during 2025 attended 75% or more of the aggregate of the (i) Board’s meetings and (ii) meetings of the Board committees on which they served, in each case, during the periods that he or she served as a director. We encourage, but do not require, our directors to attend the Annual Meeting of Stockholders. All of the directors who served on the Board at the time attended our 2025 Annual Meeting of Stockholders.

We believe our Board should and does consist of individuals reflecting the broad ranges of experience and backgrounds represented by our employees, customers and communities in which we operate. The below tables provides information related to the composition of our Board.

We believe our Board is highly qualified and active, consisting of directors with a diverse set of relevant experience, qualifications, and skills. This table provides a summary view of the qualifications and attributes of each director.

Qualifications and Attributes	Ian M. Bickley	Charisse Ford Hughes	Ronald L. Frasch	Beth J. Kaplan	Andrew Rees	John B. Replogle	Thomas J. Smach	Neeraj S. Tolmare	Douglas J. Treff
CEO Experience	●		●		●	●
Corporate Governance/Ethics	●		●	●	●	●	●		●
Financial/Accounting Expertise			●	●			●		●
Public Company Board Service	●		●	●	●		●		●
Footwear/Retail Industry Experience	●	●	●	●	●	●		●	●
Independent	●	●	●	●		●	●	●	●
Global Management and Business Perspective	●	●	●	●	●	●	●	●	●
Consumer Product and Branding Expertise	●	●	●	●	●	●	●	●	●
Information Technology Expertise		●					●	●	●
Supply Chain and Manufacturing Expertise	●		●		●		●
Human Resources/Compensation Expertise	●			●		●	●
Gender or Racial Diversity		●		●				●
Demographic Background
Tenure (Years)	11	6	19	7	9	3	21	3	10
Age (Years)	62	55	77	68	59	60	65	52	67

Average Director Tenure: 9.9 Years	Average Director Age: 62.9 Years	Overall Diversity (1): 33.3%
(1) Gender or Racial Diversity.

Board Committees

The committees established by the Board and their current membership are set forth in the table below.

Name	Audit Committee	Compensation Committee	Governance and Corporate Responsibility Committee
Thomas J. Smach*	✓	✓
Ian Bickley			✓
Charisse Ford Hughes		✓
Ronald L. Frasch			✓**
Beth J. Kaplan		✓**
Andrew Rees
John B. Replogle			✓
Neeraj S. Tolmare	✓
Douglas J. Treff	✓**
* Chairperson of the Board
** Chairperson of the Committee

Audit Committee

The current members of the Audit Committee are Messrs. Treff (Chairperson), Smach, and Tolmare. The Audit Committee met nine times in 2025. The functions of the Audit Committee include, among other things, oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the performance, qualifications, and independence of our independent auditors, and the performance of our internal audit function. The Audit Committee is directly responsible for the appointment, retention, compensation, evaluation, termination, and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or related work. The Audit Committee is also tasked with evaluating our significant information technology (“IT”) strategies, and oversight of management in its management of risks related to our IT systems, processes, and procedures, including risk related to cybersecurity. In addition, the Audit Committee oversees the determination of whether an accounting restatement is required due to material noncompliance with any financial reporting requirement under the securities laws as well as the preparation of any accounting restatements required to correct such noncompliance. The purpose and responsibilities of the Audit Committee are set forth in the Audit Committee Charter.

All of the members of the Audit Committee are independent, as determined in accordance with Nasdaq listing standards applicable to Audit Committee members and relevant federal securities laws and regulations. The Board has determined that Mr. Treff qualifies as an “audit committee financial expert” as defined by the applicable regulations of the SEC.

Compensation Committee

The current members of the Compensation Committee are Ms. Kaplan (Chairperson), Ms. Ford Hughes, and Mr. Smach. The Compensation Committee met eight times in 2025. The Compensation Committee has overall responsibility for defining, articulating, evaluating, and approving our executive officer compensation, benefits, severance, equity-based or other compensation plans, policies, and programs. The Compensation Committee is also responsible for approving our Compensation Discussion and Analysis for inclusion in this proxy statement. The Compensation Committee is also charged with administering and enforcing our clawback policies consistent with the terms of such policies. The purpose and responsibilities of our Compensation Committee are set forth in the Compensation Committee Charter.

All of the members of the Compensation Committee are independent, as determined in accordance with Nasdaq listing standards applicable to Compensation Committee members and relevant federal securities laws and regulations.

Pursuant to its charter, the Compensation Committee has the authority to, among other things: (i) establish, monitor, and approve our overall compensation strategy and philosophy; (ii) review and approve annually corporate goals and objectives relevant to the compensation of our Chief Executive Officer, and to approve our Chief Executive Officer’s compensation; (iii) oversee and approve management’s recommendations concerning the performance and compensation of other executive officers; (iv) oversee the compensation structure for our employees generally; (v) review and make recommendations to the

Board with respect to the establishment of any new incentive compensation and equity-based plans; (vi) supervise the administration of our equity-based incentive plans, including the authorization of equity grants under such plans; (vii) review and approve the terms of written employment agreements, post-employment consulting agreements and severance arrangements for executive officers; (viii) assist the Board in developing and evaluating potential candidates for executive officer positions and oversee the development of succession plans for executive officers; (ix) review and recommend to the Board compensation to be paid to our non-employee directors; and (x) review and evaluate the relationship between our incentive compensation arrangements and our corporate strategy and risk management policies and practices. The Compensation Committee may also delegate its authority under its charter to a subcommittee or one or more of our officers as it deems appropriate from time to time.

The Compensation Committee sets our Chief Executive Officer’s compensation. The Compensation Committee also reviews the recommendations of our Chief Executive Officer with respect to compensation of our named executive officers, other than himself, and, after reviewing such recommendations, sets the compensation of our other named executive officers, as well as certain direct reports of the Chief Executive Officer. The Compensation Committee relies on its judgment when making compensation decisions after reviewing our performance and evaluating each executive’s performance against established goals, taking into account other factors such as leadership ability and responsibilities, and the market competitiveness of current compensation arrangements. When evaluating total compensation for each of our executive officers, the Compensation Committee reviews the executive officer’s current compensation, including equity- and non-equity-based compensation. The Compensation Committee also evaluates surveys and other available data regarding the executive compensation programs of comparative companies. The compensation program for executive officers and the Compensation Committee assessment process are designed to be flexible so as to better respond to the evolving business environment and individual circumstances. See “Corporate Governance—Risk Oversight” (above) for the Compensation Committee’s evaluation of our compensation program risk.

During 2025, the Compensation Committee continued to engage Meridian as its independent compensation consultant to provide consulting services to the Compensation Committee in connection with 2025 executive compensation matters. See “Compensation Discussion and Analysis” (below) for further discussion.

Meridian does not provide any services to management. Prior to engaging Meridian, the Compensation Committee considered their independence in accordance with the terms of the Compensation Committee Charter and Nasdaq listing requirements. The Compensation Committee determined that Meridian is independent and did not identify any conflicts of interest.

Governance and Corporate Responsibility Committee

The current members of the Governance and Corporate Responsibility Committee are Messrs. Frasch (Chairperson), Bickley, and Replogle. The Governance and Corporate Responsibility Committee was formed during 2025 through the consolidation of the Board's Governance & Nominating Committee and its Corporate Responsibility and Sustainability Steering Committee, with the consolidation becoming effective following each committee's final independent meeting held in the second quarter of 2025. Prior to the consolidation, the Governance & Nominating Committee met three times in 2025 and the Corporate Responsibility Committee met three times in 2025; following the consolidation, the Governance and Corporate Responsibility Committee met three times during the remainder of 2025, for a combined total of nine meetings across the predecessor and successor committees during 2025. The Governance and Corporate Responsibility Committee assists the Board in promoting our best interests and those of our stockholders through the implementation of sound corporate governance principles and practices. In furtherance of this purpose, the Governance and Corporate Responsibility Committee identifies individuals qualified to become Board members and recommends to the Board the director nominees for election at each annual meeting of stockholders. It also reviews the qualifications and independence of the members of the Board and its various committees and makes any recommendations the Governance and Corporate Responsibility Committee members may deem appropriate concerning any changes in the composition of the Board and its committees. The Governance and Corporate Responsibility Committee also recommends to the Board the corporate governance guidelines and standards regarding the independence of non-employee directors applicable to us and reviews the provisions of the Governance and Corporate Responsibility Committee Charter on a regular basis to confirm that such guidelines, standards and charter remain consistent with sound corporate governance practices and with any applicable legal or regulatory requirements and the Nasdaq listing standards. The Governance and Corporate Responsibility Committee also monitors and leads the Board in its periodic review of the Board’s performance.

The purpose and responsibilities of our Governance and Corporate Responsibility Committee are set forth in the Governance and Corporate Responsibility Committee Charter. All of the members of the Governance and Corporate Responsibility Committee are independent, as determined in accordance with the Nasdaq listing standards.

EXECUTIVE OFFICERS
Our executive officers as of April 13, 2026 include the following individuals:

Name	Age	Position(s)
Andrew Rees	59	Chief Executive Officer
Patraic Reagan (1)	54	Executive Vice President, Chief Financial Officer
Anne Mehlman	45	Executive Vice President, Brand President for Crocs
Terence Reilly (2)	58	Executive Vice President, Chief Brand Officer
Rupert Campbell (3)	59	Executive Vice President, Brand President for HEYDUDE
(1) Mr. Reagan was appointed as Executive Vice President, Chief Financial Officer on September 22, 2025.
(2) Mr. Reilly previously served as the Company’s Executive Vice President, Brand President for HEYDUDE and was appointed as Executive Vice President, Chief Brand Officer effective May 21, 2025.
(3) Mr. Campbell was appointed as Executive Vice President, Brand President for HEYDUDE on November 17, 2025.

Mr. Rees’ biographical information is disclosed above under “Proposal 1—Election of Directors.”

Patraic Reagan has served as our Executive Vice President and Chief Financial Officer since September 2025. Prior to joining Crocs, Inc., Mr. Reagan served as Chief Financial Officer of SharkNinja, Inc., a global product design and technology company, from April 2024 to September 2025. Prior to SharkNinja, Inc., he spent nearly 14 years at Nike, Inc., where he held several senior finance roles, including Vice President and Chief Financial Officer of Asia Pacific and Latin America from February 2022 to April 2024 and Vice President of Global Business Planning from July 2020 to February 2022. Earlier in his career, Mr. Reagan held various roles at Coach, Inc. (now Tapestry, Inc.), Ralph Lauren Corporation, Kraft Foods, and Chiquita Brands International. Mr. Reagan received his Bachelor of Business Administration degree in Accounting and Finance from the University of Cincinnati and his Master of Business Administration degree from the Kelley School of Business at Indiana University.
Anne Mehlman has served as our Executive Vice President, Brand President for Crocs since May 2024. Ms. Mehlman previously served as our Executive Vice President, Chief Financial Officer from August 2018 to June 2024. From November 2016 until August 2018, she served as Chief Financial Officer of Zappos.com, Inc., an online shoe retailer owned by Amazon.com, Inc. Previously, Ms. Mehlman served as our Vice President, Corporate Finance from June 2011 to November 2016. Prior to that time, she was Division Finance Director at RSC Holdings, Inc., an equipment rental company (acquired by United Rentals, Inc.). Ms. Mehlman also held various financial roles at Corporate Express, an office supplies company (acquired by Staples, Inc.) and Lockheed Martin, a global security and aerospace company. Ms. Mehlman served on the board of directors of JOANN Inc., a specialty retailer of crafts and fabrics, from March 2021 to April 2024. She received her Bachelor’s degree from the University of Colorado at Colorado Springs.

Terence Reilly has served as Executive Vice President, Chief Brand Officer of Crocs, Inc. since May 2025. Mr. Reilly joined Crocs, Inc. in April 2024 as Executive Vice President, Brand President for HEYDUDE prior to his appointment as Chief Brand Officer. Previously, Mr. Reilly most recently served as the President of the Stanley Brand, a centuries-old insulated drinkware company, from April 2020 to April 2024. Prior to his time at Stanley, Mr. Reilly served in marketing leadership at Crocs, Inc. from 2013 to 2020 culminating in the Senior Vice President, Chief Marketing Officer role. Prior to 2013, he held various senior level marketing and leadership positions at Crocs, Inc. Mr. Reilly received his Bachelor’s degree in Communications from Rider University.

Rupert Campbell has served as our Executive Vice President and Brand President for HEYDUDE since November 2025. Mr. Campbell joined Crocs, Inc. in March 2025 as Senior Vice President and Chief Commercial Officer of HEYDUDE, where he was responsible for overseeing the brand’s global commercial strategy. Prior to joining Crocs, Inc., Mr. Campbell served as President of adidas North America, a multinational athletic apparel and footwear company, from November 2021 to December 2023. Prior to that role, Mr. Campbell served as Managing Director of Russia/CIS for adidas from February 2018 to January 2022.

BENEFICIAL OWNERSHIP OF OUR SECURITIES

Ownership by Our Directors, Executive Officers, and Greater than 5% Stockholders

The following table sets forth information with respect to the beneficial ownership of our common stock as of March 31, 2026, by:
•each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of our outstanding common stock;
•each current director or nominee;
•each of the named executive officers listed in “Compensation Tables—Summary Compensation Table” (below); and
•all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. In computing a person’s percentage ownership of common stock, shares of common stock subject to options, restricted stock units (“RSUs”) or performance-based restricted stock units (“PSUs”) held by that person that are currently exercisable, or exercisable (or, in the case of RSUs and PSUs, scheduled to vest and settle) within 60 days after March 31, 2026, are deemed to be outstanding and beneficially owned by that person. None of these shares, however, are deemed outstanding for the purpose of computing the percentage ownership of any other person.

Except as indicated and pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. Percentage ownership is based on 50,444,107 shares of our common stock outstanding on March 31, 2026. Unless otherwise indicated below, the address for each director and named executive officer listed below is in care of Crocs, Inc., 500 Eldorado Blvd., Building 5, Broomfield, CO 80021.

	Common Stock
Name of Beneficial Owner	Shares	Percent
5% Stockholders:
BlackRock, Inc. (1)	5,566,035	11.0%
The Vanguard Group (2)	5,496,183	10.9%
FMR LLC (3)	4,233,829	8.4%
WIT Partners Advisory Pte. Ltd. (4)	2,852,280	5.7%
Named Executive Officers, Directors, and Director Nominees:
Andrew Rees (5)	1,016,929	2.0%
Thomas J. Smach (6)	213,620	*
Douglas J. Treff	84,344	*
Ronald L. Frasch	75,428	*
Anne Mehlman	68,049	*
Ian M. Bickley	30,357	*
Terence Reilly	30,255	*
John B. Replogle	18,417	*
Charisse Ford Hughes (7)	15,451	*
Beth J. Kaplan	13,122	*
Patraic Reagan	6,200	*
Neeraj S. Tolmare	5,414	*
Susan Healy (8)	4,917	*
Rupert Campbell	2,645	*
All directors and executive officers as a group (14 persons) (9)	1,585,148	3.1%
*Less than 1%
(1) Based solely on a Schedule 13G/A filed with the SEC on January 24, 2024, reporting on beneficial ownership as of December 31, 2023. BlackRock, Inc. reported sole voting power with respect to 5,415,202 shares and sole dispositive power with respect to 5,566,035 shares. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(2) Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024, reporting on beneficial ownership as of December 29, 2023. The Vanguard Group reported shared voting power with respect to 29,657 shares, sole dispositive power with respect to 5,401,961 shares and shared dispositive power with respect to 94,222 shares. On March 26, 2026, The Vanguard Group further amended its Schedule 13G/A to disclose that as of March 13, 2026 (i) as a result of an internal realignment, it was no longer deemed to beneficially own shares of our common stock beneficially owned by certain of its subsidiaries and/or business divisions, and accordingly, it was no longer deemed to beneficially own any shares of our common stock and (ii) going forward, such subsidiaries and/or business divisions of The Vanguard Group will report beneficial ownership separately (on a disaggregated basis). The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.
(3) Based solely on a Schedule 13G/A filed with the SEC on February 5, 2026, reporting on beneficial ownership as of December 31, 2025. FMR LLC reported sole voting power with respect to 4,080,253 shares and, along with Abigail P. Johnson, the Chairman and Chief Executive Officer of FMR LLC, sole dispositive power with respect to 4,233,829 shares. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.
(4) Based solely on a Schedule 13G filed with the SEC on February 2, 2026, reporting on beneficial ownership as of February 28, 2025. WIT Partners Advisory Pte. Ltd. reported sole voting power with respect to 2,852,280 shares. The address for WIT Partners Advisory Pte. Ltd. is 809 French Road, #05-152, Singapore 200809.
(5) Includes 200,000 shares subject to options exercisable within 60 days of March 31, 2026, and 775,981 shares held by the V&M Rees Revocable Trust, in which Mr. Rees is a trustee and exercises voting and investment power.
(6) Includes 80,014 RSUs that become immediately vested upon the earlier of Mr. Smach’s separation of service from the Board or upon a change in control, 6,416 shares held by Mr. Smach’s wife, and 108,246 shares held in a family trust, of which Mr. Smach is a trustee. Also included are 10,000 shares held in a trust for the benefit of Mr. Smach’s children; Mr. Smach’s wife is the trustee of the trust. Mr. Smach disclaims beneficial ownership of these 10,000 shares
(7) Includes 9,294 RSUs that become immediately vested upon the earlier of Ms. Ford Hughes’ separation of service from the Board or upon a change in control.
(8) On August 28, 2025, Ms. Healy notified the Company of her decision to resign from her position as our Executive Vice President, Chief Financial Officer, effective immediately. The information reflected in the table above is as of August 12, 2025, based on Ms. Healy's most recent Form 4, filed with the SEC on August 14, 2025, as updated for the fact that, in accordance with the applicable award agreements, all of Ms. Healy’s unvested equity awards were cancelled and forfeited, effective as of the Separation Date (as defined herein), which is reflected in the table above.
(9) Shares beneficially owned include 200,000 shares subject to options that are exercisable within 60 days of March 31, 2026, and 89,308 RSUs that become immediately vested upon the earlier of certain directors’ separation of service from the Board or upon a change in control.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock to file reports of beneficial ownership and changes in such ownership with the SEC in a timely manner.

Based solely upon a review of Forms 3, 4, and 5 (and amendments thereto) and written representations furnished to us during the most recent fiscal year, no person who at any time during the fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock failed to file on a timely basis any reports required by Section 16(a) of the Exchange Act during 2025 except for one Form 4 for John Replogle related to a purchase of the Company’s common stock.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Related Person Transactions

Since January 1, 2025, there have been no related person transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any current related person had or will have a direct or indirect material interest.

Policy on Transactions with Related Persons

Our Worldwide Code of Ethics requires that any transaction involving us in which one of our directors, nominees for director, executive officers, or greater than five percent stockholders, or one of the aforementioned’s immediate family members (each, a “related person”), have a material interest be approved or ratified by the Audit Committee if the amount involved, when aggregated with the amount of all other transactions between the related person and us, exceeds $100,000 in a fiscal year. The full Board reviews ordinary course of business transactions in which directors have an interest as part of the Board’s annual director independence review, and our Worldwide Code of Ethics permits the full Board to waive any conflicts of interest between us and any director or officer. In determining whether to approve or ratify any such transaction, the Audit Committee must consider, in addition to other factors it deems appropriate, whether the transaction is on terms no less favorable to us than those involving unrelated parties.

Director and Officer Indemnification

We have entered into agreements to indemnify our directors in addition to the indemnification provided for both directors and executive officers in our certificate of incorporation and bylaws. These documents, among other things, provide for indemnification of our directors and executive officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person’s services as a director or executive officer of ours, any subsidiary of ours or any other company or enterprise to which the person provided services at our request. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

DIRECTOR COMPENSATION
Structure of Compensation Program

Non-employee directors are compensated with a combination of an annual Board retainer and retainers for serving on committees, paid in cash or restricted stock at the director’s election, and annual equity grants during the period that begins on or around the date of an annual meeting and ends on or around the day prior to the next annual meeting (each such period, a “Board Year”). The 2025–2026 Board Year began on June 10, 2025. Mr. Rees, who is an employee of the Company, is not eligible to receive this compensation. Directors do not receive additional fees for attendance at meetings. Amounts payable to our non-employee directors under our director compensation program are described under “2025–2026 Retainers and Equity Awards” below.

Philosophy/Approach

The Compensation Committee periodically reviews market director compensation levels using data from a peer group approved by the Compensation Committee. The competitive report and analysis is developed by Meridian, the Compensation Committee’s independent compensation consultant. Changes to director compensation levels or program structure are presented to the full Board for approval. While the program is not targeted to any specific market percentile or position, the philosophy is to ensure that overall compensation levels are competitive and appropriate while considering market practices, desired alignment with stockholders, relative Board cost compared to peers, mix of equity versus cash, and the Compensation Committee’s view of the Board’s performance.

Based on a review of competitive market practices of our peers presented by Meridian, effective June 2025, for the 2025–2026 Board Year, the committee chair retainers increased by $5,000 for the Audit Committee and the Compensation Committee, and by $25,000 for the Governance and Corporate Responsibility Committee; and committee member retainers increased by $5,000 for the Audit Committee, by $10,000 for the Compensation Committee, and by $15,000 for the Governance and Corporate Responsibility Committee. The annual retainer for all independent members of the Board was increased by $15,000, but decreased by $35,000 for the Chairperson of the Board. Additionally, the annual equity award was increased by $90,000 for the Chairperson of the Board, but remained unchanged for the other directors.

2025–2026 Retainers and Equity Awards

The components of annual director compensation for the 2025–2026 Board Year are shown in the chart below:

Pay Component	Amount ($)
Annual Cash Retainer
Chairperson of the Board	115,000
Other non-employee directors	115,000
Committee Chair Retainers
Audit Committee	50,000
Compensation Committee	50,000
Governance and Corporate Responsibility Committee	50,000
Committee Members Retainers
Audit Committee	25,000
Compensation Committee	25,000
Governance and Corporate Responsibility Committee	25,000
Equity Awards
Chairperson of the Board	360,000
Other non-employee directors	160,000

The annual retainers and committee fees are denominated in cash and payable in quarterly installments unless the director elects to be paid in shares of restricted stock or a combination of cash and restricted stock. The directors may also elect to defer all or a portion of their annual retainer. The number of shares of restricted stock paid in lieu of cash is determined based on the fair market value of our common stock on the date the retainer is issued. The restricted stock vests in four successive quarterly installments from the issuance date. For the 2025–2026 Board Year, Mr. Frasch and Ms. Kaplan elected to receive their annual retainers and committee fees in cash. Messrs. Bickley, Replogle, Smach, Tolmare, and Treff elected to receive their annual retainers and committee fees in restricted stock. Ms. Ford Hughes elected to receive deferred stock for their annual retainer and committee fees.

In lieu of receiving the annual equity award in shares of common stock, directors can elect to receive their annual equity award as RSUs that vest upon their cessation of service on the Board or a change in control in lieu of the common stock grant. Ms. Ford Hughes made that election for the 2025–2026 Board Year. The number of shares of common stock was determined based on the fair market value of our common stock on the date of grant.

All directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending meetings of the Board and its committees.

The table below summarizes the total compensation paid to each of our non-employee directors who served during the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($) (1)
Ian M. Bickley	—	299,888	299,888
Charisse Ford Hughes	12,500	299,888	312,388
Ronald L. Frasch	152,500	159,933	312,433
Beth Kaplan	160,000	159,933	319,933
John B. Replogle	—	299,888	299,888
Thomas J. Smach (Chairperson)	—	524,909	524,909
Neeraj S. Tolmare	—	299,888	299,888
Douglas J. Treff	72,500	324,914	397,414
(1) The determination of director compensation is based on the Board Year, which does not coincide with our fiscal year. The amounts reflected in the table above represent cash compensation for the fiscal year.
(2) Amounts reflect the aggregate grant date fair value of grants computed in accordance with stock-based accounting rules (Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. On June 10, 2025, each non-employee director received an annual equity grant valued at $105.15 per share. Ms. Ford Hughes elected to defer her annual equity grant, which will vest upon separation of service from the Board or upon a change in control. On June 10, 2025, Messrs. Bickley, Replogle, Smach, Tolmare and Treff received a grant of restricted stock as compensation for committee service in lieu of the cash compensation retainer, with a grant date fair value of $105.15 per share, which vested or vests, as applicable, in four equal installments on September 10, 2025, December 10, 2025, March 10, 2026, and June 10, 2026. Assumptions used to calculate these values are included in Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

As of December 31, 2025, each non-employee director who served during 2025 had the following number of unvested restricted stock awards and restricted stock units outstanding:

Name	Unvested Restricted Stock Awards Outstanding at December 31, 2025	Deferred Unvested Restricted Stock Units Outstanding at December 31, 2025 (1)
Ian M. Bickley	666	—
Charisse Ford Hughes	—	9,294
Ronald L. Frasch	—	—
Beth Kaplan	—	—
John B. Replogle	666	—
Thomas J. Smach (Chairperson)	785	80,014
Neeraj S. Tolmare	666	—
Douglas J. Treff	785	—
(1) Represents equity awards that the director elected to defer and will vest upon the separation of service from the Board or upon a change in control.

There were no options outstanding for any non-employee director as of December 31, 2025. For information regarding Mr. Rees’ outstanding options, please see the section entitled “Compensation Tables.”

Director Ownership Guidelines

Our director stock ownership guidelines require that directors own shares of our common stock in an amount equal in value to a specified multiple of such director’s annual cash retainer for Board service (not including any retainers for service on Board committees). For 2025, the specified multiple was 7.5x for the Chairperson of the Board and 5x for all other directors. Directors have until the fifth anniversary of the date of appointment to meet the ownership guidelines. Currently, all of our directors have met or are within the phase-in period of the ownership guidelines.

A LETTER FROM THE CHAIR OF OUR COMPENSATION COMMITTEE

Dear Fellow Shareholders,

2025 unfolded against a challenging global macroeconomic backdrop, which created uneven conditions across our markets. In this environment, Crocs remained focused on executing our strategic priorities, strengthening our brands, expanding into new markets, and maintaining financial discipline, while delivering strong free cash flow and continuing to improve our debt profile.
The Compensation Committee remains committed to an executive compensation program that is strongly performance-based with more than 80% of pay delivered through at-risk compensation. Our program is designed to drive sustained financial operational performance as well as to align our executives’ performance goals with those of our shareholders over the short and long-term. This approach is reflected in our pay mix; as responsibility and decision-making scope increase, a greater portion of compensation is tied to multi-year business and share price performance. The Committee sets targets that we believe are ambitious, rigorous, and aligned with our strategic objectives and operating context.

We benchmark our pay program versus a size and industry relevant peer group to ensure competitiveness that supports the attraction and retention of critical talent. The Committee also evaluates the alignment of the program with our strategy and business realities.

For 2025, the Committee continued to grant a mix of equity awards under the LTIP, including both time-based restricted stock units (RSUs) and performance stock units (PSUs). The LTIP is majority performance-based, with 67% of the total value granted in PSUs and 33% of the value granted in RSUs. After careful discussion and thoughtful analysis, the Committee updated a portion of the PSU design to reflect our volatile and uncertain macroeconomic realities while maintaining the connection between earned pay and long-term value creation.

The Committee updated the revenue-based PSUs that were previously earned based on three-year cumulative revenue. Under the updated design for 2025, revenue is measured annually and performance is then averaged over the three-year performance period. The final result is adjusted using a three-year relative Total Shareholder Return (rTSR) modifier. We added the rTSR modifier to further align PSU outcomes with the shareholder experience. Executives have the opportunity to earn more when shareholders outperform peers and earn less when shareholders underperform peers.

In 2025, our executive compensation program worked as intended. Performance payouts were mixed versus our rigorous performance goals and scorecards. STIP payouts were below target across all scorecards, and no payout was earned under the 2023–2025 three-year cumulative revenue PSU. Despite this, retention of key talent remained strong, supported by the competitiveness of our program and its emphasis on long-term, performance-based compensation.

I encourage stockholders to read the Compensation Discussion & Analysis for additional detail on our executive compensation philosophy, program design, and 2025 outcomes.

Beth Kaplan
Compensation Committee Chairperson

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis provides information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation for 2025 of our named executive officers.

The named executive officers whose compensation information is presented in the tables and discussed in this proxy statement are:

•Andrew Rees, Chief Executive Officer
•Patraic Reagan, Executive Vice President, Chief Financial Officer (1)
•Anne Mehlman, Executive Vice President, Brand President for Crocs
•Terence Reilly, Executive Vice President, Chief Brand Officer (2)
•Rupert Campbell, Executive Vice President, Brand President for HEYDUDE (3)
•Susan Healy, Former Executive Vice President and Chief Financial Officer (4)
(1) Mr. Reagan was appointed as Executive Vice President, Chief Financial Officer on September 22, 2025.
(2) Mr. Reilly was appointed as Executive Vice President, Chief Brand Officer effective May 21, 2025 after previously serving as the Company’s Executive Vice President, Brand President for HEYDUDE.
(3) Mr. Campbell was appointed as Executive Vice President, Brand President for HEYDUDE on November 17, 2025.
(4) On August 28, 2025, Ms. Healy notified the Company of her decision to resign from her position as our Executive Vice President, Chief Financial Officer, effective immediately (the “Transition Date”). As requested by the Company, between the Transition Date and October 21, 2025 (the “Separation Date”), Ms. Healy served in the role of Special Advisor to assist with the transition of her duties to Mr. Reagan.

Executive Summary

2025 Financial Highlights

In evaluating our overall executive compensation program and decisions, including payouts under the 2025 programs and plan designs for our 2026 programs, the Compensation Committee (the “Committee”) considered a number of factors, including the strategic and financial performance and position of our Company in 2025.

We delivered strong free cash flow in 2025 which we returned to shareholders in the form of share repurchases and debt paydown, despite the continued impact of global inflation, elevated interest rates, foreign currency fluctuations, and tariffs, which impacted our business. These business challenges contributed to, among other things, incremental duties, incremental freight costs, and increased wages, particularly in our distribution centers.

Business metrics considered by the Committee in its decision-making process during 2025 included:

•We delivered cumulative total shareholder return (“TSR”) in the 62nd percentile of our compensation peer group as measured for the 5-year period ended December 31, 2025.
•Revenues were $4,040.6 million for the year ended December 31, 2025, a 1.5% decrease compared to the year ended December 31, 2024. The decrease was due to the net effects of lower unit sales volume in the HEYDUDE Brand, partially offset by higher volume in the Crocs Brand, higher average selling price on a constant currency basis(1) (“ASP”) driven by the HEYDUDE Brand, and net favorable changes in exchange rates.
•We grew Crocs Brand revenues 1.5% in 2025 compared to 2024. HEYDUDE Brand revenues decreased 13.3% in 2025 compared to 2024.
•Gross margin was 58.3% in 2025 compared to 58.8% in 2024, a decrease of 50 basis points, primarily due to unfavorable duties for both brands as a result of incremental tariffs.
•Selling, general & administrative expenses (“SG&A”) were $1,469.4 million in 2025 compared to $1,364.3 million in 2024, primarily as a result of increased investment in talent and higher costs in the DTC channel. As a percent of revenues, SG&A increased to 36.4% of revenues compared to 33.3% in 2024.
•Asset impairments were $738.1 million, primarily driven by the partial impairment of the HEYDUDE indefinite-lived trademark and HEYDUDE Brand reporting unit goodwill.

•Income from operations was $149.5 million, including asset impairments of $738.1 million, for the year ended December 31, 2025, compared to income from operations of $1,021.9 million for the year ended December 31, 2024. Net loss was $81.2 million, or $1.50 per diluted share, compared to net income of $950.1 million, or $15.88 per diluted share, in 2024.
(1) Constant currency is a non-GAAP financial measure and should be viewed as a supplement to our results of operations and presentation of reportable segments under U.S. GAAP. In addition to financial measures presented on the basis of GAAP, we present certain information related to our current period results of operations through “constant currency.” Constant currency represents current period results that have been retranslated using prior year foreign exchange rates for the comparative period to enhance the visibility of the underlying business trends excluding the impact of foreign currency exchange rates on reported amounts. Management uses constant currency to assist in comparing business trends from period to period on a consistent basis in communications with the Board, stockholders, analysts, and investors concerning our financial performance. We believe constant currency is useful to investors and other users of our consolidated financial statements as an additional tool to evaluate operating performance and trends. Investors should not consider constant currency in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Key Compensation Committee Actions in 2025

The Committee took several actions which are consistent with our determination to pay for performance and align our incentive compensation metrics to key strategic initiatives.

•Continuity of Named Executive Officer Incentive Program, with Certain Changes to the Long-Term Incentive Program:
◦Short-Term (Annual) Cash Incentive Program (“STIP”): The Committee continued to use the same financial metrics for the STIP scorecards (the Crocs, Inc. Enterprise Scorecard, the Crocs Brand Scorecard, and the HEYDUDE Brand Scorecard). For 2025, the STIP continued to be weighted 80% based on financial metrics and 20% based on non-financial strategic operating objectives. The Committee revised the weighting of the non-financial metrics component, which in aggregate remained at 20% across all scorecards, however, the brand initiatives portion was increased from 10% to 15%, reflecting a greater emphasis on strategic initiatives unique to each scorecard, while the CRS portion was reduced from 10% to 5% to sustain focus on near-term goals.
◦Long-Term Incentive Program (“LTIP”): For 2025, the Committee determined it was appropriate to continue granting a balanced mix of equity awards and vesting schedules under the LTIP, comprised of both time-based RSUs and PSUs. The Compensation Committee updated the structure of the PSUs in our LTIP. The changes were adopted after multiple discussions regarding the volatile and uncertain macroeconomic realities in which the Company operates. The Committee revised the 33% of the PSUs that were previously earned based on three-year cumulative revenue. These PSUs now annually measure revenue performance with achievement averaged over the three-year performance period. These averaged results are then subject to a three-year relative TSR modifier to determine final PSU award payouts. The Committee maintained an extended vesting term for the Revenue/rTSR PSUs to ensure our most senior leaders have a heightened focus on our long-term performance goals and to further align with stockholder interests, while maintaining focus on Adjusted EBIT Operating Margin (as defined herein) and senior leader retention. For 2025:
▪33% of the LTIP grant was comprised of time-based RSUs that vest in three annual installments beginning one year after the date of grant based on continued service;
▪33% of the target LTIP grant was comprised of PSUs earned based on the achievement of 2025 Adjusted EBIT Operating Margin performance, with any earned PSUs then vesting 33% upon satisfaction of the performance goal and 33% vesting in each of the next two years, subject to continued service; and
▪33% of the target LTIP grant was comprised of PSUs earned based on the achievement of three separate one-year annual adjusted revenue targets, averaged over the three-year performance period (2025-2027), with a three-year relative TSR modifier applied to the entire performance period. Any earned PSUs will cliff vest at the end of the three-year performance period, subject to continued service. Revenue targets for each of the three calendar years in the performance period are set annually by the Committee at the commencement of the calendar year to which they relate.

•Continued Emphasis on Pay-for-Performance: In 2025, the Committee continued to use multiple performance metrics and focus on objective, performance-based and “at-risk” pay arrangements. We believe these performance metrics help align the interests of our named executive officers with those of stockholders by making a significant portion of their compensation contingent upon results beneficial to stockholders, and thereby incenting our named executive officers to create long-term value for stockholders. The Committee believes the performance metrics continued to be appropriately aligned with stockholder value as demonstrated by the payouts for our named executive officers under our STIP and LTIP in 2025 relative to the performance of our stock during 2025.

The performance metrics (as defined herein) for each STIP scorecard (and the scorecard for the named executive officers, as applicable, based on their focus and role at the Company) were:
◦Crocs, Inc. Enterprise Scorecard: Enterprise adjusted EBIT, Enterprise adjusted free cash flow, Enterprise strategic initiative performance, and Enterprise CRS progress (applicable to Messrs. Rees, Reagan, and Reilly, following his appointment as Executive Vice President, Chief Brand Officer, and Ms. Healy, prior to her resignation).
◦Crocs Brand Scorecard: Crocs Brand adjusted EBIT, Enterprise adjusted free cash flow, Crocs Brand strategic initiative performance, and Enterprise CRS progress (applicable to Ms. Mehlman); and
◦HEYDUDE Brand Scorecard: HEYDUDE Brand adjusted EBIT, Enterprise adjusted free cash flow, HEYDUDE Brand strategic initiative performance, and Enterprise CRS progress (applicable to Mr. Campbell and Mr. Reilly, prior to his appointment as Executive Vice President, Chief Brand Officer).

•Rigorous Objective Financial Performance Goals: The Committee believes the performance targets under the STIP and LTIP were rigorous and difficult to achieve in this environment. The Committee intentionally selected diverse performance metrics among our STIP and LTIP to drive performance across key metrics that we believe drive stockholder value and also support our strategic priorities.

The 2025 Adjusted EBIT Operating Margin PSUs are earned based on a one-year performance period, which the Committee believes is an appropriate measurement period given our business environment and desire for consistency. To further drive stockholder alignment and retention, any earned 2025 Adjusted EBIT Operating Margin PSUs are subject to continued vesting and service requirements following certification of achievement, as further described below.

The 2025-2027 Revenue/rTSR PSUs are earned based on sustained annual adjusted revenue performance and a relative TSR modifier. The Committee believes this is an appropriate measurement period to ensure our most senior leaders have a heightened focus on our long-term performance goals and to further align with stockholder interests, while maintaining focus on retention. Any earned Revenue/rTSR PSUs will cliff vest at the end of the three-year performance period, subject to the Committee’s certification of achievement, as further described below. The Committee believes the annual revenue targets for the three-year performance period allow the Committee to set goals and measure performance in a manner that reflects the dynamic nature of our business and the Company’s long-term trajectory over three years. Adding relative TSR to the PSUs further aligns our NEOs with shareholders.

•2025 Pay Outcomes Were Aligned with Company Performance: Our 2025 Adjusted EBIT Operating Margin PSUs were earned at 97.1% of target, but remain subject to service vesting. Our STIP paid out at 95.4%, 94.3%, and 58.6% of target for named executive officers on the Crocs, Inc. Enterprise, the Crocs Brand, and the HEYDUDE Brand scorecards, respectively. The Committee believes these payouts are appropriate and recognize the named executive officers for the Company’s financial performance, especially in light of the macroeconomic challenges. The three-year performance cycle for the Revenue/rTSR PSUs granted in 2025 is still in progress. No payout was earned for the 2023–2025 adjusted three-year cumulative revenue PSUs granted in 2023 nor the 2024-2025 two-year cumulative Crocs Brand revenue PSUs granted to Ms. Mehlman in 2024.

Role of Compensation Committee, Chief Executive Officer, and Compensation Consultant

The Committee has overall responsibility for evaluating and approving our executive officer compensation, benefits, severance, equity-based or other compensation plans, policies and programs. The Committee sets the Chief Executive Officer’s compensation, and those of our other executive officers. The Committee considers the recommendations of the Chief Executive Officer with respect to the compensation of the other named executive officers. During 2025, the Committee continued its engagement with Meridian as its independent executive compensation consultant. Meridian provided the Committee with advice and perspective regarding executive compensation market trends and best practices. In addition, as discussed further in “— Continuity of Named Executive Officer Incentive Program, with Certain Changes to the Long-Term Incentive Program” above, Meridian assisted in the 2025 updates to our LTIP.

Compensation Best Practices

In order to further align the long-term interests of management with those of our stockholders and align our compensation program with best practices, the Committee establishes and monitors specific policies, practices and processes.

Things We Do:

✓ Independent Compensation Committee. The Committee, comprised solely of independent directors, approves all compensation for our named executive officers.

✓ Independent compensation consultant. The Committee retains an independent compensation consultant.

✓ Assessment of compensation risk. The Committee assesses our compensation policies and programs and determined that we have no compensation policies and programs for our executives that give rise to excessive risks reasonably likely to have a material adverse effect on the Company.

✓ Performance-based pay. The Committee focuses on paying our executives for performance against pre-established goals.

✓ Annual say-on-pay vote. We hold annual advisory say-on-pay votes to approve the compensation of our named executive officers and in 2025 received support of 97% on such proposal.

✓ Mix of CEO’s pay. Almost 88% of the 2025 total target compensation for Mr. Rees was performance-based or at-risk.

✓ Weight of financial metrics. The Committee continued to weight 2025 performance measures towards those impacting profitability and included strategic operating measures that it believed were key to the continued success of our ongoing business transformation strategies and continued to weight financial performance metrics under our STIP at 80%.

✓ Use of multiple non-overlapping performance metrics. The Committee used multiple complementary performance measures for the 2025 STIP and PSUs to align the executive compensation program to a broader perspective of Company performance. There is no overlap between the performance measures used in our STIP and PSUs.

✓ Double-trigger vesting and reasonable change in control protections. We maintain a reasonable change in control plan (“CIC Plan”) that aligns with best practices and good governance. The CIC Plan provides for “double-trigger” vesting with a definition of “change in control” consistent with our stockholder-approved equity plans. In order to keep management focused on the best interests of our stockholders during potentially uncertain periods, the CIC Plan provides our named executive officers with reasonable compensation protections upon a change in control followed by a termination without cause or for good reason.

✓ Stock ownership guidelines. Our Board maintains stock ownership guidelines for our named executive officers and non-employee directors.

✓ Clawback. In the case of a financial restatement, annual and long-term incentive awards of the executive officers are subject to the Company’s clawback policies.

Things We Don’t Do:

✗ No excise tax gross-ups. We do not provide our management with “excise tax gross-ups” in the event of a change in control.

✗ Ban on hedging and pledging. We do not allow our management or directors to engage in hedging transactions on our stock or to pledge our stock to secure loans or other obligations.

✗ No repricing. Our equity plans do not allow repricing of stock option or stock appreciation rights (“SARs”) without stockholder approval.

✗ No excessive executive benefit programs. We generally do not provide our management with pensions or any other enhanced benefit programs beyond those that are typically available to all other employees other than a voluntary deferred compensation plan for senior executives.

✗ No excessive perquisites. Our management receives minimal perquisites.

✗ No payment of dividends on unvested stock awards. We do not pay dividends or dividend equivalents on unvested stock awards.

Say-on-Pay and Stockholder Outreach

At our annual meeting of stockholders in June 2025, stockholders signaled their strong support for our executive compensation program where 97% of the votes cast approved our 2025 say-on-pay proposal. These results were similar to the results at our 2011 through 2024 annual meetings. The Committee has considered and will continue to consider the outcome of our say-on-pay votes when reviewing the objectives of our program and making future compensation decisions for the named executive officers. In addition, in connection with our regular outreach and discussion with stockholders, the Committee has not been made aware of any stockholder concerns regarding our executive compensation program.

Compensation Process and Methodology

The objectives of our executive compensation program are to:

Align our executives’ compensation with our stockholders’ interests	Hold our executives accountable to stockholders	Assure that our total compensation program aligns with good corporate governance and best practices

Attract and retain exemplary executive talent who are able to succeed in our fast-paced, rapidly evolving company	Motivate our executives to achieve our financial and strategic business objectives by paying them for performance

Summary of Executive Compensation Elements, Practices and Policies

Our executive compensation objectives and principles are implemented through the use of the following principal elements of compensation:

Compensation Element	Objective	Characteristics
Base Salary:	•Compensate executives for their level of experience, responsibility and individual performance •Help attract and retain strong leadership talent	•Fixed component; evaluated annually •Determined by factors such as executive’s job responsibilities, sustained performance in role/potential, and internal equity •Competitive market practices
Annual Cash Incentives:	•Promote achieving our annual corporate financial goals, as well as other objectives deemed important to our long-term success •Align management and stockholder interests
•Variable, performance-based component
•Target opportunity is set based on factors such as executive’s job responsibilities, sustained performance in role/potential, internal equity, and competitive market practices
•Actual payout depends on our performance and individual contribution

Long-Term Incentives:
•Promote achieving our long-term corporate financial goals with the acquisition of common stock through time-based RSUs and PSUs
•Align management with stockholder interests
•Provide long-term retention incentives

•Variable, performance-based component
•Annual target equity grant is set based on factors such as executive’s job responsibilities, sustained performance in role/potential, internal equity, and competitive market practices
•(i) 33% of the total value granted is in time-based RSUs which vest based on continued service over three years; (ii) 33% of the total value granted is in PSUs which are earned based on achievement of the 2025 Adjusted EBIT Operating Margin performance goal that vest 33% upon satisfaction of the performance goal and 33% in each of the next two years, subject to continued service; and (iii) 33% of the total value granted is in PSUs which are earned based on achievement of annually established revenue targets for the 2025-2027 performance period, with achievement averaged over the performance period, and a relative TSR modifier applied at the end of the performance period to determine final achievement of the PSUs, subject to continued service.
•Actual value realized will vary based on actual Company performance and stock price.

Severance and Change in Control Programs:	•Facilitate attraction and retention of high caliber executives in a competitive labor market in which formal severance plans are common
•Contingent component; only payable if the executive’s employment is terminated under certain circumstances and, in the case of a change in control, to help provide continuity of management through the transition

Peer Group Companies

The Committee uses peer company and survey data to guide its review of the total compensation of our officers and executives to understand relevant market practices. The Committee focuses on ensuring that the performance-based elements of our executive compensation program are consistent with peer and industry trends, when appropriate for our business. The Committee does not benchmark compensation to a specific percentage of the compensation of peer companies.

The Committee approved a peer group based on analysis and recommendations from Meridian, the Committee’s independent compensation consultant. The peer group is selected based on the key industry criteria noted below, and takes into consideration each company’s revenue, market capitalization and other key financial metrics to assess the relative complexity of operations

(e.g., international sales and direct to consumer sales). The peer group referenced for 2025 pay decisions included 15 companies.

Our relative positioning within the peer group is taken into consideration by the Committee when reviewing the peer group data. We believe these companies are broadly comparable to us as they are made up of footwear and apparel companies with sophisticated and often international operations and represent our labor market for talent for key leadership positions. The Committee believes this group provides appropriate information on market practices and compensation levels. The 2025 peer companies are listed below:

Abercrombie & Fitch Co.	Acushnet Holdings Corp.	Columbia Sportswear Company
Deckers Outdoor Corporation	Designer Brands Inc.	Levi Strauss & Co.
Lululemon Athletica Inc.	Ralph Lauren Corporation	Skechers U.S.A., Inc.
Steven Madden, Ltd.	Tapestry, Inc.	Topgolf Callaway Brands Corp.
Under Armour, Inc.	V.F. Corp	Wolverine World Wide, Inc.

Target Compensation

The Committee does not utilize an exact calculation in determining the break-down or weighting of named executive officer compensation among base salary, annual cash incentive awards, and long-term equity awards. Rather, the Committee considers all forms of compensation in light of the market competition for executive talent, the risk to an executive inherent in employment with our fast-paced, rapidly evolving company, and our financial goals. Accordingly, the Committee believes that a significant majority of each named executive officer’s total target compensation should be in the form of annual cash performance-based awards and equity awards that are earned upon achievement of performance goals and are aligned with our stock price. The Committee reviews the mix of fixed and at-risk pay against the peer company executives to assess market alignment.

For 2025, approximately 12% of the total targeted compensation of our Chief Executive Officer was base salary and approximately 88% was performance-based or at-risk consisting of our annual cash incentive and long-term equity incentive grants. For 2025, approximately 16% of the total targeted compensation of our other named executive officers was base salary and approximately 84% was performance-based or at-risk. Ms. Healy is excluded from the other named executive officers’ calculation as she was not employed by the Company at the end of 2025. The base salaries for Messrs. Reagan and Campbell reflect only the portion of their annual base salaries earned during 2025, as each was appointed during the year. In 2025, the Committee also continued to ensure that a significant proportion of the LTIP grants vest based on achievement of performance factors. Below are charts showing the fixed and performance-based and at-risk compensation for Mr. Rees and our other named executive officers based on the targeted 2025 compensation amounts:

2025 Compensation Program

Base Salary. The Committee sets the base salary of the Chief Executive Officer. Base salary for other named executive officers is set by the Committee after considering the recommendation of the Chief Executive Officer.

Base salary is reviewed on an annual basis and at the time of hire or promotion. Annual adjustments are influenced by the results of our operations, revenue and profitability levels, individual performance, changes in responsibility, peer company comparisons, and other factors (e.g., internal equity and succession planning).

The base salaries of our named executive officers as of December 31, 2025, are below:

Named Executive Officer	2025 Base Salary ($)
Andrew Rees	1,200,000
Patraic Reagan	750,000
Anne Mehlman	750,000
Terence Reilly	750,000
Rupert Campbell	750,000
Susan Healy (1)	—
(1) On August 28, 2025, Ms. Healy notified the Company of her decision to resign from her position as our Executive Vice President and Chief Financial Officer, effective immediately. Her base salary at the time was $750,000.

Mr. Rees and Mr. Reilly received a 4.3% and 7.1% salary increase, respectively, in 2025 as a result of an annual evaluation of executive compensation relative to peer companies in the market and individual performance.

Annual Incentive Awards. The Committee believes that an annual cash incentive program for our executive officers for meeting or exceeding Company performance goals provides our officers with additional incentive to meet or exceed our strategic Company goals and ensures that we attract and retain talented executive officers.

Performance weightings are driven by pay philosophy, culture, organizational structure as well as sharing of resources, capital and/or employees. Incentive compensation for brand executives is linked to both enterprise goals and brand goals, which the Committee believes can promote teaming across brands and regions. The Committee believes that the scorecards support and align the Company’s evolving strategy as well as provide accountability, clarity, and alignment with respect to the Company’s multi-brand strategy. Consistent with prior years, the Committee includes Enterprise and brand-specific adjusted EBIT (as defined below), as applicable for a scorecard, and Enterprise adjusted free cash flow (as defined below) in the STIP to more closely align compensation with key performance metrics associated with profitability.

The enterprise- and brand- specific metrics diversify the performance goals among our STIP and LTIP, drive performance across key metrics that the Committee believes drive stockholder value and also support our strategic priorities. For brand executives, this incentivizes them to focus on the success and performance of their brands, while keeping the overall success of the Company in mind. For Enterprise executives, this incentivizes them to assist the brand executives in their success, while still emphasizing overall Company performance.

In 2025, the Committee continued to weigh 80% of the STIP on financial metrics and 20% on strategic operating goals to provide focus and incentive to achieve key strategic non-financial objectives during the Company’s continued growth. The non-financial objectives reflect strategic priorities and predetermined CRS strategic initiatives. While certain non-financial strategic objectives vary by STIP scorecard, the Enterprise CRS strategic initiatives apply consistently to all the STIP scorecards to increase focus on near-term goals. The strategic operating goals include the following:

•digital marketplace deployment, supply chain optimization, organizational effectiveness, and fit-for-future talent and succession planning for named executive officers on the Crocs, Inc. Enterprise scorecard;
•North America brand relevance, product diversification, market share gains in key international markets, and fit-for-future talent and succession planning for those on the Crocs Brand scorecard;
•North America brand relevance, international growth and fit-for-future talent and succession planning for those on the HEYDUDE Brand scorecard; and
•Enterprise CRS progress, such as achieving our bio-resin production target, environmental sustainability, and community and inclusivity, applicable to all scorecards.

Performance against these rigorous and difficult to achieve strategic operating goals is determined in the Committee’s discretion. The Committee believes that these performance goals are key drivers in our continued short- and long-term growth, which, if achieved, will ultimately help drive additional stockholder value over the long-term.

Each year, the Committee establishes a target STIP amount for each named executive officer expressed as a percentage of the executive’s base salary, based on factors such as the estimated contribution and responsibility of the named executive officer, market practices, internal equity, and the recommendation of the Chief Executive Officer (for all named executive officers excluding himself).

For 2025, the targets for our named executive officers were:

Named Executive Officer	STIP Target (as a percentage of Base Salary)
Andrew Rees	200%
Patraic Reagan	100%
Anne Mehlman	125%
Terence Reilly (1)	125%
Rupert Campbell	100%
Susan Healy (2)	100%
(1) Mr. Reilly's STIP target was 125% of base salary throughout all of 2025. He participated in the HEYDUDE Brand scorecard through May 2025, when he was appointed Executive Vice President, Chief Brand Officer, at which point he transitioned to the Crocs, Inc. Enterprise scorecard. His 2025 STIP award reflects pro-rated performance measured under each scorecard.
(2) On August 28, 2025, Ms. Healy notified the Company of her decision to resign from her position as our Executive Vice President and Chief Financial Officer, effective immediately. As a result, she was ineligible to participate in the STIP.

The total STIP award actually paid to each named executive officer is determined based on the extent to which specified weighted objective performance goals are achieved with potential payouts ranging from 50% to 150% of the STIP target. There are no payouts for below-threshold performance.

Based on 2025 actual results, our named executive officers were eligible to be paid annual cash incentive awards at the applicable percentages of their respective target STIP award amounts set forth in the table above. The actual amounts paid under the 2025 STIP can be found in the “Summary Compensation Table” below. The Committee has discretion to depart from the formula in approving the STIP awards by decreasing, but not increasing, incentive awards after results are known. The Committee did not exercise that discretion with respect to the 2025 annual cash incentive awards.

For 2025, these goals and their applicable weightings and earned payouts under the STIP scorecards were:

Crocs, Inc. Enterprise (1)
2025 Performance Targets	Weighting	Actual Performance	Weighted 2025 Actual Performance as a Percentage of Target
Enterprise adjusted EBIT (2): $1,006.1 million	40.0%	$951.7 million (86.5% payout)	34.6%
Enterprise adjusted free cash flow (3): $909.4 million	40.0%	$992.3 million (111.4% payout)	44.5%
Objectives associated with Crocs, Inc. Enterprise strategic initiative performance (4)	15.0%	2 of 4 Targets Achieved (75.0% payout)	11.3%
Objectives associated with Enterprise corporate responsibility and sustainability progress (5)	5.0%	3 of 3 Targets Achieved (100.0% payout)	5.0%
TOTAL:			95.4%

(1) The Crocs, Inc. Enterprise scorecard is applicable to Messrs. Rees, Reilly, following his appointment as Executive Vice President, Chief Brand Officer, and Reagan, and Ms. Healy prior to her resignation.
(2) Enterprise adjusted EBIT is calculated by taking generally accepted accounting principles (“GAAP”) net income attributable to common stockholders and excluding interest expenses, tax expense, foreign currency changes, the impact of tariffs, and non-recurring entries, including impairment of the HEYDUDE indefinite-lived trademark and HEYDUDE Brand reporting unit goodwill, as well as costs incurred in connection with cost savings initiatives.
(3) Enterprise adjusted free cash flow is calculated by modifying Enterprise adjusted EBIT by: subtracting capital expenditures; adding year-over-year changes in inventory, accounts receivable and accounts payable; and adding depreciation, amortization and stock-based compensation expenses.
(4) The Enterprise strategic initiative performance targets related to: (i) digital marketplace deployment, (ii) supply chain optimization, (iii) enterprise organizational effectiveness, and (iv) fit-for-future talent and succession planning. These strategic initiative performance targets were evaluated based on Committee discretion and included partially achieved targets.
(5) The Enterprise CRS progress performance targets related to: (i) our bio-resin production target, (ii) environmental sustainability, and (iii) community and inclusivity. Achievement of these strategic initiative performance targets was evaluated based on Committee discretion.

Crocs Brand (1)
2025 Performance Targets	Weighting	Actual Performance	Weighted 2025 Actual Performance as a Percentage of Target
Crocs Brand adjusted EBIT (2): $1,199.6 million	40.0%	$1,140.1 million (87.6% payout)	34.9%
Enterprise adjusted free cash flow (3): $909.4 million	40.0%	$992.3 million (111.4% payout)	44.6%
Objectives associated with Crocs Brand strategic initiative performance (4)	15.0%	1 of 4 Targets Achieved (65.0% payout)	9.8%
Objectives associated with Enterprise corporate responsibility and sustainability progress (5)	5.0%	3 of 3 Targets Achieved (100.0% payout)	5.0%
TOTAL:			94.3%
(1) The Crocs Brand scorecard is applicable to Ms. Mehlman.
(2) Crocs Brand adjusted EBIT is calculated by taking the Crocs Brand GAAP net income attributable to common stockholders and excluding interest expenses, tax expense, foreign currency changes, the impact of tariffs, and non-recurring entries, as applicable.
(3) Enterprise adjusted free cash flow is calculated as described in footnote (3) of the Crocs, Inc. Enterprise scorecard on page 42.
(4) The Crocs Brand strategic initiative performance targets related to: (i) North America brand relevance, (ii) product diversification, (iii) market share gains in key international markets, and (iv) fit-for-future talent and succession planning. These strategic initiative performance targets were evaluated based on Committee discretion and included partially achieved targets.
(5) The Enterprise CRS progress performance targets are the same as those outlined in footnote (5) of the Crocs, Inc. Enterprise scorecard on page 42. Achievement of these strategic initiative performance targets was evaluated based on Committee discretion.

HEYDUDE Brand (1)
2025 Performance Targets	Weighting	Actual Performance	Weighted 2025 Actual Performance as a Percentage of Target
HEYDUDE Brand adjusted EBIT (2): $143.8 million	40.0%	$88.3 million (0.0% payout)	0.0%
Enterprise adjusted free cash flow (3): $909.4 million	40.0%	$992.3 million (155.6% payout)	44.6%
Objectives associated with HEYDUDE Brand strategic initiative performance (4)	15.0%	0 of 4 Targets Achieved (60.0% payout)	9.0%
Objectives associated with Enterprise corporate responsibility and sustainability progress (5)	5.0%	3 of 3 Targets Achieved (100.0% payout)	5.0%
TOTAL:			58.6%

(1) The HEYDUDE Brand scorecard is applicable to Mr. Campbell and Mr. Reilly, prior to his appointment as Executive Vice President, Chief Brand Officer.
(2) HEYDUDE Brand adjusted EBIT is calculated by taking HEYDUDE Brand GAAP net income attributable to common stockholders and excluding interest expenses, tax expense, foreign currency changes, the impact of tariffs, and non-recurring entries, including impairment of the HEYDUDE indefinite-lived trademark and HEYDUDE Brand reporting unit goodwill.
(3) Enterprise adjusted free cash flow is calculated as described in footnote (3) of the Crocs, Inc. Enterprise scorecard on page 42.
(4) The HEYDUDE Brand strategic initiative performance targets related to: (i) North America brand relevance, (ii) international growth, (iii) United States marketplace management / stabilization, and (iv) fit-for-future talent and succession planning. These strategic initiative performance targets were evaluated based on Committee discretion and included partially achieved targets.
(5) The Enterprise CRS progress performance targets are the same as those outlined in footnote (5) of the Crocs, Inc. Enterprise scorecard on page 42. Achievement of these strategic initiative performance targets was evaluated based on Committee discretion.

Long-Term Equity Awards. The Committee grants long-term equity awards annually to the named executive officers in order to provide long-term performance-based compensation, to encourage the named executive officers to continue their employment throughout the vesting periods of the awards, and to align management and stockholder interests. The awards are allocated between time-based RSUs and performance-based PSUs and vest over a three-year period (other than the 2025–2027 PSUs based on revenue goals, which cliff vest at the end of the three-year performance period), subject to continued service, which also assists with long-term incentives and retention. We believe that a significant portion of each named executive officer’s compensation should be in the form of long-term equity incentive awards. For 2025, the amount of LTIP awards granted to our named executive officers was based on a review of market practices by Meridian, the Committee’s independent compensation consultant, the recommendations of the Chief Executive Officer (for named executive officers other than himself), personal performance, internal equity, and expected future contributions, among other factors.

2025 Long-Term Performance Incentive Program. In 2025, all of our named executive officers received grants of time-based RSUs and PSUs, 67% of which were PSUs eligible to be earned based on satisfaction of performance goals and 33% of which were time-based RSUs that vest based on continued service. The material terms of these 2025 time-based RSU and PSU awards were as follows:

Time-Based RSUs	Performance-Based RSUs
	Performance Goals	Potential Awards	Further Time Vesting
Vest in three annual installments beginning one year after the date of grant
Achievement of financial performance targets for 2025–2027, based on (i) 2025 Adjusted EBIT Operating Margin and (ii) three separate one-year annual adjusted revenue targets, each equally weighted, and averaged over the performance period, with a three-year rTSR modifier.

The relative TSR modifier for the Revenue/rTSR PSUs is applied to the revenue achievement percentage after completion of the performance period. The modifier ranges from 0.75x to 1.25x depending on the Company’s total shareholder return.

For the 2025 Adjusted EBIT Operating Margin PSUs and the 2025-2027 Revenue/rTSR PSUs, executives may earn from 50% to 150% and 50% to 250%, respectively, of the target number of PSUs based on the level of achievement of the applicable performance goals. For the 2025-2027 Revenue/rTSR PSUs, the revenue component may pay out up to 200% of target, which may then be further adjusted by the rTSR modifier to a maximum of 250% of target. The rTSR modifier is based on the Company's percentile rank of total shareholder return relative to all members of the S&P 1500 Textile, Apparel & Luxury Goods Index (as constituted on the first day of the performance period) measured over the full three-year performance period, with the Company's TSR ranked in descending order against Index members but not included in the Index for purposes of this comparison. No PSUs are earned if performance falls below established threshold goals.

Earned 2025 Adjusted EBIT Operating Margin PSUs vest 33% upon satisfaction of the performance goals (based on level of achievement) and earned PSUs vest 33% in each of the next two years, subject to continued service.

2025–2027 Revenue/rTSR PSUs cliff vest at the end of the 3-year performance period, subject to continued service.

The Committee grants performance-based awards to support our pay-for-performance philosophy and better align the interests of our named executive officers with those of our stockholders. The Committee grants time-based RSUs because it generally believes that full-value awards such as time-based RSUs offer a stronger retention incentive than stock options while also providing alignment with stockholders. In addition, time-based RSUs and PSUs are less dilutive to our current stockholders as fewer time-based RSUs and PSUs are necessary to provide the same equity benefit compared to stock options.

The Committee selected the metrics for the PSUs because it views them as primary drivers of enhanced stockholder value and appropriate measures of performance given our continued, successful growth. For the 2025-2027 Revenue/rTSR PSUs, the Committee believes the annual revenue targets for each of the three years in the performance period allow the Committee to set goals and measure performance in a manner that reflects the dynamic and challenging nature of our business. The relative TSR modifier holds management accountable to relative Company stock performance relative to benchmark companies and further aligns our named executive officers with shareholders.

PSU Awards Granted in Prior Years with Performance Periods Ended December 31, 2025

Two PSU awards granted in prior years completed their performance periods in 2025. The 2023-2025 PSUs granted in 2023 were based on an Adjusted three-year cumulative revenue target over a three-year performance period, and the 2024 PSUs granted to our Crocs Brand President were based on a two-year Crocs Brand cumulative revenue target. The Adjusted three-year cumulative revenue target was $15,000 million and actual Adjusted three-year cumulative revenue for the performance period was $12,131 million. This resulted in no payout to the named executive officers who held such PSUs. Ms. Mehlman received PSUs in connection with her 2024 promotion to Executive Vice President, Brand President for Crocs, that were eligible for vesting based on two-year cumulative Crocs Brand revenue target of $6,892 million and actual two-year cumulative Crocs Brand revenue for the performance period was $6,603 million. The revenue target was not achieved and the awards were forfeited per their terms.

Adjusted Three-Year Cumulative Revenue PSU Performance Cycle to Date

The three-year performance cycle for the 2024-2026 Adjusted three-year cumulative revenue PSUs granted in 2024 is still in progress. We do not disclose the Adjusted three-year cumulative revenue measure targets until completion of the applicable three-year performance period as such disclosure could result in competitive harm.

2025 Adjusted EBIT Operating Margin PSU Performance and 2025-2027 Revenue/rTSR PSU Performance Cycle to Date

The 2025 Adjusted EBIT Operating Margin PSUs granted in 2025 were earned at 97.1% of target based on the performance of Adjusted EBIT Operating Margin to target. Such awards remain subject to an additional two years of service vesting before payout. The three-year performance cycle for the 2025-2027 Revenue/rTSR PSUs granted in 2025 is still in progress. We do not disclose the revenue measure targets until completion of the applicable three-year performance period as such disclosure could result in competitive harm.

2025 PSUs	Actual Performance	Weighted 2025 Actual Performance as a Percentage of Target
2025–2027 Revenue/rTSR modifier (1)	(2)	(2)
2025 Adjusted EBIT Operating Margin (3): 24.0%	23.7%	97.1%
2023–2025 3-Yr Cumulative Revenue (4): $15,000 million	$12,131 million	—%
2024–2025 Crocs Brand Cumulative Revenue (5): $6,892 million	$6,603 million	—%

(1) 2025-2027 Revenue/rTSR PSUs are calculated using the average of three separate one-year annual adjusted revenue targets with a three-year rTSR modifier applied at the end of the performance period. Adjusted revenue is calculated as total GAAP net revenue of the Company adjusted to exclude the impact of changes in foreign currency exchange rates.
(2) We do not disclose the one-year adjusted revenue targets until completion of the applicable three-year performance period as such disclosure could result in competitive harm.
(3) 2025 Adjusted earnings before interest, taxes (“EBIT”) Operating Margin is calculated by dividing Enterprise adjusted EBIT, as defined above, by adjusted revenue, as defined above, for fiscal year 2025. The non-recurring entries from GAAP net income attributable to stockholders include partial impairment of the HEYDUDE indefinite-lived trademark and HEYDUDE Brand reporting unit goodwill and operational workforce reduction charges incurred in connection with cost savings initiatives.
(4) 2023–2025 3-Yr Cumulative Revenue is calculated by adjusting GAAP revenue for the applicable three-year period for non-recurring items, as applicable.
(5) 2024–2025 Crocs Brand Cumulative Revenue is calculated by adjusting revenue for the applicable two-year period for non-recurring items, as applicable.

New Hire RSUs. In 2025, Messrs. Reagan and Campbell each received time-based RSU awards in connection with their respective appointments. Upon his appointment as Executive Vice President, Chief Financial Officer, Mr. Reagan received a $3,500,000 time-based RSU award vesting in five installments: 21.43% on each of March 22, 2026, September 22, 2026,

March 22, 2027, and September 22, 2027, and 14.28% on September 22, 2028. Mr Reagan also received a one-time cash award of $800,000 as a sign-on bonus pursuant to the terms of his offer letter, subject to repayment if he ceases employment prior to 12 months of employment. Mr. Campbell received two separate time-based RSU awards: an $800,000 award upon joining the Company in March 2025 and a $1,200,000 award upon his promotion to Executive Vice President, Brand President for HEYDUDE in November 2025, each vesting ratably over three years from the applicable grant date.

Other Benefits

We provide other benefits to our named executive officers in order to achieve a competitive pay package. The Committee believes that those benefits, which are detailed in the “Summary Compensation Table” under the heading “All Other Compensation,” are reasonable, competitive and consistent with our overall executive compensation program. Those benefits consist of annual executive physical examinations and individual disability insurance for all named executive officers beyond those covered by our general health insurance programs. In addition, we provide executive life insurance for our CEO. We also maintain a non-qualified deferred compensation program described below under “Non-Qualified Deferred Compensation Plan.”
Post-Employment Compensation

Change in Control Benefits. In 2013, we approved and adopted the Change in Control Plan, which was amended and restated in 2014, further amended and restated in 2018, and extended in 2025 (“CIC Plan”), for eligible employees, including the named executive officers. The CIC Plan contains a “double-trigger” whereby if a “change in control” occurs and the participant’s employment is terminated by us without “cause” or the participant resigns for “good reason” within the two-year period following the “change in control,” the participants will be entitled to accelerated vesting of certain equity awards and a multiple of salary and bonus. The Committee believes that this approach will enhance stockholder value in the context of an acquisition, and align executives with the interests of our stockholders. For a more detailed discussion of the CIC Plan and definitions of “change in control,” “cause,” and “good reason” under the CIC Plan, see “Potential Payments on Termination or Change in Control” below.

Offer Letters. In connection with the appointment to their respective positions, we negotiated and entered into offer letters with each of Messrs. Rees, Reilly, Campbell, and Reagan and Mmes. Mehlman and Healy setting forth, among other things, the initial terms of their base salary, target bonus, and long-term equity targets along with the terms of certain sign-on equity awards. The offer letters also provide that if the executive is terminated by us without “cause” (as defined in the offer letter) or if the executive resigns for “good reason” (as defined in the offer letter), subject to execution of a general release of claims, the executive will be entitled to receive a lump sum payment equal to the executive’s then-current base salary plus an amount equal to the then-current target annual bonus. If the executive is terminated by us without “cause,” resigns for “good reason” or in the event of death or “disability” (as defined in the Company’s equity incentive plan), the executive will be entitled to certain vesting of equity awards. The offer letters also provide that the executives are eligible to participate in the CIC Plan. The offer letters contain non-competition and non-solicitation covenants which restrict the executives from taking part in certain competitive activities for a period of one year following their termination of employment with us. On August 28, 2025, Ms. Healy notified the Company of her decision to resign from her position as our Executive Vice President, Chief Financial Officer, effective immediately, which resignation did not qualify as for “good reason.” For a more detailed discussion of the offer letters, definitions of “cause” and “good reason,” see “Potential Payments on Termination or Change in Control” below.

The post-employment benefits provided in the offer letters were negotiated between the Committee and each executive in advance of the executive accepting employment as an executive with us. The Committee believed that such severance benefits were reasonable and necessary to induce each executive to accept employment with us.

Ms. Healy Separation Agreement

On August 28, 2025, Ms. Healy notified the Company of her decision to resign from her position as our Executive Vice President, Chief Financial Officer, effective immediately. As requested by the Company, between the Transition Date and the Separation Date, Ms. Healy served in the role of Special Advisor to assist with the transition of her duties to Mr. Reagan, for which she received $75,000. Ms. Healy was not eligible to receive any amounts or benefits under her offer letter. Upon execution of an effective separation agreement and general release, which extended the periods of Ms. Healy’s compliance with non-competition and non-solicitation covenants from 12 months to 24 months after separation, Ms. Healy was entitled to receive a special one-time discretionary lump sum payment of $400,000 (net of her required reimbursement of certain relocation benefits) less applicable taxes and withholdings. In addition, in accordance with the applicable award agreements, all of Ms. Healy’s unvested equity awards were cancelled and forfeited, effective as of the Separation Date.

Additional Considerations

In addition to designing our compensation plans to achieve the objectives outlined above, the Committee seeks to implement corporate governance best practices to align the interests of our executive officers with the interests of our stockholders. A summary of some of those compensation policies is set forth below.

Stock Ownership Guidelines
We maintain our stock ownership guidelines to ensure that our executive officers have a meaningful stake in our equity and to further align the interests of our executives with the long-term interests of our stockholders. The guidelines require that each of our named executive officers own shares of our common stock in an amount equal in value to a specified multiple (5x for our Chief Executive Officer and 3x for all other named executive officers) of such named executive officer’s base salary, to be achieved by the fifth anniversary of (i) the adoption of the modified guidelines (for our existing executive officers) or (ii) the date of hire for new executive officers. All of our named executive officers are either compliant or are making progress towards their respective ownership multiples and are still within the five-year phase-in period for compliance.

Clawback Policies	Under our Recovery of Executive Compensation Policy, at the discretion of the Committee, executives may be required to repay awards to us if within two years of an award under our STIP and equity incentive plan: (i) we are required to restate our financial statements due to fraud or willful misconduct involving the executive; or (ii) the executive took part in any fraud, negligence or breach of fiduciary duty.

We have also adopted our Incentive Compensation Recovery Policy in accordance with Rule 10D-1 of the Exchange Act and Nasdaq listing standards. The policy requires, subject to limited exceptions, the Committee to pursue recovery of excess incentive compensation received by any current or former executive in the event of an accounting restatement due to material non-compliance with financial reporting requirements.
Prohibition on Hedging and Pledging	We do not allow our management or directors to engage in hedging transactions on our stock, including transactions such as zero-cost dollars, prepaid variable forward sale contracts, equity swaps, and exchange funds. In addition, we do not allow our management or directors to pledge our stock to secure loans or other obligations.
No Tax Gross-Ups in our CIC Agreements	None of our change in control agreements with our executive officers contain excise tax gross-up provisions.
Double Trigger Provisions in our CIC Agreements	We maintain a reasonable change in control plan. The CIC Plan provides for “double-trigger” vesting with a definition of “change in control” consistent with our stockholder-approved equity plans. In order to keep management focused on the best interests of our stockholders during potentially uncertain periods, the CIC Plan provides our named executive officers with reasonable compensation protections upon a change in control followed by a termination without cause or for good reason.

Equity Granting Practices	While we do not currently grant stock options or similar option-like instruments, such as stock appreciation rights, we are providing information regarding our procedures related to the grant of equity awards close in time to the release of material non-public information. We have not granted stock options since 2017.

While the Committee has generally determined to make our annual equity award grants at the regular meeting of the Committee held in the first quarter of each year, the Company does not have a formal policy or obligation that requires us to award equity or equity-based compensation on specific dates. Neither our Board nor our Compensation Committee takes material non-public information into account when determining the timing of equity awards, nor do we time the disclosure of material non-public information for the purpose of impacting the value of executive compensation. We generally issue equity awards to our executive officers on a limited and infrequent basis, and not in accordance with any fixed schedule. The Committee meeting date, or the next business day if the meeting falls on a day where the Nasdaq Global Select Market is closed for trading, is typically the effective grant date for the grants.

We also may grant equity awards to recognize increased responsibilities or special contributions, attract new hires, retain executives or recognize certain other special circumstances that occur throughout the year. The effective date of these grants is determined based on the timing of the recognition or recruitment event and approved on or in advance of the effective date of the grant. The exercise/grant price is the fair market value of our common stock on the effective date. The Committee approves all equity grants to executive officers. We do not permit repricing of stock options without stockholder approval.
Accounting Considerations
ASC Topic 718, Compensation—Stock Compensation (referred to as ASC Topic 718), requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, time-based RSUs and PSUs under our equity incentive award plans will be accounted for under ASC Topic 718. Under ASC Topic 718, grant date fair values for PSUs are generally not determined until the associated performance metrics are established. As a result of the 2025 design changes to the 2025-2027 Revenue/rTSR PSUs whereby annual revenue targets are established each year in the performance period, the grant date fair values for such awards are reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table for Fiscal Year 2025 only with respect to 1/3 of the target PSUs for which the revenue metrics were determined for fiscal year 2025. As the revenue goals for such PSUs are established for future years, the grant date fair values associated with the related PSUs will be reflected in these tables for the applicable fiscal year to which the goals relate. We will consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with our management. Based on such review and discussions, the Compensation Committee recommended to the Board that the foregoing Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE
Beth J. Kaplan (Chairperson)
Charisse Ford Hughes (1)
Thomas J. Smach

(1) Ms. Ford Hughes began serving on the Compensation Committee in June 2025.

COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information regarding compensation earned for services rendered during fiscal years 2025, 2024, and 2023, as applicable, for each of our named executive officers (“NEOs”):

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($) (3)	Total ($)
Andrew Rees Chief Executive Officer	2025	1,188,462	—	7,432,802	2,267,585	69,158	10,958,007
	2024	1,138,462	—	8,549,916	2,677,661	66,703	12,432,742
	2023	1,100,000	—	7,249,993	2,268,200	60,214	10,678,407
Patraic Reagan (4) Executive Vice President, Chief Financial Officer	2025	201,923	800,000	3,499,996	201,923	7,068	4,710,910
Anne Mehlman (5) Executive Vice President, Brand President for Crocs	2025	750,000	—	1,581,420	884,063	24,513	3,239,996
	2024	744,231	—	5,349,906	1,122,858	27,078	7,244,073
	2023	669,231	—	1,319,936	689,977	23,652	2,702,796
Terence Reilly (6) Executive Vice President, Chief Brand Officer	2025	738,462	—	1,581,420	750,310	63,974	3,134,166
	2024	471,154	—	5,259,807	475,865	63,431	6,270,257
Rupert Campbell (7) Executive Vice President, Brand President for HEYDUDE	2025	594,347	—	2,553,357	348,287	124,721	3,620,712
Susan Healy (8) Former Executive Vice President, Chief Financial Officer	2025	513,462	—	1,186,090	—	505,354	2,204,906
	2024	432,692	—	1,999,859	882,000	61,212	3,375,763
(1) The bonus column includes a one-time cash award of $800,000 for Mr. Reagan as a sign-on bonus pursuant to the terms of his offer letter, subject to repayment if Mr. Reagan ceases employment prior to 12 months of employment.
(2) Amounts shown reflect the aggregate grant date fair value of grants made in each respective fiscal year computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 12 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. The grant date fair value of the time-based RSUs and Adjusted EBIT Operating Margin PSUs is calculated based on our closing stock price on the grant date. The grant date fair value of the 2025-2027 Revenue/rTSR PSUs is calculated using a Monte-Carlo simulation valuation performed as of the date of grant by an independent third party. Because the grant date for the 2025-2027 Revenue/rTSR PSUs occurs when performance targets are approved, and we approved revenue performance targets for fiscal year 2025 only, the values in this column for 2025 include: (i) 33% of the 2025-2027 Revenue/rTSR PSUs (fiscal year 2025 portion only), (ii) 100% of the fiscal year 2025 Adjusted EBIT Operating Margin PSUs, and (iii) 100% of the fiscal year 2025 time-based RSUs. For 2025, the total aggregate fair value of the Adjusted EBIT Operating Margin PSUs and fiscal year 2025 of the 2025-2027 Revenue/rTSR PSUs granted in March 2025 to Messrs. Rees, Reilly and Campbell and Mss. Mehlman and Healy, assuming the highest level of payout for performance against assigned targets would be as follows: $7.6 million for Mr. Rees, $1.6 million for Ms. Mehlman, $1.6 million for Mr. Reilly, $0.6 million for Mr. Campbell, and $1.2 million for Ms. Healy. Due to Ms. Healy separating from the Company in October 2025, all of her equity awards were forfeited.
(3) All other compensation for 2025 represents the following: (i) Company matches to employee 401(k) contributions in the amounts of $14,000 for Mr. Rees, and Mmes. Mehlman and Healy, and $5,769 for Mr. Reagan, (ii) executive healthcare screenings paid by us in the amount of $3,300 for Ms. Healy, (iii) group term life insurance premiums paid in full by us in the amount of $822 for Messrs. Rees and Reilly and Ms. Mehlman, $221 for Mr. Reagan, $379 for Mr. Campbell, and $696 for Ms. Healy, (iv) Company-provided apartment of $43,028 for Mr. Rees, (v) Company-provided executive life insurance premium of $2,736 for Mr. Rees, (vi) individual disability insurance paid by us in the amount of $5,720 for Mr. Rees, $5,789 for Ms. Mehlman, $6,861 for Mr. Reilly, and $4,596 for Ms. Healy, (vii) long-term disability paid by us in the amount of $404 for Messrs. Rees and Reilly and Ms. Mehlman, $109 for Mr. Reagan, $186 for Mr. Campbell and $342 for Ms. Healy, (viii) short-term disability paid by us in the amount of $2,447 for Messrs. Rees and Reilly and Ms. Mehlman, $659 for Mr. Reagan, $1,130 for Mr. Campbell, and $2,071 for Ms. Healy, (ix) company paid contributions to the health savings account in the amounts of $1,000 for Ms. Mehlman and $309 to Mr. Reagan, (x) de minimus ambassador awards to Mmes. Mehlman and Healy and Mr. Reilly, (xi) relocation and travel allowances of $53,399 for Mr. Reilly, $79,609 for Mr. Campbell, and $5,301 for Ms. Healy, and (xii) housing allowance of $43,416 for Mr. Campbell.
(4) Mr. Reagan commenced service as our Executive Vice President, Chief Financial Officer in September 2025.
(5) Having previously served as the Company’s Executive Vice President and Chief Financial Officer, Ms. Mehlman was appointed as Executive Vice President, Brand President for Crocs in May 2024.
(6) Mr. Reilly previously served as the Company’s Executive Vice President, Brand President for HEYDUDE but was appointed as Executive Vice President, Chief Brand Officer effective May 21, 2025.
(7) Mr. Campbell commenced service as our Executive Vice President, Brand President for HEYDUDE in November 2025.
(8) On August 28, 2025, Ms. Healy notified the Company of her decision to resign from her position as our Executive Vice President, Chief Financial Officer, effective as of the Transition Date. As requested by the Company, between the Transition Date and the Separation Date, Ms. Healy served in the role of Special Advisor to assist with the transition of her duties to Mr. Reagan. Ms. Healy was entitled to the payments and benefits relating to her separation from the Company as set forth in her separation agreement with the Company, which included a special one-time discretionary lump sum payment of $400,000, less applicable taxes and withholdings, and, $75,000 for her service as Special Advisor, each of which is included within “All Other Compensation” in the table above. Ms. Healy forfeited all outstanding equity awards in connection with her separation from the Company. Refer to the details of her separation agreement within the “Potential Payments on Termination or Change in Control” section below.

Grants of Plan-Based Awards Table for Fiscal Year 2025

The following table provides information for each of our NEOs regarding annual STIP and LTIP award opportunities, including the range of potential payouts under our STIP, our annual non-equity incentive plan, and our RSUs and PSUs granted during fiscal year 2025.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (2)
Name	Type of Award	Grant Date	Threshold ($)	Target ($) (1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew Rees	Annual Incentive Award		1,200,000	2,400,000	3,600,000	—	—	—	—	—
	Time-Based RSUs	3/11/25	—	—	—	—	—	—	31,870	3,133,458
	PSUs (3-Year Performance)	3/11/25	—	—	—	3,983	10,622	26,555	—	1,166,083
	PSUs (1-Year Performance)	3/11/25	—	—	—	15,934	31,868	47,802	—	3,133,262
Patraic Reagan (3)	Annual Incentive Award		375,000	750,000	1,125,000	—	—	—	—	—
	Time-Based RSUs (3)	9/22/25	—	—	—	—	—	—	45,372	3,499,996
Anne Mehlman	Annual Incentive Award		468,750	937,500	1,406,250	—	—	—	—	—
	Time-Based RSUs	3/11/25	—	—	—	—	—	—	6,781	666,708
	PSUs (3-Year Performance)	3/11/25	—	—	—	848	2,260	5,650	—	248,103
	PSUs (1-Year Performance)	3/11/25	—	—	—	3,390	6,780	10,170	—	666,610
Terence Reilly	Annual Incentive Award		468,750	937,500	1,406,250	—	—	—	—	—
	Time-Based RSUs	3/11/25	—	—	—	—	—	—	6,781	666,708
	PSUs (3-Year Performance)	3/11/25	—	—	—	848	2,260	5,650	—	248,103
	PSUs (1-Year Performance)	3/11/25	—	—	—	3,390	6,780	10,170	—	666,610
Rupert Campbell (4)	Annual Incentive Award		375,000	750,000	1,125,000	—	—	—	—	—
	Time-Based RSUs	3/10/25	—	—	—	—	—	—	7,912	799,903
	Time-Based RSUs	3/11/25	—	—	—	—	—	—	2,373	213,313
	Time-Based RSUs	11/17/25	—	—	—	—	—	—	15,554	1,199,991
	PSUs (3-Year Performance)	3/11/25	—	—	—	296	791	1,977	—	86,836
	PSUs (1-Year Performance)	3/11/25	—	—	—	1,186	2,373	3,559	—	233,313
Susan Healy (5)	Annual Incentive Award		375,000	750,000	1,125,000	—	—	—	—	—
	Time-Based RSUs	3/11/25	—	—	—	—	—	—	4,332	500,056
	PSUs (3-Year Performance)	3/11/25	—	—	—	635	1,695	4,237	—	186,077
	PSUs (1-Year Performance)	3/11/25	—	—	—	2,542	5,085	7,627	—	499,957

(1) This represents the target annual incentive award. The incentives awarded were based on the actual amount of salary received in 2025, as disclosed in the “Summary Compensation Table” (above).
(2) Amounts shown reflect the aggregate grant date fair value of grants computed in accordance with stock-based accounting rules (FASB ASC Topic 718-Stock Compensation), excluding the effect of estimated forfeitures. Assumptions used in the calculations of these amounts are included in Note 12 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. The grant date fair value of the time-based RSUs and 2025 Adjusted EBIT Operating Margin PSUs is calculated based on our closing stock price on the grant date. The value of 2025-2027 Revenue/rTSR PSUs is calculated using a Monte-Carlo simulation valuation performed as of the date of grant by an independent third party. Because the grant date for the 2025-2027 Revenue/rTSR PSUs occurs when performance targets are approved, and we approved performance targets for fiscal year 2025 only, the values for this award represent 33% of the 2025-2027 Revenue/rTSR PSUs (fiscal year 2025 portion only).
(3) In connection with Mr. Reagan’s appointment to Executive Vice President, Chief Financial Officer, he received a $3,500,000 time-based RSU award. The time-based RSU award will vest in five installments: 21.43% on March 22, 2026, 21.43% on September 22, 2026, 21.43% on March 22, 2027, 21.43% on September 22, 2027, and 14.28% on September 22, 2028.
(4) In connection with Mr. Campbell joining the Company in March 2025 and his promotion to Executive Vice President, Brand President for HEYDUDE in November 2025, he received $800,000 and $1,200,000 time-based RSU awards, respectively, vesting ratably 33% over three years from the applicable grant date.
(5) On August 28, 2025, Ms. Healy notified the Company of her decision to resign from her position as our Executive Vice President, Chief Financial Officer, effective immediately. In addition, in accordance with the applicable award agreements, all of Ms. Healy’s unvested equity awards and incentive awards were cancelled and forfeited, effective as of the Separation Date.

Annual Incentive Awards. In 2025, STIP amounts were paid at 95.4% of target for NEOs on the Crocs, Inc. Enterprise scorecard, 94.3% of target for NEOs on the Crocs Brand scorecard, and 58.6% of target for NEOs on the HEYDUDE Brand scorecard, in each case, as reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” set forth above. The amounts shown for non-equity incentive plan awards represent the threshold, target, and maximum amounts of annual cash incentive compensation that, depending on performance results, might have been paid to each executive for 2025 performance contingent on achievement of specified levels of the applicable financial and non-financial metrics discussed above. The potential payments were contingent on achieving the threshold level of performance with ranges from 50% to 150% of the executive’s STIP target. These awards are described in further detail under “Compensation Discussion and Analysis” above.

Time-Based Restricted Stock Units and Performance-Based Restricted Stock Units. The amounts shown for equity incentive plan awards represent the number of time-based RSUs and PSUs awarded to the NEOs in 2025 and the grant date fair values of the time-based RSUs and PSUs determined in accordance with FASB ASC 718. The amounts shown for time-based RSUs and PSUs granted to our NEOs represent awards of time-based RSUs and PSUs as part of a performance incentive plan. Time-based RSUs vest in three equal annual installments, beginning one year after the date of grant based on continued employment. The 2025 Adjusted EBIT Operating Margin PSUs vest in three equal annual installments, beginning one year after the grant date, pending certification of performance achievement by the Compensation Committee and subject to continued employment. The Revenue/rTSR PSUs for the 2025–2027 performance period vest at the end of the performance period based on average achievement of three separate one-year annual adjusted revenue targets together with a three-year rTSR modifier, pending certification of performance achievement by the Committee and subject to continued employment.

In connection with Mr. Reagan’s appointment to Executive Vice President, Chief Financial Officer in September 2025, he received a $3,500,000 equity grant, that vests in five installments: 21.43% on March 22, 2026, 21.43% on September 22, 2026, 21.43% on March 22, 2027, 21.43% on September 22, 2027, and 14.28% on September 22, 2028. In connection with Mr. Campbell joining the Company in March 2025 and his promotion to Executive Vice President, Brand President for HEYDUDE in November 2025, he received $800,000 and $1,200,000 time-based RSU awards, respectively, vesting ratably 33% over three years from the grant date.

For the 2025 Adjusted EBIT Operating Margin PSUs, the number of PSUs awarded may be earned between 50% and 150% of the target number of PSUs, contingent on the level of adjusted EBIT Operating Margin performance goals achieved. For the 2025–2027 Revenue/rTSR PSUs, the number of PSUs awarded may be earned between 50% and 250% of the target number of PSUs, contingent on the level of achievement of the three separate one-year annual adjusted revenue targets averaged together with a three-year rTSR modifier. No amount is payable if at least threshold performance is not attained.

Offer Letters. We have entered into offer letters with our named executive officers, which provide for certain initial compensation and other benefits. On August 28, 2025, Ms. Healy notified the Company of her decision to resign from her position as our Executive Vice President, Chief Financial Officer, effective immediately. Ms. Healy’s separation agreement is described in the “Compensation Discussion and Analysis” above and in the “Potential Payments on Termination or Change in Control” section below.

Salary and Bonus in Proportion to Total Compensation. As noted in “Compensation Discussion and Analysis” above, we believe that a substantial portion of each NEO’s compensation should be in the form of performance-based annual incentive awards and equity awards. Base salary of the NEOs is set at levels that the Compensation Committee believes are competitive with our peer companies, with the expectation that shortfalls in base pay, if any, will be recouped through performance bonuses. The Compensation Committee believes that our current program substantially aligns the compensation of our NEOs with the compensation of executive officers of our peer companies, while also permitting the Compensation Committee to provide incentives to the NEOs to pursue performance that increases stockholder value. Please see “Compensation Discussion and Analysis” for a description of the objectives of our compensation program and overall compensation philosophy.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth information regarding outstanding options and unvested time-based RSUs and PSU awards held by our NEOs as of December 31, 2025. Market values for outstanding stock awards are presented as of the end of 2025 based on the closing price of our common stock on the Nasdaq Global Select Market on December 31, 2025, of $85.52 per share.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Andrew Rees	200,000	—	6.98	06/01/27	106,132	(2)	9,076,409	(2)	33,314	(2)	2,849,013
Patraic Reagan	—	—	—	—	45,372	(3)	3,880,213	(3)	—	(3)	—
Anne Mehlman	—	—	—	—	35,382	(4)	3,025,869	(4)	5,843	(4)	499,693
Terence Reilly	—	—	—	—	33,504	(5)	2,865,262	(5)	5,549	(5)	474,550
Rupert Campbell	—	—	—	—	28,143	(6)	2,406,789	(6)	791	(6)	67,646
Susan Healy	—	—	—	—	—	(7)	—	(7)	—	(7)	—
(1) The aggregate number of PSUs was calculated based on the achievement of target performance for the 2024–2026 Adjusted three-year cumulative revenue PSUs granted to Messrs. Rees and Reilly and Ms. Mehlman and target performance for fiscal year 2025 of the 2025–2027 Revenue/rTSR PSUs granted to Messrs. Rees, Reilly and Campbell and Ms. Mehlman.
(2) Represents the unvested portion of three time-based RSU and PSU grants for: (i) 57,838 time-based RSUs and PSUs awarded on March 2, 2023, of which (a) 33% vested in three equal annual installments on March 2, 2024, March 2, 2025, and March 2, 2026, subject to continued employment, and (b) 33% (up to 200%) could be earned based on achievement of the performance metric, of which 18,622 shares were “earned” pursuant to the Compensation Committee certification on February 16, 2024, and vested in three equal annual installments on March 2, 2024, March 2, 2025, and March 2, 2026, subject to continued employment; (ii) 113,462 time-based RSUs and PSUs awarded on March 12, 2024, of which (a) 33% vest in three equal annual installments on March 12, 2025, March 12, 2026, and March 12, 2027, subject to continued employment, (b) 33% (up to 200%) could be earned based on achievement of the performance metric, of which 23,166 shares were “earned” pursuant to the Compensation Committee certification on January 30, 2025, and will vest in three equal annual installments on March 12, 2025, March 12, 2026, and March 12, 2027, subject to continued employment, and (c) 33% (up to 200%) could be earned based on achievement of the performance metric following the date in 2027 that the Compensation Committee certifies achievement, at which time the PSUs will vest based on achievement, subject to continued employment as of such date, and (iii) 159,342 time-based RSUs and PSUs awarded on March 11, 2025, of which (a) 33% vest in three equal annual installments on March 11, 2026, March 11, 2027, and March 11, 2028, subject to continued employment, (b) 33% (up to 150%) could be earned on achievement of the performance metrics, of which 30,941 shares were “earned” pursuant to the Compensation Committee certification on February 5, 2026, and will vest in three equal annual installments on March 11, 2026, March 11, 2027, and March 11, 2028, subject to continued employment, and (c) 33% (up to 250%) could be earned based on achievement of the performance metric following the date in 2028 that the Compensation Committee certifies achievement, at which time the PSUs will vest based on achievement, subject to continued employment as of such date.
(3) Represents the unvested portion of 45,372 RSUs awarded on September 22, 2025, which will vest in five installments: 21.43% on March 22, 2026, 21.43% on September 22, 2026, 21.43% on March 22, 2027, 21.43% on September 22, 2027, and 14.28% on September 22, 2028.

(4) Represents the unvested portion of four time-based RSU and PSU grants for: (i) 10,530 time-based RSUs and PSUs awarded on March 2, 2023, of which (a) 33% vested in three equal annual installments on March 2, 2024, March 2, 2025, and March 2, 2026, subject to continued employment, and (b) 33% (up to 200%) could be earned based on achievement of the performance metric, of which 3,390 shares were “earned” pursuant to the Compensation Committee certification on February 16, 2024, and vested in three equal annual installments on March 2, 2024, March 2, 2025, and March 2, 2026, subject to continued employment, (ii) 39,678 time-based RSUs and PSUs awarded on February 1, 2024, of which 50% vest in four equal annual installments on February 1, 2025, February 1, 2026, February 1, 2027, and February 1, 2028, subject to continued employment, (iii) 17,915 time-based RSUs and PSUs awarded on March 12, 2024, of which (a) 33% vest in three equal annual installments on March 12, 2025, March 12, 2026, and March 12, 2027, subject to continued employment, (b) 33% (up to 200%) could be earned based on achievement of the performance metric, of which 3,658 shares were “earned” pursuant to the Compensation Committee certification on January 30, 2025, and will vest in three equal annual installments on March 12, 2025, March 12, 2026, and March 12, 2027, subject to continued employment, and (c) 33% (up to 200%) could be earned based on achievement of the performance metric following the date in 2027 that the Compensation Committee certifies achievement, at which time the PSUs will vest based on achievement, subject to continued employment as of such date; and (iv) 33,901 time-based RSUs and PSUs awarded on March 11, 2025, of which (a) 33% of the RSUs vest in three equal annual installments on March 11, 2026, March 11, 2027, and March 11, 2028, subject to continued employment, (b) 33% (up to 150%) could be earned on achievement of the performance metrics, of which 6,582 shares were “earned” pursuant to the Compensation Committee certification on February 5, 2026, and will vest in three equal annual installments on March 11, 2026, March 11, 2027, and March 11, 2028, subject to continued employment, and (c) 33% (up to 250%) could be earned based on achievement of the performance metric following the date in 2028 that the Compensation Committee certifies achievement, at which time the PSUs will vest based on achievement, subject to continued employment as of such date.
(5) Represents the unvested portion of three time-based RSU and PSU grants for: (i) 31,325 RSUs awarded on April 29, 2024 which vest in two equal annual installments on April 29, 2025, and April 29, 2026, subject to continued employment; and (ii) 16,445 time-based RSUs and PSUs awarded on April 29, 2024, of which (a) 33% vest in three equal annual installments on April 29, 2025, April 29, 2026, and April 29, 2027, subject to continued employment, (b) 33% (up to 200%) could be earned based on achievement of the performance metric, of which 3,358 shares were “earned” pursuant to the Compensation Committee certification on January 30, 2025, and will vest in three equal annual installments on April 29, 2025, April 29, 2026, and April 29, 2027, subject to continued employment, and (c) 33% (up to 200%) could be earned based on achievement of the performance metric following the date in 2027 that the Compensation Committee certifies achievement, at which time the PSUs will vest based on achievement, subject to continued employment as of such date; and (iii) 33,901 time-based RSUs and PSUs awarded on March 11, 2025, of which (a) 33% of the RSUs vest in three equal annual installments on March 11, 2026, March 11, 2027, and March 11, 2028, subject to continued employment, (b) 33% (up to 150%) could be earned on achievement of the performance metrics, of which 6,582 shares were “earned” pursuant to the Compensation Committee certification on February 5, 2026, and will vest in three equal annual installments on March 11, 2026, March 11, 2027, and March 11, 2028, subject to continued employment, and (c) 33% (up to 250%) could be earned based on achievement of the performance metric following the date in 2028 that the Compensation Committee certifies achievement, at which time the PSUs will vest based on achievement, subject to continued employment as of such date.
(6) Represents the unvested portion of three time-based RSU and PSU grants for: (i) 7,912 RSUs awarded on March 10, 2025, which will vest in three equal annual installments on March 10, 2026, March 10, 2027, and March 10, 2028, subject to continued employment (ii) 11,863 time-based RSUs and PSUs awarded on March 11, 2025, of which (a) 33% of the RSUs vest in three equal annual installments on March 11, 2026, March 11, 2027, and March 11, 2028, subject to continued employment, (b) 33% (up to 150%) could be earned on achievement of the performance metrics, of which 2,304 shares were “earned” pursuant to the Compensation Committee certification on February 5, 2026, and will vest in three equal annual installments on March 11, 2026, March 11, 2027, and March 11, 2028, subject to continued employment, and (c) 33% (up to 250%) could be earned based on achievement of the performance metric following the date in 2028 that the Compensation Committee certifies achievement, at which time the PSUs will vest based on achievement, subject to continued employment as of such date; and (iii) 15,554 RSUs awarded on November 17, 2025, which will vest in three equal annual installments on November 17, 2026, November 17, 2027, and November 17, 2028, based on continued employment.
(7) On August 28, 2025, Ms. Healy notified the Company of her decision to resign from her position as our Executive Vice President, Chief Financial Officer, effective immediately. In accordance with the applicable award agreements, all of Ms. Healy’s unvested equity awards and incentive awards were cancelled and forfeited, effective as of the Separation Date in October 2025.

Option Exercises and Stock Vested in Fiscal Year 2025

The following table sets forth information for each of our NEOs regarding stock awards vested during 2025:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Andrew Rees	57,176	5,762,256
Patraic Reagan	—	—
Anne Mehlman	12,294	1,219,640
Terence Reilly	17,877	1,717,980
Rupert Campbell	—	—
Susan Healy	2,917	298,030
(1) For stock awards, the value realized is calculated by multiplying the number of shares acquired on vesting by the closing price of our common stock on the vesting date.

No stock options were exercised by our NEOs during 2025.

Potential Payments on Termination or Change in Control

Change in Control Plan (“CIC Plan”)

Our NEOs are participants in the CIC Plan, which was initially adopted by the Board in June 2013 and amended and restated in March 2014, further amended and restated in September 2018, and extended in 2025. Under the CIC Plan, if a “change in control” (as defined below) occurs, and the NEO’s employment is terminated by us without “cause” (as defined below) or the NEO resigns for “good reason” (as defined below) within the two-year period following the change in control (a “double-trigger”), the NEO will be entitled to the following payments and benefits:

•an amount equal to (A) the annual bonus such NEO would have received for the fiscal year of such NEO’s termination of employment but for the fact that such termination occurred, as determined by the Compensation Committee, multiplied by a fraction the numerator of which is the number of days such NEO was employed by the Company during such fiscal year and the denominator of which is 365, and (B) such NEO’s severance payment percentage (250% for Mr. Rees and 200% for the other NEOs) times the sum of (i) the NEO’s annual base salary in effect on the date immediately prior to the change in control and (ii) the greater of (x) the NEO’s target annual bonus for the year in which the change in control occurs and (y) the average annual bonus payments actually made to the NEO in the three years prior to the year in which the change in control occurs;
•full vesting of any time-based equity awards held by the NEO;
•reimbursement of certain COBRA premiums for a period of up to 18 months; and
•vesting at the target performance level of any performance-based equity awards held by the NEO.

Each of the foregoing benefits is conditioned on the participant executing a release of claims in favor of us following termination. The CIC Plan also contains certain confidentiality, non-solicitation and non-competition covenants.
The definition of “change in control” in the CIC Plan is consistent with the definition in our stockholder-approved equity plan. “Change in control” is generally defined in the CIC Plan to mean any one of the following: (i) any person becomes the beneficial owner of 35% or more of our common stock or voting securities, with certain exceptions; (ii) during any consecutive 24-month period, incumbent directors (including those nominees subsequently nominated or elected by incumbent directors) cease to constitute a majority of the members of the Board; (iii) consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, unless (a) after the transaction, the beneficial owners of our common stock and voting securities immediately prior to the transaction retain more than 50% of such common stock and voting securities of the entity resulting from the transaction, (b) no person immediately after the merger beneficially owns 35% or more of the outstanding shares or voting power of the entity resulting from the transaction (except to the extent that such ownership existed with respect to the Company prior to the transaction), and (c) at least a majority of the members of the board of directors of the entity resulting from the transaction shall have been members of the incumbent board at the time of the execution of the initial agreement, or of the action of the Board, providing for such transaction; or (iv) stockholder approval of a complete liquidation or dissolution of the Company.

“Cause” is generally defined in the CIC Plan to mean, with respect to any participant: (i) the participant’s conviction of, or guilty or no contest plea to, any felony; (ii) any act of fraud by the participant related to or connected with the participant’s employment by the Company; (iii) the participant’s material breach of his or her fiduciary duty to the Company; (iv) the participant’s gross negligence or gross misconduct in the performance of duties reasonably assigned to the participant which causes material harm to the Company; (v) any willful violation by the participant of the Company’s codes of conduct or other rules or policies of the Company; or (vi) any entry of any court order or other ruling that prevents the participant from performing his or her material duties and responsibilities.

“Good reason” is generally defined in the CIC Plan to mean the existence of any one or more of the following conditions without the written consent of the participant: (i) the Company’s assignment to the participant of any duties inconsistent in any material negative respect with the participant’s authority, duties or responsibilities immediately prior to the change in control or any other action by the Company that results in a material diminution in such authority, duties or responsibilities; (ii) a material reduction in the participant’s base salary, as in effect immediately prior to the change in control; (iii) a material reduction in the participant’s target bonus and/or target LTIP opportunity, as in effect immediately prior to the change in control; (iv) relocation of the participant’s office more than 50 miles from the Company’s principal office immediately prior to the change in control; or (v) a material breach by the Company of the CIC Plan. To resign for “good reason,” a participant must provide certain notice to the Company, and the Company must fail to remedy the condition believed to constitute “good reason” within a specified time period.

Mr. Rees Offer Letter

The offer letter for Mr. Rees provides that if he is terminated by us without “cause” (as defined in his offer letter) or if he resigns for “good reason” (as defined in his offer letter), he will be entitled to receive, subject to signing the Company’s general release, a lump sum payment equal to his then-current base salary plus his then-current target annual bonus. In addition, if he is terminated by us without cause, resigns for good reason, or as a result of his death or disability (each a “Qualifying Termination”) (i) his outstanding time-based equity awards that would otherwise have vested in the calendar year of the Qualifying Termination (and any performance-based equity awards for which the performance metrics have already been satisfied prior to the Qualifying Termination) will vest based on the number of full months that have elapsed since the later of (A) the grant date of the applicable equity award and (B) the most recent vesting date of such equity award divided by 12; and (ii) a pro-rated percentage of his performance-based equity awards for which the performance period remains open at the time of the Qualifying Termination will remain outstanding and eligible to vest if the applicable performance metrics are satisfied for such performance-based equity awards by the end of the applicable performance period, with such percentage equal to the number of full months that have elapsed between the grant date of such award and the Qualifying Termination divided by 24 months.

Mr. Reagan Offer Letter

The offer letter for Mr. Reagan provides that if he is terminated by us without “cause” (as defined in his offer letter) or if he resigns for “good reason” (as defined in his offer letter), he will be entitled to receive a lump sum payment equal to his then-current base salary, less applicable taxes and withholdings. In addition, he will be eligible to receive COBRA coverage for 12 months and executive outplacement services at the Executive Vice President level. The foregoing benefits are conditioned upon his signing the Company’s separation agreement and general release.

Ms. Mehlman Offer Letter

The offer letter for Ms. Mehlman provides that if she is terminated by us without “cause” (as defined in her offer letter) or if she resigns for “good reason” (as defined in her offer letter), she will be entitled to receive a lump sum payment equal to her then-current base salary, less applicable taxes and withholdings. In addition, she will be eligible to receive COBRA coverage for 12 months and executive outplacement services at the Executive Vice President level. The foregoing benefits are conditioned upon her signing the Company’s separation agreement and general release.

Mr. Reilly Offer Letter

The offer letter for Mr. Reilly provides that if he is terminated by us without “cause” (as defined in his offer letter) or if he resigns for “good reason” (as defined in his offer letter), he will be entitled to receive a lump sum payment equal to his then-current base salary, less applicable taxes and withholdings. In addition, he will be eligible to receive COBRA coverage for 12 months and executive outplacement services at the Executive Vice President level. The foregoing benefits are conditioned upon his signing the Company’s separation agreement and general release.

Mr. Campbell Offer Letter

The offer letter for Mr. Campbell provides that if he is terminated by us without “cause” (as defined in his offer letter) or if he resigns for “good reason” (as defined in his offer letter), he will be entitled to receive a lump sum payment equal to his then-current base salary, less applicable taxes and withholdings. In addition, he will be eligible to receive COBRA coverage for 12 months and executive outplacement services at the Executive Vice President level. The foregoing benefits are conditioned upon his signing the Company’s separation agreement and general release.

Ms. Healy Separation Agreement

We also entered into an offer letter with Ms. Healy that had terms similar to those above for the NEOs other than Mr. Rees. On August 28, 2025, Ms. Healy notified the Company of her decision to resign from her position as our Executive Vice President, Chief Financial Officer, effective immediately. As requested by the Company, between the Transition Date and the Separation Date, Ms. Healy served in the role of Special Advisor to assist with the transition of her duties to Mr. Reagan, for which she received $75,000. All amounts shown below represent the actual amount paid to her in connection with her separation. In connection with her separation, Ms. Healy was not eligible to receive any amounts or benefits under her offer letter. Upon execution of an effective separation agreement and general release, which extended the periods of Ms. Healy’s compliance with non-competition and non-solicitation covenants from 12 months to 24 months after separation, Ms. Healy was entitled to receive a special one-time discretionary lump sum payment of $400,000 (net of her required reimbursement of certain relocation benefits pursuant to her offer letter) less applicable taxes and withholdings. In addition, in accordance with the applicable award agreements, all of Ms. Healy’s unvested equity awards were cancelled and forfeited, effective as of the Separation Date.

Equity Award Agreements: Death or Disability

Outstanding equity awards granted in 2025 contain certain vesting acceleration and payment terms upon an NEO’s death or disability.

In event of an NEO’s death, outstanding time-based RSUs generally become fully vested and payable, and outstanding performance-based PSUs for which achievement of performance goals has not been determined at the time of death generally become payable at target, with a cash payment for any amount by which actual performance exceeds target performance for the performance period, if any.

In the event of an NEO’s termination due to disability (as defined in the 2020 Equity Incentive Plan), an NEO is generally entitled to receive (i) vesting of a pro rata portion of outstanding time-based RSUs, based on the number of days employed during the applicable 12-month period prior to termination; (ii) vesting of a pro rata portion of the 2025 Adjusted EBIT Operating Margin PSUs, based on the number of days employed during the applicable 12-month period prior to termination, with payment based on actual performance if disability occurs after achievement has been determined and at target if termination occurs prior to such determination; and (iii) vesting of a pro rata portion of the 2025-2027 Revenue/rTSR PSUs, based on the number of days employed during the performance period prior to termination, and payable, based on actual performance, after completion of the performance period.

The following table sets forth information about the potential payments that each of our NEOs would have received upon the occurrence of the termination events specified below, assuming that each triggering event occurred on December 31, 2025.

	Involuntary Termination without Cause or Resignation for Good Reason (outside Change in Control)			Involuntary Termination without Cause or Resignation for Good Reason within Two Years Following a Change in Control				Life Altering Circumstances Not Involving a Change In Control
Name	Severance ($) (1)	Total ($)		Severance ($) (1)	Bonus ($)	Acceleration of Equity Awards ($) (2)	Total ($)	Death ($)	Disability ($)
Andrew Rees	3,614,089	3,614,089	(3)	9,014,089	2,267,585	15,460,819	26,742,493	8,176,225	4,293,275
Patraic Reagan	764,089	764,089		3,014,089	201,923	3,880,213	7,096,225	3,880,213	455,480
Anne Mehlman	764,089	764,089		3,389,089	884,063	5,924,911	10,198,063	1,739,562	913,268
Terence Reilly	764,089	764,089		3,389,089	750,310	3,739,362	7,878,761	1,739,562	913,268
Rupert Campbell	764,089	764,089		3,014,089	348,287	2,615,629	5,978,005	2,615,629	537,151
Susan Healy (4)	475,000	475,000		—	—	—	—	—	—
(1) In addition to cash, severance includes $14,089 for COBRA continuation coverage for the NEO.
(2) Amounts based on the fair market value of our common stock of $85.52 per share, which was the closing price of our common stock on December 31, 2025, as reported on the Nasdaq Global Select Market.
(3) Mr. Rees is also eligible to receive continued vesting of a pro-rata portion of performance-based equity awards, as described above under “Mr. Rees Offer Letter.” Based on target levels of performance and using the same fair market value as described in the preceding footnote, the total potential payment is $3,324,711.
(4) On August 28, 2025, Ms. Healy notified the Company of her decision to resign from her position as our Executive Vice President, Chief Financial Officer, effective immediately. As requested by the Company, between the Transition Date and the Separation Date, Ms. Healy served in the role of Special Advisor to assist with the transition of her duties to Mr. Reagan. Therefore, all amounts shown above represent the actual amount paid to her in connection with her separation. Refer to the details of Ms. Healy’s separation agreement in the narrative above.

Non-Qualified Deferred Compensation Plan in Fiscal Year 2025

The Crocs’ Executive Restoration Plan is our non-qualified deferred compensation plan (“NQDC Plan”) available to our most highly compensated employees, which includes our NEOs. The NQDC Plan is subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and established a Rabbi Trust with an independent trustee in order to fund benefits payable to the participants that timely enroll during an enrollment window that occurs prior to the start of a given calendar year. The plan allows for our NEOs to defer up to 100% of their eligible base salary and/or incentive compensation earned during the calendar year. Although certain highly compensated employees may elect to defer their compensation, Crocs does not match any employee contributions. The NQDC Plan’s investment options currently mirror those of our 401(k) savings plan. Participants can select a mix of investment options that best suit their goals, time horizon, and risk tolerance, and such allocations can be changed at any time. Changes generally become effective on the first trading day following such change. The investment options available through the NQDC Plan include conservative, moderately conservative, and aggressive funds. Any contributions made under the plan will pay out in a single, lump sum cash payment on a date that is six months following a payment event. Qualifying payment events include the following: separation from service, death, disability, change in control, or an unforeseeable emergency.

The following table sets forth information regarding our NQDC Plan for each of our NEOs in 2025:

Name	Executive Contributions in Last Fiscal Year ($) (1)	Company Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance as of December 31, 2025 ($) (3)
Andrew Rees	—	—	17,702	—	118,464
Patraic Reagan	—	—	—	—	—
Anne Mehlman	167,291	—	122,707	—	960,524
Terence Reilly	—	—	—	37,485	—
Rupert Campbell	—	—	—	—	—
Susan Healy	—	—	—	—	—
(1) The amounts deferred by our NEOs are included as part of the amounts reported in the “Salary” or “Non-Equity Incentive Plan Compensation” columns of the “Summary Compensation Table” for 2025, and prior deferrals were similarly reflected in prior years, as applicable.
(2) These amounts are not reported as compensation in the “Summary Compensation Table” because the NQDC Plan does not provide for above-market or preferential earnings.
(3) Aggregate balance is shown net of brokerage and/or other account fees.

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO named executive officers (“Non-PEO NEOs”) and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, please refer to the “Compensation Discussion and Analysis” section of this proxy statement.

					Value of Initial Fixed $100 Investment Based On:
Year (a)	SCT Total Compensation for PEO ($) (b)	Compensation Actually Paid to PEO ($) (c)	Average SCT Total Compensation for Non-PEO NEOs ($) (d)	Average Compensation Actually Paid to Non-PEO NEOs ($) (e)	Total Shareholder Return ($) (f)	Peer Group Total Shareholder Return ($) (g)	Net Income (Loss) ($ in millions) (h)	Enterprise Adjusted EBIT ($ in millions) (i)
2025	10,958,007	7,418,175	3,382,138	2,142,094	136.48	58.29	(81.2)	951.7
2024	12,432,742	14,261,834	4,296,305	4,152,650	174.80	75.13	950.1	1,055.2
2023	10,678,407	8,678,644	2,422,621	1,967,947	149.07	87.18	792.6	1,076.3
2022	9,947,560	(4,437,094)	1,920,110	(1,740,310)	173.05	87.09	540.2	1,021.3
2021	15,785,920	57,406,163	4,809,719	12,822,996	204.63	118.11	725.7	2,301.7

Column (b): Reflects compensation amounts reported in the “Summary Compensation Table” (“SCT”) Total compensation for our Chief Executive Officer, Andrew Rees. Refer to “Compensation Tables—Summary Compensation Table” (above).

Column (c): Compensation actually paid (“CAP”) to our PEO reflects the SCT Total Compensation amounts set forth in column (b), adjusted as set forth in the table below, as calculated in accordance with applicable SEC rules. The dollar amounts reflected as CAP in column (c) of the table above do not reflect the actual amount of compensation earned or paid to our PEO during the applicable year. For information regarding pay decisions made by our Compensation Committee related to our PEO’s compensation for each fiscal year, refer to the “Compensation Discussion and Analysis” sections of the proxy statements reporting pay for the fiscal years covered in the table above. In accordance with the requirements of Item 402(v), the following amounts were deducted from and added to Mr. Rees’ SCT Total Compensation for fiscal year 2025 to determine the CAP. The Company does not provide pensions and accordingly no values are shown for Change in the Actuarial Value of Pension Benefits or Average Pension Benefit Adjustments.

2025
SCT Total Compensation for PEO	$10,958,007
Less: Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(7,432,802)
Add: Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	6,397,718
Adjust for: Change in Fair Value as of Vesting Date of any Awards Granted and Vested in the Same Year	—
Adjust for: Change in Fair Value from Prior Fiscal Year End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(1,994,005)
Adjust for: Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(510,743)
Adjust for: Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—
Adjust for: Fair Value at Prior Fiscal Year-End of Awards Made in Prior Fiscal Years that were Forfeited During Covered Fiscal Year	—
Compensation Actually Paid to PEO	$7,418,175

Consistent with the Summary Compensation Table, we are excluding fair value amounts for fiscal years 2026 and 2027 from the 2025-2027 Revenue/rTSR PSUs since the targets for fiscal years 2026 and 2027 were not determined in 2025. Apart from the 2025-2027 Revenue/rTSR PSUs, which is calculated using a Monte-Carlo simulation valuation performed as of the grant date by an independent third party, the grant date fair value of the time-based RSUs and all other PSUs is calculated based on our closing stock price on the grant date. The fair values of unvested and outstanding equity awards to our PEO for determining CAP were remeasured as of the end of each fiscal year, and as of each vesting date, as applicable, during the years displayed in the table above, calculated in accordance with applicable SEC rules.

Column (d): Reflects the average of the SCT Total compensation paid to our Non-PEO NEOs, as shown in our “Summary Compensation Table.” The non-PEO NEOs included in each year are as follows:

•For 2025, Patraic Reagan, Anne Mehlman, Terence Reilly, Rupert Campbell and Susan Healy.
•For 2024, Anne Mehlman, Susan Healy, Terence Reilly, Adam Michaels, and Thomas Britt.
•For 2023, Anne Mehlman, Michelle Poole, Richard Blackshaw, and Adam Michaels.
•For 2022, Anne Mehlman, Michelle Poole, Elaine Boltz, Richard Blackshaw, and Adam Michaels.
•For 2021, Anne Mehlman, Michelle Poole, Daniel Hart, and Elaine Boltz.

Column (e): Average CAP to our non-PEO NEOs reflects the Average SCT Total Compensation for non-PEO NEOs amounts set forth in column (d), adjusted as set forth in the table below, as calculated in accordance with applicable SEC rules. The dollar amounts represented in column (e) do not reflect the actual amount of compensation earned by or paid to our non-PEO NEOs during the applicable year. For information regarding pay decisions made by our Compensation Committee related to our non-PEO NEOs’ compensation for each fiscal year, refer to the “Compensation Discussion and Analysis” sections of the proxy statements reporting pay for the fiscal years covered in the table above. In accordance with the requirements of Item 402(v), the following adjustments were made to average SCT total compensation for the non-PEO NEOs as a group for fiscal year 2025 to determine the CAP. The Company does not provide pensions and accordingly no values are shown for Change in the Actuarial Value of Pension Benefits or Average Pension Benefit Adjustments.

2025
Average SCT Total Compensation for Non-PEO NEOs	$3,382,138
Less: Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(2,080,457)
Add: Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	1,817,160
Adjust for: Change in Fair Value as of Vesting Date of any Awards Granted and Vested in the Same Year	—
Adjust for: Change in Fair Value from Prior Fiscal Year End of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	(694,707)
Adjust for: Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(72,821)
Adjust for: Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—
Adjust for: Awards Made in Prior Fiscal Years that were Forfeited During Covered Fiscal Year	(209,219)
Average Compensation Actually Paid to Non-PEO NEOs	$2,142,094

Consistent with the Summary Compensation Table, we are excluding fair value amounts for fiscal years 2026 and 2027 from the 2025-2027 Revenue/rTSR PSUs since the targets for fiscal years 2026 and 2027 were not determined in 2025. Apart from the 2025-2027 Revenue/rTSR PSUs, which is calculated using a Monte-Carlo simulation valuation performed as of the date of grant by an independent third party, the grant date fair value of the time-based RSUs and all other PSUs is calculated based on our closing stock price on the grant date. The fair values of unvested and outstanding equity awards to our non-PEO NEOs for determining CAP were remeasured as of the end of each fiscal year, and as of each vesting date, as applicable, during the years displayed in the table above, calculated in accordance with applicable SEC rules.

Column (f): Represents the cumulative total shareholder return (“TSR”) of Crocs, Inc., assuming $100 was invested on December 31, 2020 and valued on December 31 of each of 2025, 2024, 2023, 2022, and 2021, respectively.

Column (g): Represents the cumulative TSR of the Dow Jones U.S. Footwear Total Return Index (“Peer Group Cumulative TSR”), which is the published industry index used for purposes of Item 201(e) of Regulation S-K, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated, for the years ended December 31, 2025, 2024, 2023, 2022, and 2021.

Column (h): Reflects net income in the Company’s consolidated statements of operations in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2025, 2024, 2023, 2022, and 2021.

Column (i): Company-selected performance measure is Enterprise adjusted EBIT, which is calculated by excluding interest expenses, tax expense, foreign currency changes and non-recurring entries from GAAP net income attributable to common stockholders, including partial impairment of the HEYDUDE indefinite-lived trademark and HEYDUDE Brand reporting unit goodwill, as well as costs incurred in connection with cost savings initiatives.

Performance Measures

As described in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for both our STIP and LTIP incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. As required by SEC rules, below is a tabular list, in unranked order, of the financial measures that in our assessment represent the most important financial performance measures we used to link compensation actually paid to our NEOs, for 2025, to Company performance.

Performance Measures
Enterprise Adjusted EBIT
Enterprise Adjusted Free Cash Flow
Revenue
Adjusted EBIT Operating Margin
Corporate Responsibility and Sustainability Strategic Initiatives

Relationship between Compensation Actually Paid and Performance

The graphs below show the relationship between CAP to our PEO and non-PEO NEOs in 2025, 2024, 2023, 2022, and 2021 to (1) TSR of both Crocs, Inc. and the Dow Jones U.S. Footwear Total Return Index, (2) our net income, and (3) our Enterprise adjusted EBIT.

CAP vs. Crocs, Inc. and Peer Group TSR
Value of Fixed $100 Investment
$350
$300
$250
$200
$150
$100
$50
CAP ($ in millions)
$60
$50
$40
$30
$20
$10
$0
$(10)
2021
2022
2023
2024
2025
CAP to PEO
Average CAP to Non-PEO NEOs
Crocs, Inc. TSR
Dow Jones U.S. Footwear Total Return Index TSR

CAP vs. Net Income
Net Income ($ in millions)
$1,100
$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
$(100)
CAP ($ in millions)
$60
$50
$40
$30
$20
$10
$0
$(10)
2021
2022
2023
2024
2025
CAP to PEO
Average CAP to Non-PEO NEOs
Net Income

CAP vs. Enterprise Adjusted EBIT
Adjusted EBIT ($ in millions)
$2,600
$2,400
$2,200
$2,000
$1,800
$1,600
$1,400
$1,200
$1,000
$800
CAP ($ in millions)
$60
$50
$40
$30
$20
$10
$0
$(10)
2021
2022
2023
2024
2025
CAP to PEO
Average CAP to Non-PEO NEOs
Enterprise Adjusted EBIT

Pay Ratio

We are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our Chief Executive Officer, pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K.

As a company with global operations, we utilize compensation programs that are regionally relevant. Given the size and geographic composition of our retail workforce, we identified our median employee as of December 31, 2025, utilizing our internal records of salary and, for non-exempt employees, hourly rates and hours worked for the full fiscal year 2025. We have included all employees as of December 31, 2025, whether employed on a full-time, part-time, or seasonal basis (other than our Chief Executive Officer). We also annualized the compensation for those employees who were hired in 2025, but were not employed for the entire fiscal year. For non-US employees, we converted such employees’ pay to a U.S. dollar equivalent using a spot exchange rate as of December 31, 2025.

Using this methodology, we estimated our median employee to be a general warehouse employee. Our median employee earned annual total compensation of $37,736 in 2025. The annual total compensation of our Chief Executive Officer, as reported in the “Summary Compensation Table” above, was $10,958,007 in 2025. The ratio of the annual total compensation of our Chief Executive Officer to our estimated median employee for 2025 was approximately 290 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

We believe the methodology, assumptions, and estimates described above to be reasonable given the nature of our workforce. As acknowledged by the SEC, there is a significant amount of flexibility and discretion in determining a company’s approach, which makes pay ratios across similar companies and more broadly, the footwear industry, difficult to compare.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2025, with our management and Deloitte & Touche LLP, our independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles and internal control over financial reporting. Deloitte & Touche LLP is responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards and for expressing opinions on the conformity of the financial statements with accounting principles generally accepted in the United States.
The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and has received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning Deloitte & Touche LLP’s independence. The Audit Committee has also discussed with Deloitte & Touche LLP their independence.
Based on its reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

The Audit Committee
Douglas J. Treff (Chairperson)
Thomas J. Smach
Neeraj S. Tolmare

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026. Deloitte & Touche LLP has served as our independent public accounting firm since 2005. We are not required to submit this appointment to the stockholders for approval, but the Board believes it is desirable as a matter of policy. We expect that a representative of Deloitte & Touche LLP will attend the Annual Meeting online and will have the opportunity to make any statements if he or she so desires and to respond to appropriate stockholder questions.
If the stockholders do not ratify this appointment, the Audit Committee will investigate the reasons for the rejection and consider other independent registered public accounting firms. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm.
The following table sets forth the aggregate fees for professional services provided during 2025 and 2024 by Deloitte & Touche LLP and its affiliates. The Audit Committee is required to pre-approve all audit and non-audit services provided by Deloitte & Touche LLP. All of the services provided by, and fees paid to, Deloitte & Touche LLP during 2025 and 2024 were pre-approved by the Audit Committee.

	2025	2024
Audit fees (1)	$5,581,645	$6,024,649
Audit-related fees	—	—
Tax fees (2)	570,044	301,754
All other fees (3)	101,895	1,895
Total fees	$6,253,584	$6,328,298
(1) Audit fees relate to professional services rendered in connection with the audit of our annual financial statements and internal control over financial reporting and services attendant to, or required by, statute or regulation, such as: (i) consents and other audit services related to SEC and other regulatory filings and (ii) accounting consultation related to the audit. These fees also include fees related to services rendered in connection with statutory audits.
(2) Tax fees include professional services rendered in connection with tax compliance, tax advice, tax consulting, and tax planning.
(3) All other fees include freight contract compliance services and our subscription to accounting research software.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2026.

PROPOSAL 3 - ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, our stockholders have an opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives stockholders the opportunity to approve or reject our executive pay program. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and any other related disclosure in this proxy statement.”
As discussed in the “Compensation Discussion and Analysis,” the primary objective of our executive compensation program is to create long-term value for our stockholders by attracting and retaining talented executives, holding our executives accountable to stockholders, motivating our executives to achieve superior financial and business objectives and aligning the interests of our executives with those of our stockholders. We believe our executive compensation strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our named executive officers to dedicate themselves fully to value creation for our stockholders. Please see “Compensation Discussion and Analysis” section above for an explanation of our executive compensation.
This “Say-on-Pay” proposal allows our stockholders to express their view regarding the decisions of the Compensation Committee on the 2025 compensation of our named executive officers. Your advisory vote will serve as a tool to guide the Board and the Compensation Committee in continuing to improve the alignment of our executive compensation programs with the objective of creating long-term value for our stockholders.
Our current policy is to provide stockholders with an opportunity to approve the compensation of our named executive officers each year at the annual meeting of stockholders. Accordingly, the next advisory vote to approve the compensation of our named executive officers will be held at the 2027 annual meeting of stockholders.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 - APPROVAL OF THE CROCS, INC. 2026 EQUITY INCENTIVE PLAN

We are asking stockholders to approve the Crocs, Inc. 2026 Equity Incentive Plan (the “Plan”). The Plan was approved by the Board, upon recommendation of the Compensation Committee, in March 2026, subject to stockholder approval. The Plan will replace our 2020 Equity Incentive Plan (the “2020 Plan”), which was approved by stockholders in 2020. If approved by stockholders, the Plan will become effective as of June 9, 2026. No further awards will be made under the 2020 Plan after the effective date of the Plan.

Background and Reasons for the Proposal

The Board and the Compensation Committee believe that to enhance long-term stockholder value we need to maintain competitive employee compensation, incentive and retention programs. An equity stake in our success is a vital component of these programs. The Board and Compensation Committee further believe that the number of shares of common stock currently available under our 2020 Plan is insufficient to meet our current and future equity needs and that the number of shares requested is reasonable in view of our historical levels of equity compensation utilization, which compare favorably to industry peers and standards.

Certain employees receive equity awards as a component of their compensation and we believe such equity awards provide a significant retention and performance incentive. Stockholder approval of the Plan is intended to ensure that we have sufficient shares available to attract and retain employees and to further our growth and development. For a discussion of awards under our 2020 Plan as components of our executive compensation program, please refer to the “Compensation Discussion and Analysis” section above. Our directors and executive officers have a financial interest in this proposal because they would be eligible to receive awards under the Plan.

If the Plan is not approved by our stockholders, it will not become effective, and we may continue to grant awards under the 2020 Plan until its expiration date, using the shares available for issuance thereunder. However, our future ability to issue equity awards will be limited, which could affect our ability to attract and retain talented individuals important to the success of our business.

Highlights of the Plan

The Plan includes several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

No recycling of shares or “liberal share counting” practices for options or stock appreciation rights (“SARs”)
Shares tendered to us or retained by us in the exercise or settlement of an award or for tax withholding in connection with the exercise of an option or SAR may not become available again for issuance under the Plan.

No automatic share replenishment or “evergreen” provision
There is no evergreen feature pursuant to which the shares authorized for issuance under the Plan can be automatically replenished. Stockholder approval is required for all share increases under the Plan.

Double-trigger change in control vesting	Awards assumed by a successor company in connection with a change in control will not automatically vest and pay out solely as a result of the change in control.
No liberal change in control definition	Change in control benefits are triggered only by the occurrence, rather than stockholder approval, of a merger or other change in control event.
No discounted stock options or SARs	All stock options and SARs must be issued with an exercise or grant price at or above fair market value.
No repricing or cash buyouts without stockholder approval	Repricing or cash buyouts of underwater stock options and SARs is prohibited without prior stockholder approval.
Minimum vesting	The aggregate number of shares that may be issued pursuant to awards that contain no restrictions or restrictions based solely on continuous employment or service over less than one year may not exceed 5% of the aggregate maximum number of shares authorized for issuance under the Plan, except in limited circumstances.
Awards subject to clawback
Awards under the Plan are subject to recoupment as provided in our Recovery of Executive Compensation Policy and our Incentive Compensation Recovery Policy adopted by us pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

10-year term for stock options and SARs	Stock option and SARs have a maximum term of 10 years.
No dividends or dividend equivalents paid on unvested stock awards	No dividends or dividend equivalents accrue on stock options or SARs and no dividends or dividend equivalents are paid on unvested stock awards.
Annual limit on employee awards	The Plan establishes a maximum number of shares subject to awards that may be granted to any individual employee in any calendar year.
Annual limit on non-employee director compensation	The Plan establishes a maximum limit on the aggregate amount of cash and equity compensation that may be paid to a non-employee director in any calendar year.

Background for Requested Share Authorization

The Plan authorizes the issuance of 2,200,000 shares. If the Plan is approved, the number of shares of our common stock authorized for grant under the Plan will be equal to the sum of (i) the number of shares authorized under the Plan plus (ii) the number of shares remaining available for grant under the 2020 Plan as of the effective date of the Plan (the date of stockholder approval of the Plan) and (iii) the number of shares subject to awards granted under the 2020 Plan that were outstanding as of the effective date of the Plan and subsequently expire, terminate or are otherwise surrendered, cancelled or forfeited without being settled in shares. As of March 31, 2026, we had the following awards outstanding under our equity compensation plans, which consists of the 2020 Plan and the 2015 Equity Incentive Plan (“2015 Plan”):

Total shares underlying outstanding options (1)	200,000
Weighted-average exercise price of outstanding options	$6.98
Weighted-average remaining contractual life of outstanding options	1.17 years
Total shares underlying outstanding unvested full-value awards (2)	1,343,059
Total shares of common stock outstanding	50,444,107
Total shares available for grant under the 2020 Plan and 2015 Plan (3)	1,601,876
(1) No SARs were outstanding as of March 31, 2026.
(2) Includes 576,949 shares underlying outstanding unvested performance-based RSU awards, 1,785 shares underlying outstanding unvested restricted stock awards, and 764,325 shares underlying outstanding unvested RSU awards. The number of outstanding unvested performance-based RSU awards assumes payout at maximum performance, unless the actual payout has been determined for the unsettled award.
(3) Assumes performance-based RSU awards are paid at maximum performance, unless the actual payout has been determined for the unsettled award. No further awards will be made under the 2020 Plan after the effective date of the Plan.

In setting the number of shares authorized for issuance under the Plan, the Compensation Committee and the Board considered the number of outstanding equity awards and shares remaining available for grant under the 2020 Plan, our historical granting practices and burn rate, and the level of potential dilution that will result from adoption of the Plan.

In 2023, 2024 and 2025, we granted equity awards representing a total of approximately 0.4 million, 0.6 million, and 0.9 million shares, respectively, as follows:

	2023	2024	2025
Stock options granted	—	—	—
Service-conditioned RSU/restricted stock awards granted and performance- and market-conditioned RSUs granted (1)	440,000	633,000	922,000
Weighted-average (basic) common stock outstanding	61,386,000	59,381,000	54,208,000
Annual equity plan utilization rate (“burn rate”)	0.7%	1.1%	1.7%
(1) 565,000, 334,000, and 281,000 performance-conditioned and market-conditioned RSUs were earned or vested in fiscal year 2023, 2024, and 2025, respectively.

Our three-year average annual burn rate for the period from January 1, 2023, through December 31, 2025, was 1.2%. We calculated our burn rate by (i) counting the number of shares subject to awards granted during the calendar year and (ii) dividing the resulting number by the weighted average number of shares of our common stock outstanding for each respective year. As of March 31, 2026, there were approximately 1.6 million shares of common stock available for issuance under the 2020 Plan. The number of shares subject to outstanding equity awards plus the number of the shares available for grant under the 2020 Plan and the new shares to be authorized under the Plan (an aggregate of approximately 5.3 million shares), represented approximately 10.6% of our outstanding common stock. We believe our three-year average annual burn rate and level of potential dilution assuming the Plan is approved by stockholders compare favorably to our industry peers and standards.

Based on our historic and projected future use of equity-based compensation, we estimate that the shares requested under the Plan will be sufficient to provide awards for approximately five years. However, our future burn rate will depend on a number of factors, including the number of participants in the Plan, the price per share of our common stock, any changes to our compensation strategy, changes in business practices or industry standards, the compensation practices of our competitors or changes in compensation practices in the market generally, equity award mix and levels, competitive market practices, the rate of returned shares due to forfeitures, the need to attract, retain and incentivize key talent, and how the Company chooses to balance total compensation between cash and equity-based awards.

In light of the factors described above, and that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, our Board has determined that the size of the share reserve under the Plan is reasonable and appropriate at this time.

The closing sale price of a share of our common stock on the Nasdaq Global Select Market on April 13, 2026 was $100.22 per share.

Summary of the Plan

The complete text of the Plan is attached to this proxy statement as Appendix A. The following description of the Plan is a summary of certain provisions of the Plan and is qualified in its entirety by reference to the full text of the Plan.

Purpose of the Plan

The purpose of the Plan is to promote our interests and those of our stockholders by aligning the interests of participants in the Plan with those of our stockholders, to provide participants with incentive to put forth maximum efforts for our continued growth and success, and to assist us in attracting, motivating and retaining the best available individuals.

Administration

The Plan is administered by the Compensation Committee or, with respect to awards to non-employee directors, the Board. The Compensation Committee is composed of at least two independent directors who are also “non-employee” directors for purposes of Section 16 of the Exchange Act. Subject to the terms of the Plan, the Compensation Committee has the authority to grant awards under the Plan to selected participants, to determine the amount of any awards and the other terms and conditions of awards, and to establish, amend, and waive rules relating to the Plan. The Board or the Compensation Committee may delegate to one or more of our officers the authority to grant awards under the Plan within specifically prescribed limits, including the limitation that no such officer will have the authority to grant awards to employees who are executive officers or directors.

Eligibility

All of our employees and those of our affiliates are eligible to receive awards under the Plan. Awards also may be awarded to individuals who are not employees but who provide services to us or our affiliates in the capacity of a non-employee director or an independent contractor. Only employees may receive incentive stock options under the Plan. As of March 31, 2026, approximately 8,600 employees and eight non-employee directors were eligible to receive awards under the Plan.

Shares Available for Issuance under the Plan; Maximum Awards

The total number of shares of our common stock authorized for issuance under the Plan is 2,200,000, plus (i) shares of our common stock not issued or subject to outstanding awards under the 2020 Plan as of the effective date of the Plan and (ii) shares of our common stock subject to outstanding awards under the 2020 and our 2015 Equity Incentive Plan as of the effective date of the Plan that subsequently cease to be subject to such awards (other than by reason of exercise or settlement of the awards in vested or nonforfeitable shares), up to a maximum of 3,144,935 shares pursuant to the foregoing clauses (i) and (ii). The number of shares authorized for issuance under the Plan is subject to adjustment for future stock splits, stock dividends and similar changes in our capitalization. Subject to adjustment as provided in the Plan, (i) the maximum number of shares that may be issued pursuant to incentive stock options under the Plan is 5,000,000 shares and (ii) the maximum number of shares that may be granted to any individual in any calendar year may not exceed an aggregate of 1,000,000 shares for stock options and/or SARs and an aggregate of 1,000,000 shares for restricted stock, RSU or performance unit awards.

The Plan also provides that the aggregate value of cash and equity compensation that may be awarded to any non-employee director for service on the Board in any calendar year may not exceed $1,000,000.

Share Counting

Any shares of our common stock subject to an award under the Plan that is forfeited or expires or terminates unexercised or unearned, or that is settled in cash or other property, may again be used for an award under the Plan. In addition, other than with respect to options or stock appreciation rights (“SARs”), shares tendered or withheld by the Company to satisfy tax withholding obligations on settlement of an award may again be used for future awards under the Plan. Options or SARs settled in shares upon exercise will reduce the share reserve by the gross number of shares with respect to such exercise, and any shares tendered or withheld to pay the exercise price or tax withholding of options or SARs will not be available for future awards under the Plan. Shares repurchased by the Company with option proceeds will not be added to the total number of shares available for grant under the Plan. Shares under the Plan will be reduced to reflect any dividends or dividend equivalents that are reinvested or credited as additional shares paid under an award.

Types of Awards

The types of awards that may be granted under the Plan include incentive and non-qualified stock options, SARs, restricted stock, RSUs, performance units, and other cash-based and stock-based awards. All awards under the Plan are subject to agreements containing the terms and conditions of the awards. Such agreements will be entered into by the recipients of the awards and us on or after the time the awards are granted.

In addition to the general characteristics of the awards described in this proxy statement, the basic characteristics of awards that may be granted under the Plan are as follows:

Incentive and Non-Qualified Stock Options. Both incentive and non-qualified stock options may be granted to recipients at such exercise prices as the Compensation Committee may determine, but not less than 100% of the fair market value of a share of our common stock as of the date the option is granted. We determine fair market value of our common stock based on the closing price of our common stock on the Nasdaq Global Select Market on the date of grant, except that if no sale of our stock occurs on that date, we will use the closing price on the next preceding date on which a sale of our stock occurred. Stock options may be granted and exercised at such times as the Compensation Committee may determine, except that the aggregate fair market value of the shares of our common stock with respect to which incentive stock options may first become exercisable in any calendar year for any employee may not exceed $100,000 under the Plan and any other plan we have in effect and in no event may the term of a stock option or SAR be longer than 10 years after the date of grant. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns more than 10% of the combined voting power of all classes of our stock.

The purchase price payable upon exercise of options may be paid in cash, or, if the Compensation Committee permits, by reducing the number of shares delivered to the participant or by delivering stock already owned by the participant (where the fair market value of the shares withheld or delivered on the date of exercise is equal to the option price of the stock being purchased), or in a combination of cash and such stock, unless otherwise provided in the related agreement. The participants may also simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price.

Stock Appreciation Rights. SARs entitle the holders, upon exercise, to receive the value of the excess of (i) the fair market value of the shares underlying the SARs being exercised over (ii) the base price specified by the Compensation Committee at the time the right is granted, subject to any limitations on the amount or percentage of total appreciation that the Compensation Committee may determine at the time the right is granted. The base price specified by the Compensation Committee must be at least 100% of the fair market value (determined as described above) of the specified number of shares of our common stock to which the right relates determined as of the date the SAR is granted. Payments with respect to SARs may be paid, as determined by the Compensation Committee, in cash, shares of our common stock, or a combination of cash and shares. The Compensation Committee will determine the vesting and other terms of SARS, except that the term of a SAR may not exceed 10 years from grant.

Performance Units. Performance units entitle the recipient to payment in amounts determined by the Compensation Committee based upon the achievement of specified performance measures during a specified term. Payments with respect to performance units may be paid, as determined by the Compensation Committee, in cash, shares of our common stock, or a combination of cash and shares. Dividends and dividend equivalents may be accrued on unvested performance units but may not be paid until the award vests.

Restricted Stock and Restricted Stock Units. Awards of restricted stock are granted subject to such restrictions on transfer and conditions of forfeiture determined by the Compensation Committee. RSU awards entitle the recipient to receive a number of shares of our common stock equal to the number of units awarded (or the fair market value of such shares in cash) following the lapse of any forfeiture conditions and the satisfaction of any performance measures that may be imposed by the Compensation Committee. Dividends and dividend equivalents may be accrued on unvested stock awards but would not be paid until the award vests. The Compensation Committee has the discretion to determine the terms of any performance measures applicable to performance-based RSUs, the applicable performance period and any adjustments that may apply to an evaluation of performance for such RSUs.

Other Stock or Cash-Based Awards. The Compensation Committee may also from time to time grant awards of unrestricted stock or other cash-based or stock-based awards, such as awards denominated in stock units, securities convertible into stock, and phantom securities.

No Repricing or Cash Buyouts Without Stockholder Approval. The Plan provides that, unless stockholder approval is obtained, no stock option or SAR may be (a) amended to reduce the exercise or grant price, (b) canceled in exchange for cash, another award or any other consideration at a time when the exercise or grant price of the option or SAR exceeds the fair market value of our common stock, or (c) otherwise be subject to any other action that is treated as a repricing under generally accepted accounting principles, except in connection with certain permitted transactions under the Plan, such as a stock dividend or stock split.

Acceleration of Awards, Lapse of Restrictions. Consistent with the terms of the Plan, the Compensation Committee may accelerate vesting requirements, performance periods, and the expiration of the applicable term or restrictions, and adjust performance targets and payments, upon such terms and conditions as are set forth in the participant's award agreement, or otherwise permitted under the Plan.

Effective Date and Duration; Termination and Amendment. The Plan will become effective on the date it is approved by the requisite vote of our stockholders at the Annual Meeting or any adjournment thereof. The Plan will remain in effect until the 10th anniversary of its effectiveness, which will occur upon stockholder approval of the Plan, or such earlier date on which the Plan is terminated. The Plan also gives the Board the right to amend, modify, terminate or suspend the Plan, except that amendments to the Plan are subject to stockholder approval if needed to comply with the Nasdaq listing standards or other applicable laws or regulations.

No termination or amendment of the Plan generally may materially and adversely affect any right of participants without their consent, with limited exceptions set forth in the Plan.

Adjustments. In the event of any “equity restructuring” within the meaning of FASB ASC Topic 718, such as a stock dividend or a stock split, the Compensation Committee will adjust the number and type of shares available for awards under the Plan or subject to outstanding awards, and the exercise or strike price of such awards. In the event of any other change in corporate capitalization, which may include a merger or consolidation, the Compensation Committee has the discretion to make such equitable adjustments similar to those described above as it deems appropriate to prevent enlargement or diminution of participants’ rights. Adjustments in performance targets and payments on performance awards are also permitted upon the occurrence of such events as may be specified in the related agreements, which may include a “change in control” (as defined in the Plan).

Effect of Change in Control. Under the Plan, unless the Compensation Committee determines otherwise in an award agreement or in a written employment, services or other agreement between a participant and the Company or an affiliate of the Company, in the event of a change in control:

•If outstanding awards, other than awards that vest based on the achievement of performance goals, will be converted, assumed, substituted for or replaced by the successor company or otherwise continued in connection with the change in control, then, to the extent that the successor company converts, assumes, substitutes for or replaces such awards or the awards otherwise continue, the vesting restrictions and forfeiture provisions applicable to such awards will not be accelerated or lapse, and all such vesting restrictions and forfeiture provisions will continue with respect to any shares of the successor company or other consideration that may be received with respect to such awards in the change in control. To the extent such outstanding awards are not converted, assumed, substituted for or replaced by the successor company or otherwise continued, such awards will become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions will lapse, immediately prior to the change in control. Such awards will then terminate at the effective time of the change in control.
•All outstanding awards that vest based on the achievement of performance goals and that remain subject to such performance goals immediately prior to the change in control, will be converted, without pro-ration, into awards for that number of shares or other consideration that would have been payable had the applicable performance goals been attained at the target performance level. Such awards will become vested and payable upon completion of the applicable performance period(s) and any further service-based vesting that may apply to such awards, subject to the participant’s continuous employment or service until that date. If and to extent that such awards are not converted, assumed, substituted for or replaced by the successor company or otherwise continued, unless otherwise determined by the Compensation Committee in its sole discretion, such awards will become vested and payable at the target level immediately prior to the change in control.
•The Compensation Committee may in its discretion instead provide that a participant's outstanding awards will terminate in exchange for a cash payment.

Minimum Vesting. Subject to adjustment as provided in the Plan, the aggregate number of shares that may be issued pursuant to Awards that contain no restrictions or restrictions based solely on continuous employment or service over less than one year may not exceed 5% of the aggregate maximum number of shares authorized for issuance under the Plan, except in limited circumstances.

Foreign Participants; Transferability. Without amending the Plan, the Compensation Committee may grant awards to participants who are foreign nationals or employed outside the United States and establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. Except as the Compensation Committee may determine or provide in an award agreement, awards under the Plan are generally non-transferable, except by will or the laws of descent and distribution, and are generally exercisable only by the participant. Awards may in no event be transferred for value.

Recoupment of Awards. Awards made under the Plan are subject to the Company’s Recovery of Executive Compensation Policy and the Company’s Incentive Compensation Recovery Policy adopted by us pursuant to the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the requirements of similar rules and laws in other jurisdictions and any other recoupment (clawback) policies we may have in place from time to time.

U.S. Federal Income Tax Considerations

The following is a general summary of the U.S. federal income tax consequences of awards under the Plan to us and to participants in the Plan who are citizens or residents of the United States for U.S. federal tax purposes. The summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this proxy statement and is, therefore, subject to future changes in the law, possibly with retroactive effect. The summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or the consequences of any state, local or foreign tax laws.

Nonqualified Stock Options. A participant generally will not recognize taxable income upon the grant or vesting of a nonqualified stock option with an exercise price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of a nonqualified stock option, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares underlying the option on the date of exercise over the option exercise price. When a participant sells the shares acquired upon exercise, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the option exercise price.

Incentive Stock Options. A participant generally will not recognize taxable income upon the grant of an incentive stock option. If a participant exercises an incentive stock option during employment as an employee or within three months after his or her employment ends (12 months in the case of permanent and total disability), the participant will not recognize taxable income at the time of exercise for regular U.S. federal income tax purposes (although the participant generally will have taxable income for alternative minimum tax purposes at that time as if the option were a nonqualified stock option). If a participant sells or otherwise disposes of the shares acquired upon exercise of an incentive stock option after the later of (i) one year from the date the participant exercised the option and (ii) two years from the grant date of the option, the participant generally will recognize long-term capital gain or loss equal to the difference between the amount the participant received in the disposition and the option exercise price. If a participant sells or otherwise disposes of shares acquired upon exercise of an incentive stock option before these holding period requirements are satisfied, the disposition will constitute a “disqualifying disposition,” and the participant generally will recognize taxable ordinary income in the year of disposition equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or, if less, the excess of the amount realized on the disposition of the shares over the option exercise price). The balance of the participant's gain on a disqualifying disposition, if any, will be taxed as short-term or long-term capital gain, as the case may be.

With respect to both nonqualified stock options and incentive stock options, special rules apply if a participant uses shares of our common stock already held by the participant to pay the exercise price or if the shares received upon exercise of the option are subject to a substantial risk of forfeiture by the participant.

Stock Appreciation Rights. A participant generally will not recognize taxable income upon the grant or vesting of an SAR with a specified grant price at least equal to the fair market value of our common stock on the date of grant and no additional deferral feature. Upon the exercise of an SAR, a participant generally will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares underlying the SAR on the date of exercise over the specified grant price of the SAR. When a participant sells any shares acquired upon exercise, the participant generally will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the greater of the fair market value of the shares on the exercise date or the specified grant price of the SAR.

Restricted Stock Awards. A recipient of a restricted stock award generally will recognize compensation taxable as ordinary income when the shares cease to be subject to restrictions in an amount equal to the excess of the fair market value of the shares on the date the restrictions lapse over the amount, if any, paid by the participant with respect to the shares.

Instead of postponing the federal income tax consequences of a restricted stock award until the restrictions lapse, the participant may elect to recognize compensation taxable as ordinary income in the year of the award in an amount equal to the fair market value of the shares at the time of receipt, less the amount, if any, paid by the participant with respect to the shares. This election is made under Section 83(b) of the Code. A Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the participant files his or her federal income tax return. The notice must be filed within 30 days of the date of grant of the restricted stock award for which the election is made and must meet certain technical requirements.

The tax treatment of a subsequent disposition of restricted stock will depend upon whether the participant has made a timely and proper Section 83(b) election. If the participant makes a timely and proper Section 83(b) election, when the participant sells the restricted shares, the participant will have short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. If no Section 83(b) election is made, any disposition after the restrictions lapse generally will result in short-term or long-term capital gain or loss, as the case may be, equal to the difference between the amount the participant received from the sale and the tax basis of the shares sold. The tax basis of the shares generally will be equal to the amount, if any, paid by the participant with respect to the shares, plus the amount of taxable ordinary income recognized by the participant either at the time the restrictions lapsed or at the time of the Section 83(b) election, as the case may be. If the participant forfeits the shares to the Company (e.g., upon the participant’s termination prior to expiration of the restriction period), the participant may not claim a deduction with respect to the income recognized as a result of making a Section 83(b) election.

Restricted Stock Units. A participant generally will not recognize income at the time an RSU is granted. When any part of an RSU is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the cash and then fair market value of any shares the participant receives.

Performance Units. A participant generally will not recognize income at the time a performance unit is granted. When any part of a performance unit is issued or paid, the participant generally will recognize compensation taxable as ordinary income at the time of such issuance or payment in an amount equal to the cash and then fair market value of any shares the participant receives.

Other Awards. The U.S. federal income tax consequences of other awards under the Plan will depend upon the specific terms of each award.

Tax Consequences to Us. In the foregoing cases, we generally will be entitled to a deduction at the same time, and in the same amount, as a participant recognizes ordinary income, subject to certain limitations imposed under the Code.

Section 409A of the Code. We intend that awards granted under the Plan comply with, or otherwise be exempt from, Section 409A of the Code, but make no representation or warranty to that effect.

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of our common stock or otherwise settle an award under the Plan until all tax withholding obligations are satisfied.

Plan Benefits

No awards have yet been made under the Plan. All awards under the Plan will be made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated to such individuals under the Plan are not determinable at this time. However, please refer to the description of grants made to our named executive officers in the last fiscal year described in the “Grants of Plan-Based Awards for Fiscal Year 2025” table above. Grants made to our non-employee directors in the last fiscal year are described under “Director Compensation” above.

The approval of the Plan requires the affirmative vote of the majority of shares present in person, or by remote communication, or represented by proxy at the Annual Meeting and entitled to vote on the proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE CROCS, INC. 2026 EQUITY INCENTIVE PLAN.

Equity Compensation Plan Information

The following table presents information regarding our equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to be Issued on Exercise of Outstanding Options, Warrants, and Rights (1)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Plans, Excluding Securities Available in First Column
Equity compensation plans approved by stockholders (3)	1,068,498	$6.98	2,889,550
Equity compensation plans not approved by stockholders	—	—	—
Total	1,068,498	$6.98	2,889,550
(1) The number of shares outstanding includes RSAs and RSUs that were outstanding on December 31, 2025, and assumes target performance for performance-based equity awards.
(2) The weighted average exercise price of outstanding options pertains to 0.2 million shares issuable on the exercise of outstanding options.
(3) On June 10, 2020, our stockholders approved the Crocs, Inc. 2020 Equity Incentive Plan (the “2020 Plan”). The number of shares of our common stock available for issuance under the Plan consisted of (i) 3.8 million newly available shares, (ii) 1.4 million shares of our common stock available for issuance under the 2015 Equity Incentive Plan (the “2015 Plan”) as of June 10, 2020, and (iii) 2015 Plan shares associated with outstanding options or awards that are canceled or forfeited after June 10, 2020. The number of shares authorized for issuance under the 2020 Plan is subject to adjustment for future stock splits, stock dividends and similar changes in our capitalization. The 2020 Plan became effective immediately upon stockholder approval.

OTHER MATTERS

We do not intend to bring before the Annual Meeting any matters other than the proposals specifically described above, and we know of no matters other than those to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Annual Meeting.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Any proposal of a stockholder intended to be included in our proxy statement for the 2027 annual meeting of stockholders pursuant to SEC Rule 14a-8, must be received by us no later than December 24, 2026, unless the date of our 2027 annual meeting is more than 30 days before or after June 9, 2027, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be addressed to the Corporate Secretary, Crocs, Inc., 500 Eldorado Blvd., Building 5, Broomfield, CO 80021.

In order for a stockholder to nominate a candidate for director for election or to bring other business before the 2027 annual meeting, we must receive timely notice of the nomination or business in writing by the close of business not later than March 11, 2027, and not earlier than February 9, 2027. However, in the event that the 2027 annual meeting is called for a date that is not within 30 days before or 60 days after June 9, 2027, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of the 2027 annual meeting is made. In addition, Rule 14a-19 under the Exchange Act requires additional information be included in director nomination notices, including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly.

HOUSEHOLDING

Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank or other nominee, who share an address with another holder of our common stock are only being sent one Notice or set of proxy materials, unless such holders have provided contrary instructions. We will deliver promptly upon written or oral request a separate copy of these materials to any holder at a shared address to which a single copy of the proxy materials was delivered. If you wish to receive a separate copy of these materials in the future or if you are receiving multiple copies and would like to receive a single copy, please contact our Corporate Secretary in writing, at Crocs, Inc., 500 Eldorado Blvd., Building 5, Broomfield, CO 80021, or via telephone at 303-848-7000.

APPENDIX A
CROCS, INC.
2026 EQUITY INCENTIVE PLAN
1.Purpose. The purpose of the Crocs, Inc. 2026 Equity Incentive Plan (the “Plan”) is to promote the interests of the Company and its stockholders by aligning the interests of employees and others who are selected to be Participants with those of the Company’s stockholders, providing Participants with a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Affiliates, and assisting the Company in attracting, motivating and retaining the best available individuals for service to the Company.
2.Definitions. The capitalized terms used in the Plan have the meanings set forth below.
(a)“Acquired Entity” means any entity acquired by the Company or an
Affiliate or with which the Company or an Affiliate merges or combines.
(b)“Affiliate” means any entity that is directly or indirectly controlled by, in control of or under common control with the Company. Notwithstanding the foregoing, for purposes of determining whether any individual may be a Participant for purposes of any grant of Incentive Stock Options, the term “Affiliate” shall mean any corporation that is a “subsidiary corporation” of the Company, as that term is defined in Section 424(f) of the Code, or any successor provisions.
(c)“Agreement” means any written or electronic agreement, instrument or document evidencing the grant of an Award in such form as has been approved by the Committee, including all amendments thereto.
(d)“Award” means a grant made under the Plan in the form of Restricted Stock, Restricted Stock Units, Options, Stock Appreciation Rights, Performance Units, Stock or any other stock-based or cash-based award.
(e)“Board” means the Board of Directors of the Company.
(f)“Cause,” unless otherwise defined in an Agreement or in a written employment, services or other agreement between the Participant and the Company or an Affiliate, means (i) the Participant’s conviction of, or guilty or no contest plea to, any felony; (ii) any act of fraud by the Participant related to or connected with the Participant’s employment by the Company; (iii) the Participant’s material breach of his or her fiduciary duty to the Company; (iv) the Participant’s gross negligence or gross misconduct in the performance of duties reasonably assigned to the Participant which causes material harm to the Company; (v) any willful violation by the Participant of the Company’s codes of conduct or other rules or policies of the Company; or (vi) any entry of any court order or other ruling that prevents the Participant from performing his or her material duties and responsibilities hereunder.
(g)“Change in Control,” unless the Committee determines otherwise with respect to an Award at the time the Award is granted or otherwise defined in the Agreement or in a written employment, services or other agreement between the Participant and the Company or an Affiliate, means the first day that any one or more of the following conditions have been satisfied:
(i)An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following acquisitions of Outstanding Company Common Stock and Outstanding Company Voting Securities: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or (4) any acquisition by any Person pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 2(g)(iii); or
(ii)During any consecutive 24-month period, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board subsequent to such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or
(iii)The consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”); excluding, however, such a Business Combination pursuant to which
(A)all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination shall beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
(B)no Person (other than any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or such corporation resulting from such Business Combination) shall beneficially own, directly or indirectly, thirty-five percent (35%) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed with respect to the Company prior to the Business Combination, and
(C)at least a majority of the members of the board of directors of the corporation resulting from such Business Combination shall have been members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)Approval by stockholders of a complete liquidation or dissolution of the Company.
Notwithstanding anything herein stated, if necessary for compliance with Section 409A, no Change in Control shall be deemed to occur unless it would be deemed to constitute a change in ownership or effective control, or a change in the ownership of a substantial portion of the assets, of a business under Section 409A.
(h)“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute, and the regulations promulgated thereunder.
(i)“Committee” means one or more committees or subcommittees of the Board consisting of at least two directors. The Board will cause the Committee to satisfy the applicable requirements of any stock exchange on which the Stock may then be listed. For purposes of Awards to Participants who are subject to Section 16 of the Exchange Act, Committee means all of the members of the Committee who are “non-employee directors” within the meaning of Rule 16b-3 adopted under the Exchange Act. All references in the Plan to the Committee shall be, as applicable, to the Board, the Compensation Committee or any other committee or any officer to whom authority has been delegated to administer the Plan.
(j)“Company” means Crocs, Inc., a Delaware corporation, or any successor to all or substantially all of its businesses by merger, consolidation, purchase of assets or otherwise.
(k)“Disability” means the disability of a Participant such that the Participant is considered disabled under any retirement plan of the Company which is qualified under Section 401 of the Code, or as otherwise determined by the Committee.

(l)“Employee” means an employee (including an officer or director who is also an employee) of the Company or an Affiliate.
(m)“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time or any successor statute.
(n)“Fair Market Value” as of any date means, unless otherwise expressly provided in the Plan, the closing sale price of a Share on the Nasdaq Global Select Market (or such other national securities exchange as may at the time be the principal market for the Shares) on that date or, if no sale of the Company’s Shares occurred on that date, on the next preceding day on which a sale of Shares occurred. If the Shares are not then listed and traded upon the Nasdaq Global Select Market or other national securities exchange, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of a Share on that date, using such criteria as it shall determine, in its sole discretion, to be appropriate for valuation.
(o)“Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.
(p)“Incentive Stock Option” means any Option designated as such and granted in accordance with the requirements of Section 422 of the Code.
(q)“Non-Employee Director” means a member of the Board who is not an Employee.

(r)“Non-Statutory Stock Option” means an Option other than an Incentive Stock Option.
(s)“Option” means a right to purchase a number of Shares at a specified price.
(t)“Participant” means a person to whom an Award is or has been made in accordance with the Plan.
(u)“Performance Measures” means any measures of performance established by the Committee in connection with the grant of an Award.
(v)“Performance Period” means the period of time as specified in an Agreement over which any Award subject to Performance Measures is to be earned.
(w)“Performance Unit” means the right to receive the Fair Market Value of one Share upon the achievement of specified levels of one or more Performance Measures in accordance with an Award granted under Section 11.
(x)“Plan” means this Crocs, Inc. 2026 Equity Incentive Plan, as amended and in effect from time to time.
(y)“Restricted Stock” means Shares issued in accordance with an Award granted under Section 7 so long as the retention and/or vesting of such Shares remains subject to conditions or restrictions.
(z)“Restricted Stock Unit” means a derivative security provided in accordance with an Award granted under Section 8 which represents the right to receive, in cash and/or Stock as determined by the Committee, the Fair Market Value of one Share, and the retention, vesting and/or settlement of which is subject to conditions or restrictions.
(aa)    “Retirement” means termination of an Employee’s employment, other than for Cause, at or after age 65.
(bb)    “Section 409A” means Section 409A of the Code, including any regulations and other guidance issued thereunder by the Department of the Treasury and/or the Internal Revenue Service.
(cc)    “Share” means a share of Stock.
(dd)    “Stock” means the common stock, par value $0.001 per share, of the
Company.
(ee)    “Stock Appreciation Right” means a right, the value of which is determined in relation to the appreciation in value of Shares in accordance with an Award granted under Section 10.
(ff)    “Subsidiary” means a “subsidiary corporation” as that term is defined in Section 424(f) of the Code or any successor provision.
(gg)    “Substitute Award” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by an Acquired Entity.

(hh)    “Successor” means the legal representative of an incompetent Participant, or if the Participant is deceased means the estate of the Participant or the person or persons who may, by bequest or inheritance, or pursuant to the terms of an Award, acquire the right to exercise an Option or Stock Appreciation Right or to receive cash and/or Shares issuable in satisfaction of an Award in the event of the Participant’s death.
(ii)    “Successor Company” means the surviving company, the successor company or Parent Company, as applicable, in connection with a Business Combination. “Parent Company” means a company or other entity which as a result of a Business Combination owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries.
(jj)    “Transferee” means any “family member” (as defined by the general instructions to Form S-8 under the Securities Act of 1933) of the Participant.

3.Administration and Indemnification.
(a)Administration.
(i)The Committee shall administer the Plan. The Committee shall have exclusive power to (1) make Awards; (2) determine when and to whom Awards will be granted, the form of each Award, the amount of each Award, and any other terms or conditions of each Award consistent with the Plan; (3) prescribe and amend the terms of Agreements evidencing Awards; and (4) determine whether, to what extent and under what circumstances, Awards may be settled, paid or exercised in cash, Shares or other Awards, or other property or canceled, forfeited or suspended. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Notwithstanding the foregoing, the Board shall perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.
(ii)Notwithstanding the foregoing, the Board or the Compensation Committee may delegate concurrent responsibility for administering the Plan, including with respect to designated classes of Participants, to different committees consisting of one or more members of the Board, subject to such limitations as the Board deems appropriate, except with respect to Awards to Participants who are subject to Section 16 of the Exchange Act. Members of any committee shall serve for such term as the Board may determine, subject to removal by the Board at any time. To the extent consistent with applicable law, the Board or the Compensation Committee may authorize one or more officers of the Company to grant Awards to designated classes of Participants, within limits specifically prescribed by the Board or the Compensation Committee; provided, however, that no such officer shall have or obtain authority to grant Awards to himself or herself or to any person subject to Section 16 of the Exchange Act.
(iii)To the extent within its discretion and subject to Sections 16, 17 and 29(c), the Committee may amend the terms and conditions of any outstanding Award.
(iv)The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein. Consistent with its terms, the Committee shall have the power to establish, amend or waive regulations to administer the Plan. In carrying out any of its responsibilities, the Committee shall have discretionary authority to construe the terms of the Plan and any Award or Agreement made under the Plan.
(v)In order to facilitate compliance with the applicable provisions of the laws in other countries in which the Company or its Affiliates operate or have Employees or non-employee consultants and advisors, and notwithstanding any other provision of this Plan, the Committee shall have the power and authority to (1) determine which (if any) individuals rendering services or employed outside the United States are eligible to participate in the Plan or to receive any type of Award hereunder; (2) determine which non-U.S.-based Affiliates or operations may participate in the Plan; (3) modify the terms and conditions of any Awards made to such individuals or with respect to such non-U.S.-based Affiliates or operations; and (4) establish sub-plans, modify methods of exercise, modify payment restrictions on sale or transfer of Shares and other terms and procedures to the extent deemed necessary or desirable by the Committee to comply with applicable laws of the non-U.S. jurisdiction.
(b)Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified and held harmless by the Company, to the extent permitted by law, against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act, made in good faith, under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such action, suit or proceeding against such person, provided such person shall give the Company an opportunity, at the Company’s expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
4.Shares Subject to the Plan; Award Limits.
(a)Authorized Number of Shares. Subject to adjustment from time to time as provided in Section 17, the number of Shares reserved and authorized for issuance under the Plan shall be 2,200,000 Shares, plus:
(i)the number of Shares available for issuance and not issued or subject to outstanding awards under the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) as of the Effective Date, which Shares shall cease to be set aside or reserved for issuance pursuant to the 2020 Plan effective on the Effective Date and shall instead be set aside and reserved for issuance pursuant to the Plan; and
(ii)the number of Shares subject to outstanding awards under the 2020 Plan and the Company’s 2015 Equity Incentive Plan (collectively, the “Prior Plans”) as of the Effective Date that cease to be subject to such awards following the Effective Date (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested or nonforfeitable Shares), which Shares shall cease to be set aside or reserved for issuance pursuant to the Prior Plans effective on the date upon which they cease to be so subject to such awards and shall instead be set aside and reserved for issuance pursuant to the Plan, up to a maximum of 3,144,935 Shares pursuant to the foregoing clauses (i) and (ii) of this Section 4(a).
(b)Share Usage.
(i)Any Shares subject to that portion of an Award which, for any reason, is forfeited or expires or terminates unexercised or unearned may again be used for future Awards.
(ii)Any Shares subject to an Award settled in cash or other property in lieu of Shares may again be used for future Awards.
(iii)Shares tendered or withheld by the Company to satisfy any tax withholding obligation in connection with the exercise or settlement of an Award, other than in connection with exercise of an Option or Stock Appreciation Right, may again be used for future Awards. On exercise of an Option or Stock Appreciation Right that is settled in Shares, the gross number of Shares with respect to which such exercise occurred shall be deemed granted and any Shares tendered or withheld to pay the exercise price or any tax withholding may not be used for future Awards under the Plan.
(iv)Shares that are repurchased by the Company with Option proceeds shall not be added to the total number of Shares available for grant under the Plan.
(v)The number of Shares available for issuance under the Plan shall be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Shares subject or paid with respect to an Award.
(c)Source of Shares. The Shares issued under the Plan may come from authorized and unissued shares or treasury shares.
(d)Fractional Shares. No fractional Shares may be issued under the Plan; however, cash shall be paid in lieu of any fractional Share in settlement of an Award.
(e)Award Limits.
(i)Incentive Stock Options. The maximum number of Shares that may be issued pursuant to Incentive Stock Options shall be 5,000,000, which limit will be subject to adjustment under Section 17 to the extent such adjustment is consistent with adjustments permitted of a plan authorizing the grant of incentive stock options under Section 422 of the Code.

(ii)Limits on Awards to Participants. The maximum number of Shares subject to each type of Award granted to any Participant in any calendar year shall not exceed the following: (1) Options and/or Stock Appreciation Rights: an aggregate of 1,000,000 Shares; and (2) Restricted Stock, Restricted Stock Unit or Performance Unit Awards: an aggregate of 1,000,000 Shares. The foregoing limits shall be subject to adjustment under Section 17.
(iii)Limits on Awards to Non-Employee Directors. Notwithstanding any other provision of this Plan to the contrary, the aggregate value of cash compensation and the grant date fair value of Shares (computed as of the date of grant in accordance with applicable financial accounting rules) that may be awarded or granted during any fiscal year of the Company to any Non-Employee Director in respect of the Director’s service as a member of the Board shall not exceed $1,000,000 (excluding awards made pursuant to deferred compensation arrangements in lieu of all or a portion of cash retainers). The Board may at any time provide any Non-Employee Director with a retainer or other fee in addition to the amount stated above, including for service on a specific purpose committee or for any other special service, in each case determined in the discretion of the Board.
5.Eligibility. Participation in the Plan shall be limited to (a) Employees,
(b) individuals who are not Employees but who provide services to the Company or an Affiliate, including services provided in the capacity of a consultant, advisor or director, such as a Non-Employee Director, and (c) any individual the Company desires to induce to become an Employee or Non-Employee Director, provided that any such grant shall not be effective until such individual becomes an Employee or Non-Employee Director, as the case may be. The granting of Awards is solely at the discretion of the Committee, except that Incentive Stock Options may only be granted to Employees. References herein to “employed,” “employment” or similar terms (except “Employee”) shall include the providing of services in any capacity, including as a director. Neither the transfer of employment of a Participant between any of the Company or its Affiliates, nor a leave of absence granted to such Participant and approved by the Committee, nor any change in status from an Employee to a consultant of the Company shall be deemed a termination of employment for purposes of the Plan.
6.General Terms of Awards.
(a)Amount of Award. Each Award shall be evidenced by an Agreement setting forth the number of Shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee, which may include conditions on vesting, exercisability, lapsing of restrictions or payment that are tied to Performance Measures.
(b)Vesting and Term. Each Agreement, other than those relating solely to Awards of Shares without restrictions, shall set forth the period until the applicable Award is scheduled to expire, which shall not be more than ten years from the Grant Date, and any applicable Performance Period. The Committee may provide for such vesting conditions as it may determine for Awards, except that, subject to adjustment as provided in Section 17, the aggregate number of Shares that may be issued pursuant to Awards granted under the Plan that contain no restrictions or restrictions based solely on continuous employment or services over less than one year shall not exceed 5% of the aggregate maximum number of Shares specified in Section 4(a), subject to adjustment as set forth in Section 17. This limitation will not, however, apply to accelerated vesting under an Award upon a Change in Control or in connection with a Participant’s termination of employment due to death or Disability. The limitation will further not apply to (i) Substitute Awards; (ii) Awards to Non-Employee Directors that vest on the earlier of (x) the one-year anniversary of the date of grant and (y) the next annual meeting of the Company’s stockholders (provided such next annual meeting is at least 50 weeks after the immediately preceding year’s annual meeting); (iii) cash-based Awards; and (iv) Awards settled in Shares in lieu of earned cash obligations under such Awards.
(c)Transferability. Except as provided in this Section, (i) during the lifetime of a Participant, only that Participant (or that Participant’s Successor) may exercise an Option or Stock Appreciation Right, or receive payment with respect to any other Award, and (ii) no Award may be sold, assigned, transferred, exchanged or otherwise encumbered other than to a Successor in the event of a Participant’s death or pursuant to a qualified domestic relations order as defined in the Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules thereunder. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferable, to the extent permitted by law, to a Transferee if the Participant does not receive any consideration for the transfer. Any Award held by a Transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof to the Transferee. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of employment of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any Transferee.
(d)Termination of Employment. Except as otherwise determined by the Committee or provided by the Committee in an Agreement, in case of a Participant’s termination of employment with the Company and all of its Affiliates, the unvested or unexercisable portion of an Award shall terminate at the date of the Participant’s termination of employment, provided that if a Participant’s employment is terminated for Cause, all Awards to the Participant will immediately terminate upon such termination. With respect to Options and Stock Appreciation Rights, the portion of such Award that was exercisable immediately prior to such termination of employment shall remain exercisable thereafter for the time period set forth in an Agreement (but in no event after the scheduled expiration date of such Award).
(e)Rights as Stockholder. Each Agreement shall provide that a Participant shall have no rights as a stockholder with respect to any securities covered by an Award unless and until the date the Participant becomes the holder of record of the Stock, if any, to which the Award relates.
7.Restricted Stock Awards.
(a)An Award of Restricted Stock under the Plan shall consist of Shares subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the vesting of such Shares and the corresponding lapse or waiver of any such restrictions or conditions based on such factors or criteria as the Committee, in its sole discretion, may determine.
(b)Except as otherwise provided in the applicable Agreement, the Shares subject to an Award of Restricted Stock shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall either be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, or bear such legend with respect to the restricted nature of the Restricted Stock evidenced thereby as shall be provided for in the applicable Agreement. Any book-entry shall be accompanied by a similar legend.
(c)Upon the vesting of Restricted Stock and the corresponding lapse of the restrictions and conditions, unrestricted Shares shall be issued to the Participant or a Successor or Transferee.
(d)Unless otherwise provided in an Agreement, a Participant or a Transferee with a Restricted Stock Award shall have all the other rights of a stockholder including, but not limited to, the right to receive dividends and the right to vote the Shares of Restricted Stock.
8.Restricted Stock Unit Awards. An Award of Restricted Stock Units under the Plan shall be subject to restrictions on transfer and conditions of forfeiture, which restrictions and conditions shall be included in the applicable Agreement. The Committee may provide for the vesting of Restricted Stock Units and the corresponding lapse or waiver of any such restrictions or conditions based on such factors or criteria as the Committee, in its sole discretion, may determine. Following the vesting of a Restricted Stock Unit Award, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee.
9.Stock Options.
(a)Terms of All Options.
(i)An Option shall be granted pursuant to an Agreement as either an Incentive Stock Option or a Non-Statutory Stock Option. The purchase price of each Share subject to an Option shall be determined by the Committee and set forth in the Agreement, but shall not be less than the Fair Market Value of a Share as of the Grant Date (except as provided in Section 20).
(ii)The purchase price of the Shares with respect to which an Option is exercised shall be payable in full at the time of exercise, which may include, to the extent permitted by the Committee, payment under a broker-assisted sale and remittance program acceptable to the Committee. The purchase price may be paid in cash or, if the Committee so permits, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in each case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased), or a combination thereof, unless otherwise provided in the Agreement.
(iii)Each Option shall be exercisable in whole or in part on the terms provided in the Agreement. Subject to earlier termination in accordance with the terms of the Plan and the Agreement evidencing the Option, the maximum term of an Option shall be ten years from the Grant Date. For Incentive Stock Options, the maximum term shall comply with Section 422 of the Code, as specified in Section 9(b). In no event shall any Option be exercisable at any time after its scheduled expiration. When an Option is no longer exercisable, it shall be deemed to have terminated.
(b)Incentive Stock Options. In addition to the other terms and conditions applicable to all Options:
(i)The aggregate Fair Market Value (determined as of Option Grant Date) of the Shares with respect to which Incentive Stock Options held by an individual first become exercisable in any calendar year (under the Plan and all other incentive stock option plans of the Company and its Affiliates) shall not exceed $100,000 (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Non-Statutory Stock Option.
(ii)An Incentive Stock Option shall not be exercisable more than
10 years after its Grant Date (or such other limit as may be required by the Code) if this limitation is necessary to qualify the Option as an Incentive Stock Option.
(iii)An Incentive Stock Option shall not be exercisable more than one year after termination of the Participant’s employment with the Company and its Affiliates if such termination is due to the Participant’s death or Disability, or more than three months after termination of the Participant’s employment if such termination is due to any other reason.

(iv)The Agreement covering an Incentive Stock Option shall contain such other terms and provisions that the Committee determines necessary to qualify the Option as an Incentive Stock Option.
(v)No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Section 424(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries, unless (i) the option price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option is not exercisable after the date five years from its Grant Date.
10.Stock Appreciation Rights. An Award of a Stock Appreciation Right shall entitle the Participant (or a Successor or Transferee), subject to terms and conditions determined by the Committee, to receive upon exercise of the Stock Appreciation Right all or a portion of the excess of (a) the Fair Market Value of a specified number of Shares as of the date of exercise of the Stock Appreciation Right over (b) a specified price that shall not be less than 100% of the Fair Market Value of such Shares as of the Grant Date of the Stock Appreciation Right. Each Stock Appreciation Right may be exercisable in whole or in part on the terms provided in the Agreement. Subject to earlier termination in accordance with the terms of the Plan and the Agreement evidencing the Stock Appreciation Right, the maximum term of a Stock Appreciation Right shall be ten years from the Grant Date. No Stock Appreciation Right shall be exercisable at any time after its scheduled expiration. When a Stock Appreciation Right is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a Stock Appreciation Right, payment to the Participant or a Successor or Transferee shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a Stock Appreciation Right.
11.Performance Units.
(a)Initial Award.
(i)An Award of Performance Units under the Plan shall entitle the Participant (or a Successor or Transferee) to future payments of cash, Shares or a combination thereof, as determined by the Committee, based upon the achievement of specified levels of one or more Performance Measures. The Agreement may provide that a portion of a Participant’s Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment.
(ii)Following the conclusion or acceleration of each Performance Period, the Committee shall determine the extent to which (1) Performance Measures have been attained, (2) any other terms and conditions with respect to an Award relating to the Performance Period have been satisfied and (3) payment is due with respect to an Award of Performance Units.
(b)Acceleration and Adjustment. The Agreement may permit an acceleration of the Performance Period and an adjustment of Performance Measures and payments with respect to some or all of the Performance Units awarded to a Participant upon the occurrence of certain events, which may include a recapitalization, a change in the accounting practices of the Company, a change in the Participant’s title or employment responsibilities, the Participant’s death, Disability or Retirement or, with respect to payments in Shares, a reclassification, stock dividend, stock split or stock combination as provided in Section 17. The Agreement also may provide for a limitation on the value of an Award of Performance Units that a Participant may receive.
12.Other Awards. The Committee may from time to time grant Stock and other Awards under the Plan including, without limitation, those Awards pursuant to which Shares are or may in the future be acquired, Awards denominated in Stock units, securities convertible into Stock and phantom securities. The Committee, in its sole discretion, shall determine the terms and conditions of such Awards provided that such Awards shall not be inconsistent with the terms and purposes of the Plan. The Committee may, in its sole discretion, direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.
13.Effective Date and Duration of the Plan.
(a)Effective Date. The Plan shall become effective on the date it is approved by the requisite vote of the Company’s stockholders at the 2026 Annual Meeting of Stockholders or any adjournment thereof (the “Effective Date”).
(b)Duration of the Plan. The Plan shall remain in effect until all Shares subject to it shall be distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 16, or the tenth anniversary of the Effective Date, whichever occurs first (the “Termination Date”). Awards made before the Termination Date may be exercised, vested or otherwise effectuated beyond the Termination Date unless limited in the Agreement or otherwise.
14.Plan Participation and Employment Status.
(a)Status as an eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to that eligible Employee or to eligible Employees generally.
(b)Nothing in the Plan or in any Agreement or related documents shall confer upon any Employee or Participant any right to continue in the employment of the Company or any Affiliate or constitute any contract of employment or affect any right that the Company or any Affiliate may have to change such person’s compensation, other benefits, job responsibilities, or title, or to terminate the employment of such person with or without cause.
15.Tax Withholding. The Company shall have the right to withhold from any cash payment under the Plan to a Participant or other person (including a Successor or a Transferee) an amount sufficient to cover any required withholding taxes. The Company shall have the right to require a Participant or other person receiving Shares under the Plan to pay the Company a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the individual to cover all or any part of the minimum required withholdings through a reduction in the number of Shares delivered or a delivery or tender to the Company of Shares held by the Participant or other person, in each case valued in the same manner as used in computing the withholding taxes under applicable laws; provided, however, that, in the discretion of the Committee, the value of shares so withheld or tendered may exceed the minimum required tax withholding rate, so long as the exercise of such discretion by the Committee would not result in adverse treatment for financial accounting purposes.

16.Amendment and Termination of the Plan and Agreements.
(a)Except as limited in (b) below, (i) the Board may at any time and from time to time terminate, suspend or amend the Plan and (ii) the Committee may at any time alter or amend any or all Agreements under the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval if the rules of the Nasdaq Global Select Market or other applicable laws or regulations require stockholder approval of such amendment.
(b)No termination, suspension, or amendment of the Plan will materially and adversely affect any right acquired by any Participant or Successor or Transferee under an Award granted before the date of termination, suspension, or amendment, unless otherwise agreed to by the Participant in the Agreement or otherwise, or required as a matter of law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Sections 11(b) or 17 does not adversely affect these rights.
(c)In no event, however, shall the Board or the Committee have the right, without stockholder approval, to (i) lower the exercise or grant price of an Option or SAR after it is granted, except in connection with adjustments provided in Section 17, (ii) cancel an Option or SAR at a time when its exercise or grant price exceeds the fair market value of the underlying stock, in exchange for cash, another option or stock appreciation right, restricted stock or other equity award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction or (iii) take any other action that is treated as a repricing under generally accepted accounting principles.
17.Adjustment for Changes in Capitalization. In the event of any equity restructuring (within the meaning of Accounting Standard Codification 718, Compensation — Stock Compensation, issued by the Financial Accounting Standards Board, referred to as “FASB ASC Topic 718”) that causes the per share value of Shares to change, such as a stock dividend or stock split, the Committee shall cause there to be made an equitable adjustment to the number and kind of shares or other securities reserved and authorized for issuance pursuant to the Plan under Section 4(a), the maximum Share numbers set forth in Section 4(e)(i) and Section 4(e)(ii) and to outstanding Awards (including but not limited to the number and kind of shares to which such Awards are subject, and the exercise or strike price of such Awards) to the extent such other Awards would not otherwise automatically adjust in the equity restructuring; provided, in each case, that with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause such Incentive Stock Options to violate Section 422(b) of the Code or any successor provision. Notwithstanding anything in this Plan to the contrary,
(a) any adjustments made pursuant to this Section 17 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 17 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A. In the event of any other change in corporate capitalization, which may include a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.
18.Change in Control. Notwithstanding any other provision of the Plan to the contrary, unless the Committee shall determine otherwise in the Agreement or in a written employment, services or other agreement or arrangement between the Participant and the Company, in the event of a Change in Control:
(a)If outstanding Awards, other than Awards that vest based on the achievement of performance goals, will be converted, assumed, substituted for or replaced by the Successor Company or otherwise continued in connection with the Change of Control, then, if and to the extent that such Awards are converted, assumed, substituted for or replaced or otherwise continued, the vesting restrictions and/or forfeiture provisions applicable to such Awards shall not be accelerated or lapse, and all such vesting restrictions and/or forfeiture provisions shall continue with respect to any shares or other consideration that may be received with respect to such Awards in the Change of Control. If and to the extent that such Awards are not converted, assumed, substituted for or replaced by the Successor Company or otherwise continued, such Awards shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, immediately prior to the Change of Control and such Awards shall terminate at the effective time of the Change of Control.
For the purposes of this Section 18(a), an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company in connection with a Business Combination if following such Business Combination the option or right confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Business Combination, the consideration (whether stock, cash or other securities or property) received in the Business Combination by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Business Combination is not solely common stock of the Successor Company, the Committee may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Business Combination. The determination of such substantial equality of value of consideration shall be made by the Committee, and its determination shall be conclusive and binding.
(b)All outstanding Awards that vest based on the achievement of performance goals, and that remain subject to such performance goals immediately prior to the Change of Control, shall be converted, without pro-ration, into awards for that number of shares or other consideration that would have been payable had the applicable performance goals been attained at the target performance level, with such awards to become vested and payable upon completion of the applicable Performance Period(s) and any further service-based vesting period that may relate to such awards, subject to the Participant’s continuous employment or service until such vesting date(s). If and to the extent that such Awards are not converted, assumed, substituted for or replaced by the Successor Company or otherwise continued, unless otherwise determined by the Committee in its sole discretion, such Awards shall become vested and payable at the target level immediately prior to the Change of Control.
(c)Notwithstanding the foregoing, the Committee, in its sole discretion, may instead provide in the event of a Change in Control that is a Business Combination, that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Business Combination and that such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (x) the value of the per share consideration received by holders of Common Stock in the Business Combination, or, in the event the Business Combination does not result in direct receipt of consideration by holders of Common Stock, the value of the deemed per share consideration received, in each case as determined by the Committee in its sole discretion, multiplied by the number of shares of Common Stock subject to such outstanding Awards (to the extent then vested and exercisable or whether or not then vested and exercisable, as determined by the Committee in its sole discretion) exceeds (y) if applicable, the respective aggregate exercise price or grant price for such Awards.
(d)For the avoidance of doubt, nothing in this Section 18 requires all outstanding Awards (or portions thereof) to be treated similarly.
19.Dividends and Dividend Equivalents. Participants may, if the Committee so determines, be credited with dividends or dividend equivalents paid with respect to Shares underlying an Award (other than an Option or Stock Appreciation Right) in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock or Restricted Stock Units. Notwithstanding the foregoing, any dividends or dividend equivalents credited to an Award shall accrue and be paid only to the extent the Award becomes vested or payable. Also, notwithstanding the foregoing, the crediting of dividends or dividend equivalents must comply with or qualify for an exemption under Section 409A.
20.Corporate Mergers, Acquisitions, Etc. Notwithstanding anything in the Plan to the contrary, the Committee may grant Substitute Awards under the Plan. Substitute Awards shall not reduce the number of shares authorized for issuance under the Plan. In the event that an Acquired Entity has shares available for awards or grants under one or more preexisting plans not adopted in contemplation of such acquisition or combination and previously approved by the Acquired Entity’s stockholders, then, to the extent determined by the Committee, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to holders of common stock of the entities that are parties to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of Shares authorized for issuance under the Plan; provided, however, that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of such preexisting plans, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or an Affiliate immediately prior to such acquisition or combination. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such awards shall be deemed to be Participants.
21.Dissolution or Liquidation. To the extent not previously exercised or settled, and unless otherwise determined by the Committee in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Committee, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

22.Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant or Successor or Transferee. To the extent any person acquires a right to receive an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
23.Limits of Liability.
(a)Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.
(b)Except as may be required by law, neither the Company nor any member of the Board of Directors or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(a)(2) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.
24.Compliance with Applicable Legal Requirements. No Shares distributable pursuant to the Plan shall be issued and delivered unless the issuance of the Shares complies with all applicable legal requirements including, without limitation, compliance with the provisions of applicable state securities laws, the Securities Act of 1933, as amended and in effect from time to time or any successor statute, the Exchange Act and the requirements of the exchanges on which the Company’s Shares may, at the time, be listed.
25.Deferrals and Settlements. The Committee may require or permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts. The terms of any deferrals under this Section 25 shall comply with all applicable law, rules and regulations, including, without limitation, Section 409A.
26.Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
27.Beneficiary Upon Participant’s Death. To the extent that the transfer of a Participant’s Award at death is permitted by this Plan or under an Agreement, (a) a Participant’s Award shall be transferable to the beneficiary, if any, designated on forms prescribed by and filed with the Committee and (b) upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and this Plan. If no such designation of a beneficiary has been made, the Participant’s legal representative shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution to the extent permitted by this Plan or under an Agreement.

28.Recoupment. For Participants who are subject to the Company’s Recovery of Executive Compensation Policy and/or the Company’s Incentive Compensation Recovery Policy adopted pursuant to the requirements of Section 10D of the Exchange Act and Nasdaq Listing Rule 5608, each as in effect from time to time (each or both as applicable to a Participant, the “Policy”), all Awards granted and amounts earned under the Plan are subject to the Policy, as in effect from time to time, a current copy of which may be requested from the Company at any time, and the terms and conditions of which are hereby incorporated by reference into the Plan. In addition, Awards shall be subject to the requirements of (a) similar laws or rules regarding recovery of erroneously awarded compensation under the laws of any other jurisdiction or the listing standards of any other national securities exchange on which the Company’s securities may become listed, (b) any compensation recovery or clawback policies adopted by the Company to implement any such requirements and (c) any other compensation recovery or clawback policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to a Participant.
29.Requirements of Law.
(a)To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Delaware without regard to its conflicts-of-law principles and shall be construed accordingly.

(b)If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(c)The Plan and Awards granted under the Plan are intended to comply with or be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options and stock appreciation rights under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any such Awards granted under the Plan comply with the deferral, payout and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions; provided, however, that the Committee makes no representations or warranties that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan. No provision of the Plan or any Award shall be interpreted or construed to transfer any liability resulting from or arising out of any such consequences from a Participant or any other individual to the Company or any of its Subsidiaries. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A. In addition, if the Participant is a “specified employee,” within the meaning of Section 409A(2)(B)(i), then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of (a) the date that is six months following the Participant’s separation from service or (b) the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Committee, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A.
30.Participants in Other Countries. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures and subplans and the like as may be necessary or desirable to comply with provisions of the laws of other countries in which the Company or any Affiliate may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws and meet the objectives of the Plan.

CROCS inc

CROCS, INC.
ATTN: CORPORATE SECRETARY
500 ELDORADO BLVD., BUILDING 5
BROOMFIELD, COLORADO 80021

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V90333-P46321 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CROCS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Thomas J. Smach
02) Beth J. Kaplan
03) Neeraj S. Tolmare

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

You may attend and vote during the Annual Meeting via the Internet. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

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Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V90334-P46321

CROCS, INC.
Annual Meeting of Stockholders
June 9, 2026 8:30 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Andrew Rees and Sara Hoverstock and either of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Crocs, Inc. (the "Company"), to be held live via audio webcast at www.virtualshareholdermeeting.com/CROX2026, on June 9, 2026 at 8:30 AM Eastern Time, and any postponements or adjournments thereof, and to vote, as indicated on the reverse side, the shares of Common Stock of the Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side